Exhibit 10.1

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

GLOBAL RESEARCH, DEVELOPMENT AND COMMERCIALIZATION

COLLABORATION AND LICENSE AGREEMENT

This Global Research, Development and Commercialization Collaboration and License Agreement (this “Agreement”), is entered into as of January 8, 2014 (the “Execution Date”), by and between Sangamo BioSciences, Inc., a company organized under the laws of Delaware and having a place of business at 501 Canal Blvd., Suite A100, Richmond, CA 94804 (“Sangamo”), and Biogen Idec Ma Inc., a Massachusetts corporation having a place of business at 14 Cambridge Center, Cambridge, MA 02142 (“Biogen Idec”, and each of Biogen Idec and Sangamo, a “Party” or collectively the “Parties”).

RECITALS

WHEREAS, Biogen Idec is a biopharmaceutical company with expertise in developing and commercializing therapies for human disorders.

WHEREAS, Sangamo has technology and expertise in the development of the Core Technology (as defined below) and certain other technology used for therapeutic purposes.

WHEREAS, Sangamo and Biogen Idec desire to collaborate to discover, develop, seek regulatory approval for and, if successful, commercialize products and processes employing the Core Technology for preventing, diagnosing and treating diseases including beta thalassemia and sickle cell disease.

WHEREAS, Sangamo is willing to grant a license of certain of its technology to Biogen Idec to Research, clinically develop and commercialize such products and processes, and Biogen Idec wishes to obtain such a license on the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties agree as follows:

1 DEFINITIONS

For purposes of this Agreement, the terms set forth in this Article 1 shall have the respective meanings set forth below:

1.1 “Affiliate” means, with respect to any person or entity, any other person or entity that controls, is controlled by, or is under common control with, such person or entity. For purposes of this Agreement, a person or entity shall be deemed to control an entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct the management and policies of such other entity. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United

States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty (50%), and that in such case such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct the affairs or management and policies of such entity.

1.2 “Appointing Party” shall have the meaning set forth in Section 3.1(c).

1.3 “Biogen Idec” shall have the meaning set forth in the introduction to this Agreement.

1.4 “Biogen Idec Indemnified Party” shall have the meaning set forth in Section 11.1.

1.5 “Biogen Idec Licensed IP” shall have the meaning set forth in Section 14.8(a)(iv)(B).

1.6 “Biogen Idec Patents” means Patent Rights Controlled by Biogen Idec or its Affiliates as of the Effective Date or that come into the Control of Biogen Idec or its Affiliates after the Effective Date and during the Term (other than through the grant of a license by Sangamo hereunder) that are necessary or useful for Sangamo to conduct its activities under the Research Programs.

1.7 “Biogen Idec Withholding Tax Action” shall have the meaning set forth in Section 8.9(b).

1.8 “BLA” shall have the meaning set forth in Section 1.96.

1.9 “Broad License” shall have the meaning set forth in Section 9.4(c)(i).

1.10 “BT Back-up Candidate” shall have the meaning set forth in Section 1.86.

1.11 “BT Development Plan” shall have the meaning set forth in Section 1.134.

1.12 “BT External Activity” means an activity under the BT Development Plan that is separately itemized as an external expense in the budget for the BT Program.

1.13 “BT Program” shall have the meaning set forth in Section 1.135.

1.14 “BT Research Term” shall have the meaning set forth in Section 1.136.

1.15 “BT Step-in Date” shall have the meaning set forth in Section 2.13(a).

1.16 “BT Trigger Date” means the earliest of (a) [***], (b) [***] and (c) [***].

1.17 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

1.18 “CDA” shall have the meaning set forth in Section 1.32.

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1.19 “cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable regulatory authority at the time of manufacture.

1.20 “Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates.

1.21 “CIRM” means the California Institute of Regenerative Medicine.

1.22 “CIRM Award” means the Strategic Partnership II Award from CIRM issued to Sangamo on November 21, 2013 and identified as grant number SP2-06902.

1.23 “Clinical Development Plan” means a description and timeline of the specific activities to be performed by Biogen Idec to develop, after assuming such responsibilities from Sangamo, a particular Licensed Product through the first Marketing Approval.

1.24 [***]

1.25 “Collaboration Cell” means any cell described in clauses (c) or (d) of the definition of Collaboration Composition of Matter in Section 1.26.

1.26 “Collaboration Composition of Matter” means any of the following:

(a) a DNA-Binding Molecule that:

(i) Specifically Binds to a Type A Gene Target,

(ii) Specifically Binds to a Type B Gene Target and thereby causes the Correction of such Gene Target at its native locus,

(iii) Specifically Binds to a sequence within a Safe Harbor Locus and thereby causes the insertion of a functional copy of a Type B Gene Target (or functional portion thereof) at such Safe Harbor Locus (without inserting any Gene other than the Type B Gene Target), or

(iv) Specifically Binds to a Type C Gene Target,

and in each case (i) – (iv) does not directly affect, in a manner that is preclinically or clinically significant (as reasonably determined by Sangamo in the course of performing work pursuant to a Research and Development Plan or pursuant to Section 2.12; which determination shall be reported to the JSC, based upon data that is shared with the JSC), any Gene other than such Gene Target or Safe Harbor Locus, as applicable, to which such DNA-Binding Molecule Specifically Binds;

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(b) a molecule or vector that encodes a DNA-Binding Molecule described in

(a) but does not encode any other molecules that bind DNA;

(c) a cell arising from a CD34+ or other HSPC preparation, the DNA of which cell is modified ex vivo through the action of a DNA-Binding Molecule described in (a) of this Section 1.26 but not any other non-endogenous molecule that binds DNA; or

(d) a cell that is a descendent (whether direct or indirect) or a partially or fully differentiated form of a cell described in (c) of this Section 1.26 and does not contain any DNA modification or gene expression modification resulting from the action of any non-endogenous molecule that binds DNA other than a DNA-Binding Molecule described in (a) of this Section 1.26.

For the avoidance of doubt, Collaboration Composition of Matter includes the DNA-Binding Molecules described in (x) [***], which are attached hereto as Schedule 1.26. As used in Schedule 1.26, “TALEN” means a TALE nuclease (i.e., a TALE Protein Operably Linked to a Functional Domain that is a nuclease).

1.27 “Combination Product” shall have the meaning set forth in Section 1.109.

1.28 “Commercially Reasonable Efforts” means:

(a) in the case of Sangamo, the efforts and resources typically used by biotechnology companies similar in size and scope to Sangamo to perform the obligation at issue;

(b) in the case of Biogen Idec, the efforts and resources typically used by Biogen Idec and its Affiliates to perform the obligation at issue;

in each case, which efforts shall not be less than those efforts made with respect to other products at a similar stage of development or in a similar stage of product life, with similar developmental risk profiles, of similar market and commercial potential, taking into account the competitiveness of the market place, the proprietary position of the products, the regulatory structure involved, regulatory authority-approved labeling, product profile, the profitability of the applicable products (taking into account payments to Sangamo under this Agreement), issues of safety and efficacy, the likely timing of the product’s entry into the market, the likelihood of receiving Marketing Approval and other relevant scientific, technical and commercial factors. Commercially Reasonable Efforts requires that the Party: (i) promptly assign responsibility for such obligation to specific employee(s) who are held accountable for progress and monitor such progress on an ongoing basis, (ii) set and seek to achieve specific and meaningful objectives for carrying out such obligation, and (iii) make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

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1.29 “Competing Business Combination” shall have the meaning set forth in Section 6.3(d).

1.30 “Competing [***] Program” shall have the meaning set forth in Section 6.3(e)(i).

1.31 “Competing Program” shall have the meaning set forth in Section 6.3(c).

1.32 “Confidential Information” means all Know-How and other proprietary information (including information about any element of a Party’s technology or business) that is disclosed by a Party or its Affiliates or by any of the Party’s or its Affiliates’ employees or consultants (the “Disclosing Party”) to the other Party or its Affiliates or to any of the other Party’s or its Affiliates’ employees, consultants or Subcontractors (the “Receiving Party”) except to the extent that the information: (a) as of the date of disclosure is demonstrably known to the Receiving Party, as shown by written documentation, other than by virtue of a prior confidential disclosure by the Disclosing Party, (b) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party, (c) as of the date of disclosure or thereafter is lawfully obtained by the Receiving Party from a Third Party free from any obligation of confidentiality to the Disclosing Party or (d) is independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party. Unless otherwise provided herein, (i) all data generated by either Party or its Affiliates or by any of the Party’s or its Affiliates’ employees, consultants, or Subcontractors under this Agreement shall deemed to be the Confidential Information of Biogen Idec, other than such data generated by Sangamo or its Affiliates’ employees, consultants, or Subcontractors relating solely to the Core Technology, which shall be deemed to be the Confidential Information of Sangamo, (ii) Joint Technology shall be deemed to be Confidential Information of each Party, with each Party deemed to be the Receiving Party of such Confidential Information and (iii) the terms and conditions of this Agreement shall be considered Confidential Information of each Party, with each Party deemed to be the Receiving Party of such Confidential Information. In addition, all confidential Know-How disclosed by either Party or its Affiliates pursuant to that certain Mutual Confidentiality Agreement between Biogen Idec, Inc., an Affiliate of Biogen Idec, and Sangamo dated May 21, 2013 (the “CDA”) shall be deemed to be the disclosing Party’s Confidential Information hereunder (with the mutual understanding and agreement that any use or disclosure thereof that is authorized under Article 10 shall not be restricted by, or be deemed a violation of, the CDA).

1.33 “Control” or “Controlled” means the possession of the ability to grant a license or sublicense of, or access to, Patent Rights, Know-How, or other tangible or intangible rights as provided for herein, other than pursuant to a license granted under this Agreement, without violating the terms of any agreement or arrangement with any Third Party. Notwithstanding anything in this Agreement to the contrary, a Party shall be deemed to not Control any Patent Rights or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control”, or such Third Party’s Affiliates, (a) prior to the closing of such Change of Control, except to the extent that any such Patent Rights or Know-How were developed prior to such Change of Control through the use of such Party’s technology, or (b) after such Change of Control to the extent that such Patent Rights or Know-How are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating such Party’s technology.

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1.34 “Co-Promotion Agreement” shall have the meaning set forth in Section 4.5(a).

1.35 “Co-Promotion Option” shall have the meaning set forth in Section 4.5(a).

1.36 “Co-Promotion Product” shall have the meaning set forth in Section 4.5(a).

1.37 “Core IP” means, subject to Section 9.1(d), all Patent Rights Controlled by a Party or an Affiliate thereof as of the Execution Date or during the Term that claim:

(a) a method for (i) [***] or changing [***] making [***], making or using [***] that connects [***], making or using a [***] in connection with [***]

(b) a method for using zinc finger technology to: (i) perform methods [***], (ii) perform methods of [***] (iii) [***] (iv) make [***] (v) make [***]

(c) a composition that consists of or comprises any of the following or a portion thereof: (i) a [***] (ii) a library of [***]

Schedule 1.37 sets forth the Licensed Patents that are Core IP as of the Execution Date, and will be updated, through coordination by the Patent Affairs Representatives, on or prior to the Schedule Revision Date to include additional Licensed Patents filed between the Execution Date and the Schedule Revision Date that are Core IP as of the Effective Date, if any.

1.38 “Core Technology” shall mean, collectively, the Patent Rights claiming, and Know-How relating to, the methods or compositions described in clauses (a)-(c) of Section 1.37, which Patent Rights and Know-How Sangamo or any of its Affiliates Controls as of the Effective Date or that come into the Control of Sangamo or any of its Affiliates during the Term.

1.39 “Correct” means, with respect to a Gene, to alter the nucleic acid sequence of such Gene so that it encodes the protein product that is expressed by the wild-type allele of such Gene (or by a naturally-occurring variant of such wild-type allele that encodes a protein product that functions in a manner that is equivalent or superior to the protein product expressed by the wild-type allele). “Correction” shall have a correlative meaning.

1.40 “CRISPR/Cas system” (including all individual components thereof) means a system comprising a CRISPR (clustered regularly interspaced short palindromic repeats) guide RNA and a vector encoding a Cas (CRISPR-associated) nuclease. Non-limiting examples of CRISPR, Cas, and the CRISPR/Cas system can be found in [***] as well as references cited in Schedule 1.26.

1.41 “Disclosing Party” shall have the meaning set forth in Section 1.32.

1.42 “DNA-Binding Molecule” means a nucleic acid-binding protein that Specifically Binds a Gene Target or Safe Harbor Locus, including: (a) a Zinc Finger Protein that Specifically Binds a Gene Target or Safe Harbor Locus, (b) a TALE Protein that Specifically Binds a Gene Target or Safe Harbor Locus or (c) the components of a CRISPR/Cas system that Specifically Binds a Gene Target or Safe Harbor Locus, which protein or component(s) of the foregoing clauses (a)-(c) may be Operably Linked to (and thereby include) (i) a wild-type nuclease cleavage domain or other naturally or non-naturally occuring nuclease, (ii) a recombinant nuclease

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cleavage domain or half-domain or (iii) a transcription enhancer or repressor domain (each of (i), (ii) and (iii), a “Functional Domain”). In this Section 1.42, the terms “wild-type nuclease cleavage domain”, “nuclease” (including naturally and non-naturally occuring nuclease) and “recombinant nuclease cleavage domain or half domain” shall have the same meaning as those terms are defined, used and/or exemplified in [***].

1.43 “DOJ” shall have the meaning set forth in Section 13.1.

1.44 “Earned Royalties” shall have the meaning set forth in Section 8.4.

1.45 “Effect” shall have the meaning set forth in Section 1.97.

1.46 “Effective Date” means the third day following the Schedule Revision Date ; provided that Biogen Idec has not terminated this Agreement pursuant to Section 14.3 prior to the third day following the Schedule Revision Date.

1.47 “Excluded Agreements” shall have the meaning set forth in Section 1.49.

1.48 “Execution Date” shall have the meaning set forth in the introduction to this Agreement.

1.49 “Existing Third Party License” means (a) an agreement (other than the License Agreement between Sangamo and [***], as amended, the License Agreement between Sangamo and [***], as amended, the Patent License Agreement between the [***], as amended, the Patent License Agreement between the National Institutes of Health and Sangamo dated April 25, 2012, and the Non-Exclusive Patent License Agreement between the [***] (collectively, the “Excluded Agreements”)) entered into by Sangamo with a Third Party prior to the Execution Date, including any amendments thereto as of the Execution Date, pursuant to which such Third Party granted Sangamo a license to Patent Rights or Know-How that are Controlled by Sangamo or its Affiliates as of the Execution Date and that are necessary [***] to Research, develop, manufacture, commercialize, market, import, export, sell or offer for sale or otherwise use a Licensed Product for any purpose in the Field and (b) any license deemed to be an Existing Third Party License pursuant to Section 9.4(f). All Existing Third Party Licenses as of the Execution Date are listed on Schedule 1.49(a). Biogen Idec understands and acknowledges that the license granted to Biogen Idec under Section 6.1(a) does not include a sublicense of any licenses received by Sangamo under the Excluded Agreements. Schedule 1.49(b) lists those agreements as of the Execution Date (other than reagent or label licenses obtained in connection with purchases of reagents or supplies) pursuant to which a Third Party granted Sangamo a license to Patent Rights or Know-How that are not Controlled by Sangamo or its Affiliates but that would, if Controlled by Sangamo or its Affiliates, be within the definition of Licensed Technology.

1.50 “FDA” means the Food and Drug Administration of the United States, or the successor thereto.

1.51 “Field” means the diagnosis, treatment or prevention of disease in humans or animals in any and all indications.

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1.52 “First Commercial Sale” means, with respect to a particular Licensed Product and country, the first Net Sales in such country of such Licensed Product after Marketing Approval of such Licensed Product in such country.

1.53 “First in Human Trial” means the first human clinical trial of a Licensed Product in the BT Program at sites to be mutually agreed upon by the Parties, as described in the BT Development Plan.

1.54 “FTC” shall have the meaning set forth in Section 13.1.

1.55 “FTE” means a full time equivalent scientific, regulatory, CMC or other similarly qualified person, working for a minimum of a total of [***] or [***] hours per year of scientific or other such qualified work and who is an employee of Sangamo working on a Research Program, including recording and writing up results, reviewing literature and references, holding scientific discussions, and managing and leading scientific staff to the extent that such management and leading is directed to any work on, directly related to or in support of a Research Program. In the case that any individual works partially on a Research Program and partially on other work in a given year, then the full-time equivalent to be attributed to such individual’s work hereunder shall be equal to the percentage of such individual’s total work time in such year that such individual spent working on a Research Program. In no event shall any one individual be counted as more than one (1) FTE.

1.56 “FTE Rate” shall have the meaning set forth in Section 2.7(c).

1.57 “Functional Domain” shall have the meaning set forth in Section 1.42.

1.58 “GCP” means the then current standards for clinical trials for pharmaceuticals, as set forth in the United States Food, Drug and Cosmetic Act, as amended from time to time or other applicable law, and such standards of good clinical practice as are required by the regulatory authorities of the European Union and other organizations and governmental authorities in countries for which the applicable Licensed Product is intended to be developed, to the extent such standards are not less stringent than United States GCP.

1.59 “Gene” means a human or animal gene, including all naturally occurring mutants or allelic variants of such gene, and including coding, non-coding and regulatory regions thereof.

1.60 “Gene Target” means any one of the following Genes, in each case including any naturally occurring mutant or allelic variant thereof, as well as all coding, non-coding and regulatory regions thereof:

(a) [***] a “Type A Gene Target”); or

(b) [***] (a “Type B Gene Target”); or

(c) [***], a “Type C Gene Target”).

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1.61 “Generic Product” means, with respect to a particular Licensed Product in a particular country, a product on the market in such country commercialized by any Third Party that is not a Sublicensee of Biogen Idec or its Affiliates and that did not purchase such product in a chain of distribution that included any of Biogen Idec or its Affiliates or Sublicensees, that (a) is approved by the applicable regulatory authority, under any then-existing laws and regulations in the applicable country pertaining to approval of “generic” or “biosimilar” biologic products, as a “generic” or “biosimilar” version of such Licensed Product, which approval uses such Licensed Product as a reference product and relies on or references information in the MAA, NDA or BLA, as applicable for such Licensed Product; (b) is otherwise recognized by the applicable regulatory authority as a biosimilar or interchangeable product to such Licensed Product; or (c) is a cellular product manufactured using a Zinc Finger Protein or TALE Protein, [***], then a CRISPR/Cas system, in each case which cellular product is approved in such country or prescribed by physicians for an indication that is substantially the same as the indication for which such Licensed Product is approved.

1.62 “Genus Patent” shall have the meaning set forth in Section 9.2(b)(iii)(B).

1.63 “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or comparable regulatory standards in jurisdictions outside the United States.

1.64 “Gross Sales” shall have the meaning set forth in Section 1.109.

1.65 “HLA Composition of Matter” means:

(a) a nucleic acid-binding protein that is designed to bind specifically (and not Specifically Bind) an [***] Gene and thereby cause the deletion or inactivation of such Gene,

(b) a molecule or vector that encodes the protein defined in (a) of this Section 1.65,

(c) a cell arising from a CD34+ or other HSPC cell preparation, the DNA of which cell is modified ex vivo through the action of a protein described in (a) of this Section 1.65, or

(d) a cell that is a descendent (whether direct or indirect) or a partially or fully differentiated form of the cell described in (c) of this Section 1.65.

1.66 “[***] ROFN Exercise Notice” shall have the meaning set forth in Section 6.3(e)(iii).

1.67 “[***] ROFN Exercise Period” shall have the meaning set forth in Section 6.3(e)(iii).

1.68 “[***] ROFN Notice” shall have the meaning set forth in Section 6.3(e)(iii).

1.69 “[***] Updates” shall have the meaning set forth in Section 6.3(e)(i).

1.70 “HSPCs” shall have the meaning set forth in Section 1.88.

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1.71 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.72 “HSR Clearance” means all applicable waiting periods under the HSR Act with respect to the transactions contemplated under this Agreement have expired or have been terminated.

1.73 “HSR Clearance Date” means the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated under this Agreement have expired or have been terminated.

1.74 “HSR Filing” means filings by Biogen Idec and Sangamo with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.

1.75 “IND” means an investigational new drug application or non-U.S. equivalent thereof required to be filed with the FDA or other applicable regulatory authority to commence a Phase I Clinical Trial.

1.76 “Indemnitee” shall have the meaning set forth in Section 11.3.

1.77 “Indemnitor” shall have the meaning set forth in Section 11.3.

1.78 “Infringement” shall have the meaning set forth in Section 9.3(a).

1.79 “Initial BT Lead Candidate” shall have the meaning set forth in Section 1.86.

1.80 “Initial Subject Matter” shall have the meaning set forth in Section 7.2(d).

1.81 “Joint Know-How” means Know-How that is conceived, discovered, invented, created, made or reduced to practice or tangible medium jointly by at least one employee of each of the Parties, their Affiliates, or their Subcontractors during the course of performing activities under this Agreement. For the avoidance of doubt, Joint Know-How does not include Patent Rights.

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1.82 “Joint Patent” means any Patent Right claiming Joint Know-How with at least one inventor from each of Biogen Idec and Sangamo (or their respective Affiliates or Subcontractors), with inventorship determined according to U.S. patent laws.

1.83 “Joint Steering Committee” or “JSC” means the joint steering committee comprised of representatives of Biogen Idec and Sangamo described in Article 3.

1.84 “Joint Technology” means the Joint Know-How and the Joint Patents.

1.85 “Know-How” means intellectual property, data, results, pre-clinical and clinical protocols and study data, chemical structures, chemical sequences, information, materials, compounds, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments; except that Know-How does not include Patent Rights claiming the foregoing.

1.86 “Lead Candidate” shall mean, with respect to the Research Program conducted under the BT Development Plan, the Collaboration Composition of Matter identified in Schedule 1.86 as the lead candidate (such Lead Candidate, the “Initial BT Lead Candidate”) and, with respect to the Research Program conducted under the SCD Development Plan, the Collaboration Composition of Matter selected for use in the creation of a Licensed Product that is evaluated in IND-enabling studies under the SCD Development Plan. Schedule 1.86 also sets forth as of the Execution Date a back-up candidate Collaboration Composition of Matter for the BT Program (such back-up candidate, the “BT Back-Up Candidate”).

1.87 “Liabilities” shall have the meaning set forth in Section 11.1.

1.88 “Licensed Know-How” means any Know-How Controlled by Sangamo or its Affiliates as of the Effective Date or during the Term (other than through the grant of a license by Biogen Idec hereunder), including Sangamo’s interest in Joint Know-How, that is necessary [***] to Research, develop, manufacture, commercialize, market, import, export, sell or offer for sale or otherwise use a Licensed Product for any purpose in the Field, including any such Know-How covering or relating to: (a) methods for obtaining unmodified hematopoietic stem and progenitor cells (“HSPCs”) from a subject, including procedures for purifying, storing, propagating or transporting such cells, (b) methods for modifying the HSPCs ex vivo, including techniques for purifying, propagating, storing or transporting the modified HSPCs, (c) methods for making and using (but not designing or optimizing) DNA-Binding Molecules and molecules or vectors encoding such DNA-Binding Molecules for use in modifying the HSPCs ex vivo by Specifically Binding to a Gene Target or Safe Harbor Locus, (d) methods for testing, assaying and characterizing HSPCs, mRNAs and cell banks, (e) procedures for manipulating, storing, purifying, propagating or using such modified HSPCs and all progeny and differentiated forms thereof, (f) techniques for administering such modified HSPCs or progeny or differentiated forms thereof to subjects, (g) a method for isolating, manipulating, propagating and/or storing CD34+ cells obtained from a human or animal subject and (h) any methods for detecting such CD34+ cells or HSPCs in the subjects after administration. For clarity, Licensed Know-How excludes Know-How related to the design and optimization of any nucleic acid-binding protein, including any Zinc Finger Protein, TALE Protein or CRISPR/Cas system. Notwithstanding anything in this Agreement to the contrary, the Licensed Know-How shall not include any Know-How licensed to Sangamo or its Affiliates by a Third Party unless such Know-How is licensed pursuant to a Third Party License.

1.89 “Licensed Patents” means all Patent Rights Controlled by Sangamo or its Affiliates as of the Execution Date, as of the Effective Date or during the Term (other than through the grant of a license by Biogen Idec hereunder), including Sangamo’s interest in the Joint Patents, that (a) claim the composition of a Collaboration Composition of Matter, its manufacture or its use in the Field or (b) are necessary [***] to Research, develop, manufacture, commercialize, market, import, export, sell or offer for sale Licensed Products in the Field. Notwithstanding anything in this Agreement to the contrary, the Licensed Patents shall not include any Patent Rights licensed to Sangamo or its Affiliates by a Third Party unless such Patent Rights are licensed pursuant to a Third Party License.

1.90 “Licensed Product” means any

(a) product for use in the Field that incorporates one or more Collaboration Cells, alone or in combination with other active or inactive components or ingredients or methods (provided that such other components, ingredients and methods do not use or incorporate, and were not made using, any Know-How Controlled by Sangamo, and whose composition, manufacture or use is not claimed by any Patent Right Controlled by Sangamo), or

(b) service in the Field that uses or involves the creation of one or more Collaboration Cells, alone or in combination with other active or inactive components or ingredients or methods (provided that such other components, ingredients and methods do not use or incorporate, and were not made using, any Know-How Controlled by Sangamo, and whose composition, manufacture or use is not claimed by any Patent Right Controlled by Sangamo), in each case (a) and (b) wherein (i) such product, service or Collaboration Cell or any Collaboration Composition of Matter used (whether directly or indirectly) with respect thereto embodies, uses, was made through the use of, or is derived from Know-How Controlled by Sangamo or generated in the course of activities under this Agreement or (ii) the composition of matter, manufacture or use of such product, service or Collaboration Cell or any Collaboration Composition of Matter used (whether directly or indirectly) with respect thereto is disclosed or claimed in a Patent Right Controlled by Sangamo on the Effective Date or during the Term or a Patent Right that claims Know-How generated in the course of activities under this Agreement.

1.91 “Licensed Technology” means all Licensed Know-How and Licensed Patents.

1.92 “MAA” shall have the meaning set forth in Section 1.96.

1.93 “MAA BT Milestone Payment” shall have the meaning set forth in Section 8.3(a).

1.94 “MAA SCD Milestone Payment” shall have the meaning set forth in Section 8.3(a).

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1.95 “Major European Country” means [***]

1.96 “Marketing Approval” means, with respect to a particular country or territory, the approval of a new drug application (“NDA”), biologic license application (“BLA”), marketing authorization application (“MAA”) or similar approval required to sell or market a Licensed Product in such country or territory, including, where required by applicable law, pricing and reimbursement approval and schedule classifications.

1.97 “Material Adverse Event” shall mean, with respect to Sangamo, an event, occurrence, development or change (a) that (i) occurs after the Execution Date and prior to or on the HSR Clearance Date and (ii) is reflected in any disclosure schedule delivered to Biogen Idec pursuant to the proviso in the first sentence of Section 7.2 after the Execution Date and within three (3) days following the HSR Clearance Date (each event, occurrence, development or change that satisfies the criteria in both (i) and (ii), an “Effect”) and (b) that, individually or when taken together with all other Effects, has or would reasonably be expected to have a material adverse effect on the [***] taken as a whole, the Parties’ practice of the [***] taken as a whole and as contemplated by this Agreement or the [***] as contemplated by this Agreement, except for any Effect resulting from (1) any change in applicable law, rules or regulations or the interpretation thereof other than any change in regulations promulgated by the FDA or any change in the interpretation of any regulation promulgated by the FDA relating, in each such case, to the use of Zinc Finger Proteins in connection with any therapeutic product, (2) any event or change affecting the pharmaceutical industry that does not have a disproportionate effect on the practice of the Licensed Technology taken as a whole and as contemplated by this Agreement or the development, manufacture or commercialization of Licensed Products as contemplated by this Agreement, (3) any event or change affecting Biogen Idec, provided that such event or change is not caused by Sangamo, (4) announcement of entry into this Agreement, (5) any Third Party data or publication, provided that such data or publication did not arise from a collaboration with Sangamo, or (6) any development in the field of gene therapy as it relates to the treatment or prevention of beta thalassemia or sickle cell disease other than any such development that relates to the use of Zinc Finger Proteins in connection with any therapeutic product for the treatment or prevention of beta thalassemia or sickle cell disease.

1.98 “Materials” shall have the meaning set forth in Section 2.5(d).

1.99 “Milestone Event” shall have the meaning set forth in Section 8.3.

1.100 “Milestone Payment” shall have the meaning set forth in Section 8.3.

1.101 “Milestone Reduction Event” shall mean the occurrence of the following set of circumstances: the [***] and the applicable Licensed Product was created using a Collaboration Composition of Matter other than the Initial BT Lead Candidate or the BT Back-Up Candidate, provided that the Parties did not, within [***] after the Effective Date, decide to commence development under the BT Program of a Zinc Finger Protein that Specifically Binds the [***] and stop all development under the BT Program of a Zinc Finger Protein that Specifically Binds [***].

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1.102 “MIT Agreement” means that certain Patent License Agreement between Sangamo and the Massachusetts Institute of Technology, dated May 9, 1996, as amended.

1.103 “MRC” means the Medical Research Council.

1.104 “MRC Agreement” means that certain Intellectual Property Agreement between Sangamo, as successor in interest to Gendaq Limited (formerly known as Endlock Limited), and the MRC, dated May 21, 1999.

1.105 “Narrow License” shall have the meaning set forth in Section 9.4(c)(i).

1.106 “NDA” shall have the meaning set forth in Section 1.96.

1.107 “NDA/BLA BT Milestone Payment” shall have the meaning set forth in Section 8.3(a).

1.108 “NDA/BLA SCD Milestone Payment” shall have the meaning set forth in Section 8.3(a).

1.109 “Net Sales” means, with respect to a Licensed Product in a country in the Territory, (1) the gross amount invoiced for sales of such Licensed Product in such country by Biogen Idec or any of its Affiliates or Sublicensees (except, to the extent they have been granted a Sublicense, any distributors engaged by Biogen Idec, its Affiliates or Sublicensees) to Third Parties (“Gross Sales”), and (2) the total amount received (whether characterized as royalty, profit share or otherwise) by Biogen Idec or any of its Affiliates from a Third Party distributor with respect to sales of such Licensed Product in such country by such distributor pursuant to distributor agreements under which such distributor pays to Biogen Idec a share of its sales of Licensed Product, less the following deductions, in each case (A) without duplication, (B) where applicable with respect to the Gross Sales invoiced, (C) as incurred in the ordinary course of business in type and amount consistent with good industry practice and (D) except with respect to the uncollectible amounts on any previously sold Licensed Product described in clause (b) below and the pharmaceutical excise taxes described in clause (d) below, as determined in accordance with, and as recorded in revenues under, United States Generally Accepted Accounting Principles (“U.S. GAAP”):

(a) sales returns and allowances actually paid, granted or accrued on the Licensed Product, including trade, quantity, prompt pay and cash discounts and any other adjustments, including those granted on account of price adjustments or billing errors;

(b) credits or allowances given or made for rejection or return of, and for uncollectible amounts on, a previously sold Licensed Product or for rebates or retroactive price reductions (including Medicare, Medicaid, managed care and similar types of rebates and chargebacks);

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(c) to the extent not already deducted or excluded from the Gross Sales invoiced, taxes, duties or other governmental charges levied on or measured by the billing amount for the Licensed Product, as adjusted for rebates and refunds, which, for the avoidance of doubt, shall not include any tax, duty, or other charge imposed on or measured by net income (however denominated), or any franchise taxes, branch profits taxes, or similar tax;

(d) pharmaceutical excise taxes (such as those imposed by the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and other comparable laws);

(e) charges for freight and insurance directly related to the distribution of the Licensed Product, to the extent not already deducted or excluded from the Gross Sales invoiced, for sales of the Licensed Product by Biogen Idec or its Affiliates or permitted Sublicensees to Third Parties in the Territory;

(f) credits for allowances given or made for wastage replacement for the Licensed Product;

(g) wholesaler and distributor administration fees; and

(h) other similar or customary deductions taken in the ordinary course of business or in accordance with U.S. GAAP.

Net Sales shall be determined in accordance with U.S. GAAP, except to the extent noted above in clause (D) of the first paragraph of this Section 1.109. Net Sales shall not be imputed to transfers of Licensed Product for use in any clinical trial, for bona fide charitable purposes, for compassionate use, for indigent patient programs or as free Licensed Product samples, so long as such transfers of Licensed Product for charitable purposes, compassionate use, indigent patient programs or as samples are consistent with Biogen Idec’s practices with respect to Licensed Product prior to the Effective Date.

Notwithstanding the foregoing, in the event a Licensed Product is sold as a component of a Combination Product in any country in the Territory in any Calendar Quarter, Net Sales shall be calculated by multiplying the Net Sales of the Combination Product in such country during such Calendar Quarter (calculated by applying the formula set forth above as if it applied to sales of such Combination Product in such country) by the fraction A/(A+B), where A is the average Net Sales per unit sold of the Licensed Product when sold separately in such country during such Calendar Quarter (calculated by determining the Net Sales of the Licensed Product in such country during such Calendar Quarter in accordance with the formula set forth above and dividing such Net Sales by the number of units of the Licensed Product sold in such country during such Calendar Quarter) and B is the average Net Sales per unit sold of the other active component(s) included in the Combination Product when sold separately in such country during such Calendar Quarter (calculated by determining the Net Sales of such other active component(s) in such country during such Calendar Quarter by applying the formula set forth above as if it applied to sales of such other active component(s) and dividing such Net Sales by the number of units of such other active component(s) sold in such country during such Calendar Quarter). For purposes of calculating the average Net Sales per unit sold of a Licensed Product and other active component(s) of a Combination Product in accordance with the above described equation, any of the deductions described in clauses (a) through (h) above that apply to such Combination Product shall be allocated among sales of the Licensed Product and sales of the other active component(s) included in such Combination Product as follows: (1) deductions that are attributable solely to the Licensed Product or one of the other active component(s) shall be allocated solely to Net Sales of the Licensed Product or such other active component, as applicable, and (2) all other deductions shall be allocated among sales of the Licensed Product and sales of the other active component(s) in proportion to Biogen Idec’s reasonable good faith estimate of the fair market value of the Licensed Product and the other active component(s). In the event that no separate sales of the Licensed Product or any other active component(s) included in a Combination Product are made by Biogen Idec or its Affiliates, distributors or Third Party transferees during a Calendar Quarter in which such Combination Product is sold in a country, the average Net Sales per unit sold in the above described equation shall be replaced with Biogen Idec’s reasonable good faith estimate of the fair market value of the Licensed Product and each of the other active component(s) included in such Combination Product. For purposes of this Section 1.109, “Combination Product” shall mean (x) any single product in finished form containing as active ingredients both (A) a Licensed Product and (B) one or more other pharmaceutically active compounds or substances that are not used to implement any Licensed Technology (for example, vectors encoding DNA-Binding Molecules or used to deliver Genes for use in connection with DNA-Binding Molecules, and compounds or substances for obtaining, processing and administering cells modified or to be modified by DNA-Binding Molecules, are not considered other pharmaceutically active compounds or substances); (y) any sale of a Licensed Product with another product(s) for a single invoice price; or (z) any sale of a Licensed Product as part of a bundle with other product(s) or service(s) (i.e., where a Licensed Product and such other product(s) or services are sold for a single invoice price or where a discount, rebate or other amount that reduces the price of a Licensed Product is provided in exchange for (or otherwise conditioned upon) the purchase of such other product(s) or services), to the extent not described in clause (x) or (y).

1.110 “NIH” shall have the meaning set forth in Section 9.4(g).

1.111 “Notice Period” shall have the meaning set forth in Section 14.6.

1.112 “Operably Linked” means with reference to a juxtaposition of two (2) or more components (such as sequence elements), in which the components are arranged such that both components function normally and allow the possibility that at least one of the components can mediate a function that is exerted upon at least one of the other components. [***] provide illustrative non-limiting examples of the term “Operably Linked”. “Operable Linkage” shall have a correlative meaning.

1.113 “Orphan Drug Designation” means the FDA has granted a request for designation under Section 526 of the Federal Food, Drug, and Cosmetic Act as amended by section 2 of the Orphan Drug Act (sections 525-528 (21 U.S.C. 360aa-360dd)) or any grant of a corresponding designation by a corresponding regulatory authority outside of the United States.

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1.114 “Other IP” means, subject to Section 9.1(d), all Patent Rights Controlled by a Party or an Affiliate thereof as of the Execution Date or during the Term that claim:

(a) a method of [***]

(b) a method of [***]

(c) a method of[***]

(d) a method of [***]

(e) [***] a method described in any clause of this Section 1.114, or

(f) [***]

Schedule 1.114(B) sets forth the Licensed Patents that are Other IP as of the Execution Date, and will be updated, through coordination of the Patent Affairs Representatives, on or prior to the Schedule Revision Date to include additional Licensed Patents filed between the Execution Date and the Schedule Revision Date that are Other IP as of the Effective Date, if any.

1.115 “Party” and “Parties” shall have the meaning set forth in the introduction to this Agreement.

1.116 “Patent Affairs Representative” shall have the meaning set forth in Section 9.2(a).

1.117 “Patent Rights” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including supplementary protection certificates, PCTs, pediatric exclusivity periods and any foreign equivalents to any of the foregoing.

1.118 “Phase I Clinical Trial” means a human clinical trial of a Licensed Product according to 21 C.F.R. §312.21(a), as amended, or its equivalent, as appropriate, in foreign jurisdictions.

1.119 “Phase I Completion” means the delivery of the complete study report for the First in Human Trial.

1.120 “Phase I/II Clinical Trial” shall have the meaning set forth in Section 8.3(a)(i).

1.121 “Phase II BT Milestone Payment” shall have the meaning set forth in Section 8.3(a).

1.122 “Phase II Clinical Trial” means each of (a) human clinical trial of a Licensed Product according to 21 C.F.R. §312.21(b), as amended, or its equivalent, as appropriate, in foreign jurisdictions and (b) a Phase I Clinical Trial that is subsequently optimized or expanded and thereby meets the applicable Phase II Milestone Criteria.

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1.123 “Phase II Milestone Criteria” means a Phase I Clinical Trial that (a) includes optimization of the conditioning regimen by evaluating a less intense conditioning regimen, (b) is expanded in geography for the sole purpose of enabling a global Pivotal Clinical Trial, (c) is expanded in target population to enable a global Pivotal Clinical Trial or (d) the Parties mutually agree to increase the size of such Phase I Clinical Trial and to designate the resulting trial to be a Phase II Clinical Trial.

1.124 “Phase II SCD Milestone Payment” shall have the meaning set forth in Section 8.3(a).

1.125 “Pivotal Clinical Trial” means a human clinical trial of a Licensed Product which is intended to be a pivotal trial for obtaining Marketing Approval, or is according to 21 C.F.R. §312.21(c), as amended, or its equivalent, as appropriate, in foreign jurisdictions.

1.126 “Pivotal Clinical Trial BT Milestone Payment” shall have the meaning set forth in Section 8.3(a).

1.127 “Pivotal Clinical Trial Milestone Payment” means each of the Pivotal Clinical Trial BT Milestone Payment and the Pivotal Clinical Trial SCD Milestone Payment.

1.128 “Pivotal Clinical Trial SCD Milestone Payment” shall have the meaning set forth in Section 8.3(a).

1.129 “Product-Specific IP” means, subject to Section 9.1(d), all Patent Rights Controlled by a Party or an Affiliate thereof as of the Execution Date or during the Term that contain only a claim or claims limited to (a) one or more Licensed Products or methods of manufacture or use thereof, (b) one or more Collaboration Compositions of Matter or methods of manufacture or use thereof, or (c) the subject matter in the foregoing clauses (a) and (b). For clarity, Patent Rights that contain one or more claims that cover (i) a product or service that is not a Licensed Product, (ii) a composition that is not a Collaboration Composition of Matter or (iii) the manufacture or use of any of the foregoing in (i) and (ii) will not be Product-Specific IP. Schedule 1.129 sets forth the Licensed Patents that are Product-Specific IP as of the Execution Date, and will be updated, through coordination of the Patent Affairs Representatives, on or prior to the Schedule Revision Date to include additional Licensed Patents filed between the Execution Date and the Schedule Revision Date that are Product-Specific IP as of the Effective Date, if any.

1.130 “Program Data” means all data generated by Sangamo or its Affiliates, Subcontractors or agents in the course of performance of their activities pursuant to the Research Programs or Section 2.12.

1.131 “Receiving Party” shall have the meaning set forth in Section 1.32.

1.132 “Regulatory Filings” means all INDs, Orphan Drug Designation applications and other regulatory filings related to the Research Programs, including the rights in such documents.

1.133 “Research” means, with respect to a Collaboration Composition of Matter or Licensed Product, any research on such Collaboration Composition of Matter or Licensed Product other than research that involves designing or changing the amino acid sequence of a DNA-Binding Molecule used in connection therewith, or designing or changing the nucleic acid sequence of a molecule or vector encoding any such DNA-Binding Molecule or any donor nucleic acid used in connection therewith.

1.134 “Research and Development Plan” means, with respect to each of the beta thalassemia Research Program (the “BT Development Plan”) and the sickle cell disease Research Program (the “SCD Development Plan”), the description, timeline and budget covering the specific activities to be performed by Sangamo or, if applicable, by Biogen Idec under the applicable Research Program during the applicable Research Term.

1.135 “Research Program” means one of two (2) research collaborations between the Parties, under the direction and oversight of the JSC, to discover and optimize Collaboration Compositions of Matter, to conduct IND-enabling studies for Licensed Products and, in the case of beta thalassemia, to clinically develop (through Phase I Completion) a Licensed Product in accordance with the applicable Research and Development Plan. The two (2) Research Programs are the beta thalassemia Research Program (the “BT Program”), which is focused on Collaboration Compositions of Matter and Licensed Products for the treatment of beta thalassemia, and the sickle cell disease Research Program (the “SCD Program”), which is focused on Collaboration Compositions of Matter and Licensed Products for the treatment of sickle cell disease.

1.136 “Research Terms” means each of (a) with respect to the BT Program, the period of time beginning on the Effective Date and ending on the BT Step-In Date (such period, the “BT Research Term”), (b) with respect to the SCD Program, the period of time beginning on the effective date of the SCD Development Plan and ending on the SCD Step-In Date (such period, the “SCD Research Term”).

1.137 “Royalty Term” means, with respect to a Licensed Product and country, the period commencing on the First Commercial Sale of such Licensed Product in such country and continuing until the longer of: (a) [***] years after such First Commercial Sale of such Licensed Product in such country; (b) the expiration of market or data exclusivity for such Licensed Product in such country granted by an applicable regulatory authority; and (c) the expiration of all Valid Claims in such country that cover the manufacture, use or sale of such Licensed Product or any Collaboration Composition of Matter that is incorporated or used in the manufacture or processing of such Licensed Product.

1.138 “Safe Harbor Locus” means the native human chromosomal locus of any of the following Genes: [***] or (d) any other human locus that Sangamo identifies as appropriate for Gene insertion and that is different from the native locus of any Gene Target.

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1.139 “Safety Terminated Product” shall have the meaning set forth in Section 14.7.

1.140 “Sangamo” shall have the meaning set forth in the introduction to this Agreement.

1.141 “Sangamo Indemnified Party” shall have the meaning set forth in Section 11.2.

1.142 “SCD Development Plan” shall have the meaning set forth in Section 1.134.

1.143 “SCD Program” shall have the meaning set forth in Section 1.135.

1.144 “SCD Research Term” shall have the meaning set forth in Section 1.136.

1.145 “SCD Step-In Date” shall have the meaning set forth in Section 2.13(b).

1.146 “Schedule Revision Date” shall mean the earlier of (a) the third day following the HSR Clearance Date and (b) the day on or after the HSR Clearance Date on which Sangamo provides to Biogen Idec either (i) Sangamo’s supplemental or additional schedules (if any) pursuant to the proviso in the first sentence of Section 7.2, the agreed-upon updated schedules of Core IP, Other IP and Product-Specific IP, if any, and a notice that no further supplemental, additional or updated schedules will be provided or (ii) instead of providing any such supplemental, additional or updated schedules, a notice that no further supplemental, additional or updated schedules will be provided.

1.147 “SEC” shall have the meaning set forth in Section 10.3.

1.148 “Selected Core IP” shall have the meaning set forth in Section 9.2(b)(i)(A).

1.149 “Specifically Bind” means, with respect to a nucleic acid-binding protein, that such nucleic acid-binding protein preferentially binds a Gene Target or Safe Harbor Locus without known off-locus binding that is preclinically or clinically significant, as reasonably determined by Sangamo in the course of performing work pursuant to a Research and Development Plan or pursuant to Section 2.12 and which determination shall be reported to the JSC, based upon data that is shared with the JSC.

1.150 “Subcontractor” shall have the meaning set forth in Section 2.5(a).

1.151 “Sublicensee” means an Affiliate or Third Party to whom Biogen Idec (or a Sublicensee or Affiliate) has granted a right to make, use, develop, sell, offer for sale or import a Licensed Product or make a Collaboration Composition of Matter; provided that Sublicensees shall not include Third Party distributors who have rights to develop, manufacture or commercialize Licensed Products in a particular country that are of no greater scope than is customarily granted by Biogen Idec or its Affiliates to pharmaceutical distributors in such country.

1.152 “Sued Party” shall have the meaning set forth in Section 9.7.

1.153 “TALE Protein” or “TALE DNA-binding protein” means a polypeptide comprising one or more TALE repeat domains or units. The repeat domains are involved in the specificity of the TALE for its cognate target DNA sequence. A single “repeat unit” (also known as a “repeat”) is typically about 33-35 amino acids in length and exhibits at least some sequence homology with other TALE repeat sequences within a naturally occurring TALE protein. Non-limiting examples of a TALE Protein can be found in [***] as well as references cited in Schedule 1.26. “TALE Protein” and “TALE DNA-binding Protein” shall have the same meaning unless otherwise specified.

1.154 “Target ROFN Exercise Notice” shall have the meaning set forth in Section 6.3(f)(ii).

1.155 “Target ROFN Exercise Period” shall have the meaning set forth in Section 6.3(f)(ii).

1.156 “Target ROFN Notice” shall have the meaning set forth in Section 6.3(f)(ii).

1.157 “Target ROFN Term” shall mean the period beginning on the[***] anniversary of the Effective Date, provided that the Agreement is not terminated prior to such anniversary pursuant to Section 14.5, 14.6 or 14.7 or pursuant to Section 14.4 for Biogen Idec’s material breach, and ending on the last day of the Term; provided that if Biogen Idec terminates this Agreement pursuant to Section 14.4 prior to the [***] anniversary of the Effective Date, the Target ROFN Term shall mean the period beginning on the effective date of any such termination and ending [***] thereafter.

1.158 “Term” shall have the meaning provided in Section 14.1.

1.159 “Terminated Product” shall have the meaning set forth in Section 14.8(a)(iv).

1.160 “Territory” means the entire world.

1.161 “Third Party” means any person or entity other than Sangamo, Biogen Idec and their respective Affiliates.

1.162 “Third Party Core IP” means, subject to Section 9.1(d), Patent Rights controlled by a Third Party that claim or cover, and Know-How controlled by a Third Party that relates to, one or more of the following:

(a) a method for (i) [***] (ii) [***] or changing [***] (iii) making or [***] (iv) [***], making or using [***]

(b) a method for using zinc finger technology to: (i) perform methods [***] (ii) perform methods of [***]

(c) [***] any of the following or a portion thereof: (i) [***](ii) a library of [***] resulting from any of the methods [***]

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1.163 “Third Party Infringer” shall have the meaning set forth in Section 9.3(b)(i).

1.164 “Third Party IP Rights” shall have the meaning set forth in Section 9.4(a).

1.165 “Third Party Licenses” means the Existing Third Party Licenses and any Third Party agreement that is deemed to be a Third Party License pursuant to Section 9.4(e).

1.166 “Third Party Other IP” means, subject to Section 9.1(d), Patent Rights controlled by a Third Party that claim or cover, and Know-How controlled by a Third Party that relates to, one or more of the following:

(a) a method of isolating, manipulating, propagating, maintaining, banking or storing [***]

(b) a method of formulating or administering a [***]

(c) a method of modifying a [***]

(d) a method of formulating, administering or using a [***]

(e) [***] a method described in any clause of this Section 1.166, or

(f) [***]

1.167 “Third Party Product-Specific IP” means, subject to Section 9.1(d), Patent Rights controlled by a Third Party that contain only a claim or claims limited to, and Know-How controlled by a Third Party that relates solely to (a) one or more Licensed Products or methods of manufacture or use thereof, (b) one or more Collaboration Compositions of Matter or methods of manufacture or use thereof, or (c) the subject matter in the foregoing clauses (a) and (b). For clarity, Patent Rights that contain one or more claims that cover, and Know-How that is related to (i) a product or service that is not a Licensed Product, (ii) a composition that is not a Collaboration Composition of Matter or (iii) the manufacture or use of any of the foregoing in (i) and (ii) will not be Third Party Product-Specific IP.

1.168 “Trigger 1” shall have the meaning set forth in Section 1.16.

1.169 “Trigger 2” shall have the meaning set forth in Section 1.16.

1.170 “Trigger 3” shall have the meaning set forth in Section 1.16.

1.171 “Type A Gene Target” shall have the meaning set forth in Section 1.60.

1.172 “Type B Gene Target” shall have the meaning set forth in Section 1.60.

1.173 “Type C Gene Target” shall have the meaning set forth in Section 1.60.

1.174 “U.S. GAAP” shall have the meaning set forth in Section 1.109.

1.175 “U.S. PTO” means the United States Patent and Trademark Office.

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1.176 “Utah Agreement” means that certain License Agreement between Sangamo and the University of Utah Research Foundation, dated September 8, 2004, as amended.

1.177 “Valid Claim” means (a) a claim of an issued and unexpired (i) Licensed Patent owned by Sangamo (excluding Patent Rights acquired during the Term from a Third Party or in connection with the acquisition during the Term of a Third Party ) or included in the Existing Third Party Licenses or (ii) Joint Patent, in each case that has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is not appealable or has not been appealed within the time allowed for appeal, and that has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a claim of a patent application included in a (i) Licensed Patent owned by Sangamo (excluding Patent Rights acquired during the Term from a Third Party or in connection with the acquisition during the Term of a Third Party) or included in the Existing Third Party Licenses or (ii) Joint Patent, in each case that has been pending less than five (5) years from the earliest date on which such patent application claims priority and which claim was filed and is being prosecuted in good faith and has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

1.178 “ZFN” as used in Schedule 1.26, means a zinc finger nuclease, i.e., a Zinc Finger Protein Operably Linked to a Functional Domain that is a nuclease.

1.179 “Zinc Finger Protein” means a protein that binds DNA in a sequence-specific manner through one or more zinc fingers, which are regions of amino acid sequence within the binding domain whose structure is stabilized through coordination with a zinc ion. The term “zinc finger DNA binding protein” is often abbreviated as Zinc Finger Protein or ZFP. Non-limiting examples of a Zinc Finger Protein can be found in [***] as well as references cited in Schedule 1.26.

2 RESEARCH PROGRAMS

2.1 Overview. The Parties will use Commercially Reasonable Efforts to conduct [***] Research Programs to discover and develop Collaboration Compositions of Matter and Licensed Products, the BT Program and the SCD Program. Each Research Program will be conducted during the corresponding Research Term. Under the BT Program, Sangamo will discover and optimize Collaboration Compositions of Matter intended for the treatment of beta thalassemia, will conduct IND-enabling studies of a Licensed Product intended for the treatment of beta thalassemia, and will, except as otherwise set forth in this Agreement, conduct the First in Human Trial of such Licensed Product under an IND filed by Sangamo. Following the earlier of Phase I Completion and Biogen Idec’s assumption of activities under the BT Development Plan pursuant to Section 2.13(a), Sangamo will assign and transfer such IND and any Orphan Drug Designation application to Biogen Idec, who will thereafter be solely responsible for all clinical development, regulatory matters and commercialization of Licensed Products arising from the BT Program. Under the SCD Program, Sangamo will discover and optimize Collaboration Compositions of Matter intended for the treatment of sickle cell disease, will, together with Biogen Idec as described in the SCD Development Plan, conduct IND-enabling studies of a Licensed Product intended for the treatment of sickle cell disease, and if selected by the JSC to

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perform such tasks, will prepare and file an IND for such Licensed Product. If Sangamo files such IND, it will subsequently assign and transfer such IND and any Orphan Drug Designation applications to Biogen Idec, who will thereafter be solely responsible for all clinical development, regulatory matters and commercialization of Licensed Products arising from the SCD Program.

2.2 Research and Development Plans.

(a) Generally. Each Research and Development Plan will define events leading to and including submission of an IND for a Licensed Product intended for the treatment of beta thalassemia or sickle cell disease, as applicable, and, in the case of the BT Program, for the conduct of the First in Human Trial of such Licensed Product and will include: (i) a description of the process for identifying and the criteria for selecting Collaboration Compositions of Matter, (ii) a description of the Licensed Product to be developed under such Research and Development Plan, (iii) a description of the specific activities during such period to be performed by Sangamo and, subject to Section 2.4, by Biogen Idec, including the IND-enabling studies necessary to prepare an IND and the First in Human Trial (for the BT Development Plan), (iv) an annual budget and (v) a plan for technology transfer from Sangamo to Biogen Idec with respect to the Licensed Product for which the IND is filed. The JSC will review and prepare updates to each Research and Development Plan on an annual basis, by August 15 for the following calendar year, and will approve such plans no later than October 15 of the calendar year in which such plans are prepared. The budget in each Research and Development Plan shall be annually updated and approved in accordance with Section 2.7(d). Each Research and Development Plan shall be consistent with the terms of this Agreement and shall be appended to and form a part of this Agreement. In the event of an inconsistency between a Research and Development Plan and this Agreement, the terms of this Agreement will prevail. For the avoidance of doubt, in no event shall the SCD Development Plan extend beyond the filing of the IND for the applicable Licensed Product nor shall the BT Development Plan extend beyond Phase I Completion or cover any activities or decisions prior to Phase I Completion other than those in connection with Phase I Completion, except pursuant to Section 2.11 or 2.12.

(b) Initial Research and Development Plans. The initial BT Development Plan is attached hereto as Exhibit A. Within [***] after the Effective Date, the JSC will begin preparing the SCD Development Plan, which the JSC will complete and submit to the Parties for approval in sufficient time for the Parties to commence conducting the SCD Program no later than [***] after the Effective Date. Upon written approval by each Party, the SCD Development Plan will be in effect; provided that if the Parties do not agree on an initial SCD Development Plan within [***] after the Effective Date, then the disputed matters will be submitted to the Chief Executive Officer of each Party (or his/her nominee) for good faith discussions, and if such individuals are not able to resolve the matter within [***] of such submission, then notwithstanding the foregoing, Biogen Idec shall approve a SCD Development Plan within [***] thereafter and, unless the Parties agree otherwise, the Parties shall use Commercially Reasonable Efforts to begin working on such SCD Development Plan no later than [***] after the Effective Date.

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(c) Project Managers and Working Teams. Each Research and Development Plan shall identify a Sangamo project leader, reasonably acceptable to Biogen Idec, which project leader shall devote no less than [***] of his/her time to carrying out such Research and Development Plan during the active conduct of such Research and Development Plan. In addition, the Parties will form a working team for each Research and Development Plan comprising at least the project leader for the Research and Development Plan (who will be a Sangamo employee) and one or more representative(s) from each of Biogen Idec and Sangamo, which team will stay in active communication about activities taking place and information arising under the respective Research and Development Plan. This team shall be subordinate to the JSC and shall confer regularly, and at such specific times as the JSC shall reasonably request, to ensure close cooperation and exchange of information between the Parties as Sangamo fulfills its responsibilities under the applicable Research Program.

2.3 Sangamo Responsibilities. During each Research Term and subject to the oversight of the JSC, Sangamo shall be solely responsible for carrying out the tasks allocated to Sangamo in the applicable Research and Development Plan. Subject to Section 2.7, Sangamo shall use Commercially Reasonable Efforts in the performance of its obligations under each Research Program and corresponding Research and Development Plan during the Research Term for such Research Program. Sangamo shall not be responsible for any delay or failure to conduct any activity under a Research and Development Plan to the extent resulting from Biogen Idec’s failure to timely or properly conduct any activities allocated to Biogen Idec under such Research and Development Plan. Following expiration of the Research Term for a Research Program, Sangamo shall have no further obligations to conduct activities under the Research and Development Plan for such Research Program, unless such Research Term is re-established in accordance with Section 2.10(b).

2.4 Biogen Idec Responsibilities. During each Research Term, Biogen Idec shall be solely responsible for the costs set forth in the budget for the applicable Research Program to the extent set forth in this Agreement. In addition, Biogen Idec shall conduct activities allocated to it under a Research and Development Plan. Activities under the BT Development Plan shall only be allocated to Biogen Idec (i) at Biogen Idec’s election if [***] (ii) if the Parties otherwise agree in writing to [***]. Activities under the SCD Development Plan shall be allocated to Biogen Idec at Biogen Idec’s sole discretion. Notwithstanding the foregoing, Biogen Idec shall not have the right to design or optimize any [***] under a Research and Development Plan. Biogen Idec shall use Commercially Reasonable Efforts in the performance of its obligations, if any, under each such Research Program and corresponding Research and Development Plan during the Research Term for such Research Program; provided that Biogen Idec shall not be responsible for any delay or failure to conduct any activity under a Research and Development Plan to the extent resulting from Sangamo’s failure to timely or properly conduct any activities allocated to Sangamo under such Research and Development Plan. To the extent Sangamo engages any Subcontractor, Sangamo shall use reasonable efforts to allow Biogen Idec to participate in any substantive interactions that Sangamo has with such Subcontractor.

2.5 Conduct.

(a) In performing its activities under the Research and Development Plans and this Agreement, each Party shall, and shall require its Affiliates and any consultant, subcontractor, or other vendor conducting its obligations under a Research and Development Plan (each, a “Subcontractor”) to, comply with all applicable laws, regulations and guidelines concerning such manufacturing and development activities, including where appropriate in accordance with cGMP, GCP and GLP (or similar standards) for the performance of laboratory activities as are required by applicable law.

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(b) All IND submissions and Orphan Drug Designation applications by Sangamo for Licensed Products shall be subject to the oversight and approval of the JSC, and Sangamo shall not file any such IND submission package or Orphan Drug Designation application for a Licensed Product with a regulatory authority prior to receiving the JSC’s approval. Where Sangamo is the Party filing an IND hereunder, Sangamo shall provide Biogen Idec with a draft of each proposed regulatory submission for a Licensed Product (including IND submission packages, Orphan Drug Designation applications and any supporting materials) sufficiently in advance [***], where possible) of providing such submission to a regulatory authority to enable Biogen Idec ample and reasonable time to have a meaningful opportunity to provide input on the content of such submission. Sangamo shall consider in good faith any reasonable suggestions or comments timely received from Biogen Idec with respect to such regulatory submissions. Promptly following any such submission, Sangamo shall provide to Biogen Idec final copies of all study reports and substantive written correspondence to any regulatory authority involving any such IND submission or Orphan Drug Designation application for a Licensed Product. Sangamo shall notify and provide copies to Biogen Idec of all substantive written correspondence and communications from any regulatory authority involving a regulatory submission for a Licensed Product promptly following receipt; provided that if any such correspondence and communications are critical for patient safety, Sangamo shall provide such correspondence and communications to Biogen Idec within [***] of receipt. Where Sangamo is the Party filing an IND hereunder, to the extent permitted by applicable laws and regulations, Sangamo shall permit at least two (2) Biogen Idec representatives to attend in an observatory capacity all meetings with regulatory authorities to the extent related to a Licensed Product, including all in-person meetings, telephone conferences and pre-IND meetings. Sangamo shall provide to Biogen Idec a copy of minutes from each such meeting with a regulatory authority. Prior to any such scheduled meeting with a regulatory authority, to the extent practical without causing any delay in the timeline set forth in the applicable Research and Development Plan, the Parties will discuss and mutually agree upon the timing and objectives for such meeting and Sangamo will provide to Biogen Idec an opportunity to discuss the strategy for such meeting with Sangamo. In addition, Sangamo shall invite Biogen Idec to attend all pre-meeting rehearsals for scheduled meetings with a regulatory authority that occur after the applicable briefing document is submitted.

(c) Sangamo shall initially be the owner of any IND filed pursuant to the BT Program for a Licensed Product. The JSC will decide which Party shall initially be the owner of any IND filed pursuant to the SCD Program for a Licensed Product. Within [***] following the earlier of Phase I Completion or Biogen Idec’s assumption of activities under the BT Development Plan pursuant to Section 2.13(a), Sangamo shall transfer to Biogen Idec all such Regulatory Filings and Program Data related to the BT Program generated prior to such transfer, and assign all Regulatory Filings, including ownership rights as provided in Section 4.1(c). If Sangamo files the IND for a Licensed Product from the SCD Program, promptly after the thirtieth (30th) day following the filing of such IND (or the day of release of any clinical hold placed on such IND during the thirty (30)-day period after filing), Sangamo shall transfer to Biogen Idec all Regulatory Filings and Program Data related to the SCD Program generated prior to such transfer, and assign all such Regulatory Filings, including ownership rights as provided in Section 4.1(c).

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(d) To facilitate the conduct of each Research Program or perform activities that are otherwise permitted by the license grant in Section 6.1, either Party may provide to the other Party certain biological materials (including [***]) or chemical compounds Controlled by and in the possession of the supplying Party for use by the other Party (such materials or compounds and any progeny and derivatives thereof, collectively, “Materials”). All such Materials shall remain the sole property of the supplying Party, shall be used only in the fulfillment of obligations or exercise of rights under this Agreement and solely under the control of the receiving Party, shall not be used or delivered by the receiving Party to or for the benefit of any Third Party other than a permitted Subcontractor without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects, unless expressly agreed. The Materials supplied under this Section 2.5(d) are supplied “as is” and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.

(e) Each Research Program may be terminated only by written agreement of the Parties; provided that either Party may terminate a Research Program if such Party reasonably determines in good faith that the medical risk/benefit of the Licensed Product(s) associated with such Research Program is so unfavorable that it would be incompatible with the welfare of patients to continue developing such Licensed Product(s); provided further that prior to exercising such termination right, the Party considering such termination shall notify the other Party, after which the Parties shall discuss in detail the reasons for such proposed termination, which discussions may include, if requested by the other Party, discussions between appropriate executives of each Party. If following completion of such discussions, such Party still desires to terminate such Research Program on account of such medical risk/benefit, it shall notify the other Party in writing, and the Parties shall determine in good faith an appropriate wind-down of such Research Program.

2.6 Subcontractors. Each Party may engage Subcontractors to perform any work under the Research Programs; provided that all such Sangamo engagements and any contracts related to such engagements shall be subject to the prior written approval of Biogen Idec, such approval not to be unreasonably withheld; further provided that in the event Sangamo elects to engage a Subcontractor to provide any non-clinical activity that Biogen Idec possesses the internal capabilities to perform, Sangamo shall notify Biogen Idec and Biogen Idec shall determine whether Biogen Idec, at its expense, will provide such non-clinical activity to Sangamo in accordance with the applicable timeline, subject to Section 2.4. Each contract between a Party and a Subcontractor shall be consistent with the provisions of this Agreement and shall include provisions, including intellectual property provisions, adequate for the other Party to enjoy the licenses granted hereunder as though such Party had performed the contracted work. Each Party shall be responsible for the management of its Subcontractors. The engagement of any Subcontractor in compliance with this Section 2.6 shall not relieve the applicable Party of its obligations under this Agreement or any applicable Research and Development Plan. Notwithstanding Biogen Idec’s reimbursement obligations pursuant to Section 2.7, each Party shall be solely responsible for any taxes, including income, withholding, payroll, VAT, sales tax or the like, that arise from the use of a Subcontractor.

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2.7 Funding of the Research Programs.

(a) Budgeted costs. Biogen Idec in its [***] the initial budget for the SCD Development Plan (which shall include a binding portion of no more than [***]) and any amendments, modifications or updates to the budgets for the BT Development Plan and the SCD Development Plan; provided that Biogen Idec shall provide such proposed initial budget and each proposed amendment, modification and update to a budget to Sangamo before approval thereof. If within fifteen (15) days after receipt of any such proposed initial budget or budget amendment, modification or update from Biogen Idec, Sangamo notifies Biogen Idec that such proposed initial budget or budget amendment, modification or update is insufficient to support the number of FTEs required to perform the activities in the corresponding Research and Development Plan, or if within thirty (30) days after receipt of any such proposed amendment, modification or update to the budget for the BT Development Plan from Biogen Idec, Sangamo notifies Biogen Idec that such proposed budget amendment, modification or update does not sufficiently fund any external costs under the BT Development Plan, then Biogen Idec shall do any one of the following: [***]

(i) BT Development Plan Costs. The initial budget for the BT Development Plan, which budget commences no earlier than [***], is included in the initial BT Development Plan attached hereto as Exhibit A. Biogen Idec shall [***] costs (up to the [***]) and [***] by Sangamo and its Affiliates in the conduct of the BT Development Plan (to the extent [***] by any Third Party), in accordance with the budget set forth in the BT Development Plan. For the avoidance of doubt, [***] Biogen Idec with [***] by Sangamo and shall exclude [***] by Sangamo.

(ii) SCD Development Plan Costs. Biogen Idec shall [***] costs (up to the [***]) and [***] by Sangamo and its Affiliates in the conduct of the SCD Development Plan (to the extent [***] by any Third Party), in accordance with the budget set forth in the SCD Development Plan; provided that if such [***], Biogen Idec shall [***] costs. For the avoidance of doubt, [***] Biogen Idec with [***] by Sangamo and shall [***] by Sangamo.

(b) Budget changes.

(i) If Sangamo reasonably anticipates that (A) the [***] costs of conducting, or having a Subcontractor conduct, any activity set forth in the BT Development Plan, or (B) the number of Sangamo [***] conducting any activity under a Research and Development Plan [***] the budgeted amount therefor, or if such amounts [***] the budgeted amount therefor, Sangamo shall notify Biogen Idec through the JSC and request a change to the budget. Biogen Idec shall in good faith consider all such reasonable requests by Sangamo to change a budget for a Research and Development Plan within [***] days of Sangamo’s request. If Biogen Idec does not approve any such request, then Sangamo shall [***] for (x) the [***] costs to conduct such activity [***] and (y) the [***] costs under the BT Development Plan to conduct such activity [***] therefor.

(ii) If the JSC amends a Research and Development Plan to include additional activities or change the scope of any existing activities, then subject to Section 2.7(a), (x) Biogen Idec shall amend the corresponding budget accordingly (following the procedure under Section 2.7(a)) and (y) Sangamo shall use Commercially Reasonable Efforts to conduct any such additional or revised activities that are assigned to Sangamo in the amended Research and Development Plan.

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(iii) If either Party reasonably determines that an activity conducted under a Research and Development Plan should be repeated for a reason other than for a Party’s or its Affiliate’s, Subcontractor’s or agent’s negligence, or that in light of new developments, additional activities should be added to a Research and Development Plan or activities included in the Research and Development Plan should be modified, such Party shall notify the JSC. If the JSC agrees that either Party should repeat such activity or conduct additional or modified activities, the JSC shall amend such Research and Development Plan. Subject to Section 2.7(a), (x) Biogen Idec shall amend the corresponding budget accordingly (following the procedure under Section 2.7(a)) and (y) Sangamo shall use Commercially Reasonable Efforts to repeat or conduct any such additional or modified activity, or any activity that is dependent upon the completion of such repeated, additional or modified activity that is assigned to Sangamo in the amended Research and Development Plan. For the avoidance of doubt, if any activity under a Research and Development Plan needs to be repeated as a result of the negligence of a Party, its Subcontractors or agents, then such Party shall repeat such activity at its own expense.

(c) FTE Rate. The budget set forth in each Research and Development Plan shall include FTE costs at a rate of [***] per year per [***] for the first [***] of this Agreement. Beginning at [***] of the Term, the FTE rate [***] by the [***]. For the avoidance of doubt, such FTE Rate includes [***].

(d) Annual budgets. No later than August 15 of each calendar year during any Research Term (except for the last calendar year during a Research Term), the JSC will prepare a budget for the applicable Research Program under which activities are anticipated to be conducted in the following calendar year and submit such budget to Biogen Idec for approval no later than October 15 of the calendar year in which such budget is prepared. The binding portion of each budget for the SCD Development Plan shall cover no more than [***].

(e) Certain Equipment and Supplies. During the Term, Biogen Idec will purchase any equipment and supplies that cost [***] or more and that are separately itemized external expenses in the budget for the SCD Program or the BT Program, as applicable. Biogen Idec will have such equipment and supplies delivered to Sangamo, and Sangamo will use such equipment and supplies during the Term solely to perform the obligations assigned to Sangamo

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under the applicable Research and Development Plan. Biogen Idec will retain all right and title to all such equipment and supplies. Sangamo will affix a marking to each such piece of equipment and the supplies clearly identifying such equipment and supplies as the property of Biogen Idec. Sangamo will, at Biogen Idec’s sole expense, return all such equipment and any unused supplies to Biogen Idec at a facility designated by Biogen Idec (with any risk of loss of such equipment and supplies being borne by Sangamo until received by Biogen Idec at such facility) within thirty (30) days of such a request and in no event later than thirty (30) days following the end of the Research Term for the SCD Program or BT Program, as applicable. Prior to the return of such equipment to Biogen Idec, Sangamo will maintain the equipment in good working order and operating condition, reasonable wear and tear excepted, in accordance with the manufacturer’s instructions, and shall have and maintain such types and amounts of insurance with respect to such equipment as is normal and customary in the industry for similar types of equipment. Sangamo will be responsible for any damage (other than normal wear and tear resulting from proper use thereof alone excepted) or destruction of such equipment and will promptly replace any such damaged or destroyed equipment.

2.8 Records.

(a) Research Records. Each Party shall maintain, consistent with its then-current internal policies and practices, and cause its employees and Subcontractors to maintain, records and laboratory notebooks in sufficient detail and in a good scientific manner appropriate for (i) inclusion in filings with regulatory authorities, and (ii) obtaining and maintaining intellectual property rights and protections, including Patent Rights. Such records and laboratory notebooks shall be complete and accurate in all material respects and shall fully and properly reflect all work done, data and developments made, and results achieved. During each Research Term, each Party shall periodically, but not less than quarterly, allow the other Party to inspect and, to the extent necessary or useful for such regulatory or intellectual property protection purposes, copy such records.

(b) JSC Reports. Each Party shall keep the JSC informed of the progress of its activities under each Research and Development Plan, including delivering quarterly written updates of its progress under each Research and Development Plan to the JSC at least one (1) week in advance of each JSC meeting.

(c) Expense Records. Sangamo shall maintain complete and accurate books, records and accounts used for the determination of FTEs (including FTE utilization) and external expenses incurred in connection with the performance of its obligations under each Research Program, in sufficient detail to confirm the accuracy of any payments required under this Agreement, which books, records and accounts will be retained by Sangamo for three (3) years after creation of the individual records, or longer as is required by applicable law. Such books, records and accounts shall be kept in accordance with U.S. GAAP and Sangamo’s then-current accounting procedures. For the avoidance of doubt, if Sangamo’s then-current accounting procedures are not U.S. GAAP compliant, then Sangamo shall alter its accounting procedures such that they are U.S. GAAP compliant.

2.9 Biogen Idec Audit Rights.

(a) Upon [***] advance written notice by Biogen Idec and not more than [***] in each calendar year (except for cause), Sangamo and its Affiliates shall permit an independent certified public accounting firm of internationally recognized standing, selected by Biogen Idec and reasonably acceptable to Sangamo, to have access during normal business hours to such of the records of Sangamo and its respective Affiliates as may be reasonably necessary to verify the accuracy of the invoices provided by Sangamo to Biogen Idec pursuant to Section 8.2(a) for any year ending not more than thirty-six (36) months prior to the date of such request. No year may be audited more than once, except for cause. The accounting firm will enter a confidentiality agreement reasonably acceptable to Sangamo governing the use and disclosure of Sangamo’s information disclosed to such firm, and such firm shall disclose to Biogen Idec only whether the invoices are correct or not and the specific details concerning any discrepancies, which information shall be Confidential Information of Sangamo.

(b) Unless disputed by Biogen Idec or Sangamo in good faith, if such accounting firm concludes that the amounts paid during the audited period were more or less than the amounts actually due to Sangamo, Biogen Idec shall pay any additional amounts due, and Sangamo will refund any amounts overpaid, in each case plus interest as set forth in Section 8.11, within forty-five (45) days after the date the written report of the accounting firm so concluding is delivered to Sangamo and Biogen Idec. The written report will be binding on the Parties absent clear error. The fees charged by such accounting firm shall be paid by [***]; provided, that if the audit discloses that the amounts payable by [***] for such period have been overpaid by more than [***], then [***] shall pay the reasonable fees and expenses charged by such accounting firm. Biogen Idec shall treat all financial information disclosed by its accounting firm pursuant to this Section 2.9 as Confidential Information of Sangamo for purposes of Article 10 of this Agreement, and shall cause its accounting firm to do the same.

(c) In the event of a good faith dispute by Biogen Idec or Sangamo regarding the result of an audit made pursuant to this Section 2.9, the Parties shall agree in good faith on an alternative independent certified public accounting firm of internationally recognized standing to perform a second audit. If such audit is requested by Biogen Idec because Biogen Idec was found by the initial audit to have underpaid and the second audit confirms that Biogen Idec underpaid, then Biogen Idec shall bear all costs associated with the second audit. If such audit is requested by Sangamo because Biogen Idec was found by the initial audit to have overpaid and the second audit confirms that Biogen Idec overpaid, then Sangamo shall bear all costs associated with the second audit. Notwithstanding the above, in the event that the second audit confirms the findings of the first audit, the requesting Party shall pay. No over or under payment indicated by the initial audit shall be payable in the event of a dispute until the second audit is complete and such second audit shall be binding on the Parties, with any under or over payment determined thereby, plus interest as set forth in Section 8.11, being payable within forty-five (45) days after the date the written report of the accounting firm so concluding is delivered to Sangamo and Biogen Idec.

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2.10 Research Terms.

(a) Extension of a Research Term. The Parties may extend either Research Term upon written agreement, including to conduct activities described under Sections 2.11 and 2.12.

(b) Re-establishment of the Research Term. At any time during the Term following expiration of the applicable Research Term, if the Parties agree to conduct any activities under Section 2.11 or 2.12 for a Research Program, then in connection with preparing an amended Research and Development Plan for such activities, the Parties shall re-establish the applicable Research Term and specify the length of such re-established Research Term in the amended Research and Development Plan.

2.11 Additional Target. At any time during the Term, whether during the applicable Research Term or thereafter, if Sangamo identifies a Gene whose modification Sangamo reasonably believes to be useful for the treatment or prevention of sickle cell disease or beta thalassemia, Sangamo shall promptly notify Biogen Idec of such Gene. At any time during the Term, Biogen Idec may notify Sangamo and request that Sangamo conduct activities under a Research and Development Plan with respect to (a) any Gene identified by Sangamo in the preceding sentence or (b) any other Gene that Biogen Idec identifies whose modification Biogen Idec reasonably believes to be useful for the treatment or prevention of sickle cell disease or beta thalassemia. Such notice shall provide all relevant information available to Biogen Idec with respect to the applicable Gene. Within [***] days after Sangamo’s receipt of such notice and information, Sangamo shall notify Biogen Idec whether it agrees to conduct activities with respect to such Gene under the applicable Research and Development Plan. If Sangamo agrees, (i) the Parties shall prepare or amend the applicable Research and Development Plan (including budget) to include activities with respect to such Gene, which Research and Development Plan will be subject to the terms of this Article 2, (ii) Biogen Idec shall pay Sangamo a [***] target acceptance fee of [***] within [***] days after the Parties’ written agreement to such new or amended Research and Development Plan including activities with respect to such Gene and (c) upon receipt of such fee, such Gene will be deemed a Gene Target subject to the terms of this Agreement. For the avoidance of doubt, if the Parties fail to agree on a new or amended Research and Development Plan including activities with respect to such Gene, then [***].

2.12 Further Development of Collaboration Compositions of Matter. If, after Sangamo’s completion of activities under a Research and Development Plan, Biogen Idec desires to change the DNA-Binding Molecule used in or with respect to a Licensed Product or to develop a Licensed Product that contains, uses or is made through the use of, a Collaboration Composition of Matter that is different from those Collaboration Compositions of Matter used in or with respect to any Licensed Product for which an IND was filed pursuant to a Research Program, Biogen Idec shall notify Sangamo in writing, identifying the proposed change or development and reasons for requesting such proposed change or development; provided that any such change shall not result in a Zinc Finger Protein, TALE Protein or component of a CRISPR/Cas system that (a) [***], which Zinc Finger Protein, TALE Protein or component of a CRISPR/Cas system is identical in amino acid sequence to a Zinc Finger Protein, TALE Protein or component of a CRISPR/Cas system to which Sangamo or its Affiliate has granted exclusive rights to a Third Party or (b) does not qualify as a Collaboration Composition of Matter. The Parties shall promptly meet to discuss in good faith the proposed activities and prepare or amend the applicable Research and Development Plan (including budget), which Research and Development Plan will be subject to the terms of this Article 2; provided that if the Parties do not agree on such amended or new Research and Development Plan within [***] after the date on which Biogen Idec notifies Sangamo requesting a proposed change or development, then Biogen Idec shall have the sole authority to approve a Research and Development Plan that it is consistent with this Section 2.12.

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2.13 Biogen Idec Step-In Rights.

(a) BT Program. If the BT Trigger Date is Trigger 1 or Trigger 3, then at any time on or after such date, Biogen Idec shall have the right, but not the obligation, to take over all of Sangamo’s unfinished activities, if any, under the BT Development Plan upon five (5) days notice to Sangamo. Subject to Section 2.13(c), the “BT Step-In Date” shall mean the date on which Biogen Idec begins exercising such right to take over all of Sangamo’s activities under the BT Development Plan. If the BT Trigger Date is Trigger 2, then Biogen Idec shall begin taking over all of Sangamo’s unfinished activities, if any, under the BT Development Plan on the date of Phase I Completion and will have the right, but not the obligation, to take over such activities on [***], if such date is earlier than Phase I Completion, and the “BT Step-In Date” shall be such date. Notwithstanding the foregoing, if the BT Trigger Date is Trigger 2, then Biogen Idec shall have the right, but not the obligation, commencing on Trigger 2 to make all decisions with respect to the BT Program, including whether to expand the First in Human Trial and which Party would conduct any such expanded study; provided that Sangamo shall have no obligation to conduct any such expanded study unless Biogen Idec approves a budget for such expansion pursuant to Section 2.7(a) and the Parties extend the Research Term accordingly.

(b) SCD Program. If the JSC decides that Sangamo will be the Party responsible for filing the IND for a Licensed Product intended to treat sickle cell disease and such IND is not filed by the [***] anniversary of the date when the final IND-enabling toxicology report for the SCD Program becomes available, then at any time on or after such [***] anniversary, Biogen Idec shall have the right, but not the obligation, to take over all of Sangamo’s unfinished activities, if any, under the SCD Development Plan upon five (5) days notice to Sangamo. Subject to Section 2.13(c), the “SCD Step-In Date” shall mean the date on which Biogen Idec begins exercising such right to take over all of Sangamo’s activities under the SCD Development Plan following such five (5)-day notice period; provided that if the IND for a Licensed Product intended to treat sickle cell disease was filed by Sangamo prior to the [***] anniversary of the date set forth in the initial SCD Development Plan as the anticipated date for filing such IND, then Biogen Idec shall take over all of Sangamo’s unfinished activities, if any, under the SCD Development Plan beginning on the [***] following the filing of such IND (or the day of release of any clinical hold placed on such IND during the [***] period after filing), and the “SCD Step-In Date” shall be such date. If the JSC decides that Biogen Idec will be the Party responsible for filing the IND for a Licensed Product intended to treat sickle cell disease, then Biogen Idec shall take over all of Sangamo’s unfinished activities, if any, under the SCD Development Plan beginning on the date such IND was filed by Biogen Idec and the “SCD Step-In Date” shall be such date.

(c) Change of Control. Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control of Sangamo or an acquisition which results in a Competing Business Combination under Section 6.3(d), if Biogen Idec had not previously exercised its step-in rights under Section 2.13(a) and Section 2.13(b), then the BT Step-In Date and SCD Step-In Date, as applicable, shall, at Biogen Idec’s election to take over all of

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Sangamo’s unfinished activities, if any, under the BT Development Plan or SCD Development Plan, as applicable, which election may be made at any time [***] after the date of such Change of Control or the closing date of such acquisition, as applicable, be the date of such election.

(d) Technology Transfer. Upon the occurrence of the BT Step-In Date or SCD Step-In Date, as applicable, if not effected before such time, Sangamo shall promptly undertake the technology transfer activities set forth in Sections 4.1(b) and 4.1(c).

3 JOINT STEERING COMMITTEE.

3.1 Composition.

(a) Formation and Chairman. The JSC shall be formed as soon as practicable, but no later than thirty (30) days following the Effective Date. Subject to Section 3.1(b), the JSC shall be comprised of an equal number of representatives from each Party. If mutually agreed by all JSC members on a case-by-case basis, the JSC may invite other non-members to participate in the discussions and meetings of the JSC, provided that such participants shall have no voting authority at the JSC. Each Party shall notify the other Party in writing of its initial representatives to the JSC, and may substitute one or more representatives from time-to-time upon written notice to the other Party. A designated representative of Biogen Idec will be the chairman of the JSC for the first year, and thereafter the chairman will be selected alternately, on an annual basis, by Sangamo or by Biogen Idec. The chairman shall be responsible for setting the agenda for meetings of the JSC, with input from the other members, and for conducting the meetings of the JSC.

(b) JSC Appointment is a Right. The appointment of members of the JSC is a right of each Party and not an obligation and shall not be a “deliverable” as defined in Accounting Standards Update 2009-13 – Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements, a consensus of the Financial Accounting Standards Board’s Emerging Issues Task Force. Each Party shall be free to determine not to appoint members to the JSC and not replace a member of the JSC who stops serving on the JSC.

(c) Consequence of Non-Appointment. If a Party (the “Appointing Party”) does not appoint members of the JSC, or does not replace a member of the JSC who stops serving on the JSC, it shall not be a breach of this Agreement, nor shall any consideration be required to be returned, and unless and until such persons are appointed or replaced, the other Party may discharge the roles of the JSC for which members were not appointed or replaced by the Appointing Party.

3.2 Responsibilities.

(a) Oversight. The JSC shall be responsible for oversight of the Research Programs during the Research Terms, including the Research and Development Plans, Sangamo’s development of Licensed Products, pre-clinical work, IND-enabling studies, and IND submissions for the BT Program and the SCD Program. Any amendments or modifications to the Research and Development Plans shall require the approval of the JSC (except that each [***] pursuant to Section 2.7(a)) and shall be subject to the applicable terms of this Agreement, and the JSC shall be required to formally document updates to the Research and Development

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Plans on a quarterly basis as part of the minutes of the quarterly meetings of the JSC. The JSC shall manage the technology transfer of Licensed Know-How (including manufacturing-related Licensed Know-How) and Program Data from Sangamo to Biogen Idec as described in a Research and Development Plan or that is otherwise reasonably requested by Biogen Idec and otherwise necessary or useful, which technology transfer shall be initiated at any time upon Biogen Idec’s request. In addition to the foregoing general responsibilities, the JSC shall in particular: (i) establish and approve timelines in the Research and Development Plans, (ii) manage the overall strategy for the research and development of Collaboration Compositions of Matter and Licensed Products under the Research and Development Plans, including regulatory strategy, (iii) review and approve the draft IND for each Licensed Product, (iv) review and discuss the Clinical Development Plan under the BT Program, (v) determine the development and staging of lead and back-up Collaboration Compositions of Matter and Licensed Products, (vi) determine whether criteria set forth in a Research and Development Plan with respect to the development and staging of a Collaboration Composition of Matter or Licensed Product have been met, and (vii) make decisions on whether and how to continue activities under a particular Research and Development Plan at each decision point set forth in such Research and Development Plan based on the then-available data and results and consistent with the criteria set forth in such Research and Development Plan, including with respect to whether to terminate the activities under a Research and Development Plan for a particular Collaboration Composition of Matter or Licensed Product. The JSC will have solely the powers assigned to it in this Article 3 and elsewhere in this Agreement, and will not have any power to amend, modify, or waive compliance with this Agreement. For clarity, Sangamo, and not the JSC, will be responsible for decisions with respect to the day-to-day implementation of the activities assigned to Sangamo under the Research and Development Plans. The JSC, in its discretion, may establish subcommittees to assist the JSC in carrying out the responsibilities of the JSC.

(b) Manufacture. The JSC shall oversee the manufacture of Licensed Products and the Collaboration Compositions of Matter according to the Research and Development Plans during the Research Terms. For each Research and Development Plan, the JSC shall (i) establish the amount to be manufactured and maintained by [***]; (ii) review the manufacture of (and supply chain for) each Licensed Product to identify potential risks and, where necessary, implement through the Research and Development Plan risk management strategies; (iii) analyze and review technical and quality control issues for each Licensed Product; (iv) review any manufacturing agreements with Third Parties pursuant to which Licensed Products are manufactured; (v) review all manufacturing specifications for Licensed Products, including release specifications; and (vi) manage the transfer of manufacturing capability for Licensed Products from [***] pursuant to the Research and Development Plan in a manner to permit Biogen Idec to undertake its clinical development activities without delay.

(c) General. The JSC shall conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

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3.3 Meetings.

(a) The JSC shall meet in person or by teleconference not less than once per Calendar Quarter. Subject to the preceding sentence, the JSC shall meet on such dates and at such times and places as agreed to by the members of the JSC. Meetings of the JSC shall be alternately hosted by the Parties, with the host determining whether the meeting will be in person or by teleconference; provided, that at least one meeting hosted by each Party in each calendar year shall be in person. Biogen Idec shall host the first meeting of the JSC at a mutually agreeable time and place no later than sixty (60) days from the Effective Date. Each Party shall be responsible for its own expenses relating to attendance at or participation in JSC meetings.

(b) Within ten (10) days following each JSC meeting, the Party hosting the meeting shall cause to be prepared and will provide to the other Party a draft of reasonably detailed written minutes describing all matters reviewed or considered by the JSC and all determinations made and actions taken by the JSC and a summary of the reasons therefor stated by the members at the meeting. The minutes shall include any discussions relating to amendments to the Research and Development Plans and Sangamo’s determinations and data with respect to preclinically or clinically significant [***] or effects of DNA-Binding Molecules pursuant to Sections 1.26 and 1.149. The minutes of any meeting of the JSC must be finalized by approval of the members of the JSC within fifteen (15) days of the meeting. The final minutes shall include the relevant executed amendments to the Research and Development Plans reflecting the discussed and approved changes. The minutes and the drafts of any minutes shall be the Confidential Information of both Parties.

3.4 Decision Making. Each Party shall be entitled to cast one vote on matters before the JSC. For the transaction of business, a quorum consisting of not less than one representative of each Party must be present at a meeting. Decisions of the JSC shall be made by unanimous approval, provided that a quorum is present. If the JSC is unable to reach agreement with respect to any decision within the scope of its authority, the Chief Executive Officer of each Party (or his/her nominee) will meet promptly to attempt to resolve the dispute by good faith negotiations. If these individuals are unable to resolve the dispute within thirty (30) days of the request for such meeting, the matter shall be decided as follows:

(a) BT Program

(i) Subject to the first sentence of Section 2.7(a), if the matter relates to the BT Program prior to the BT Trigger Date, then [***] shall have the final decision-making authority; provided that (1) [***] shall not change the Lead Candidate for the BT Program without [***] prior written consent, (2) in addition to its rights under Section 2.5(e), Biogen Idec shall have the right to change the Lead Candidate for the BT Program and approve a revised BT Development Plan related to a new Lead Candidate if Biogen Idec determines in good faith that the medical risk/benefit of the then-current Lead Candidate is so unfavorable that it would be incompatible with the welfare of patients to continue developing or commercializing such Lead Candidate and (3) [***] shall have the final decision-making authority over any decision that would change the scope or activities under the BT Program in a manner that would, if such activities were performed, trigger any Milestone Payment under the BT Program other than the milestone payment concerning dosing of a subject in the first Phase I Clinical Trial of a Licensed Product.

(ii) If the matter relates to the BT Program after the BT Trigger Date, then Biogen Idec shall have the final decision-making authority.

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(b) SCD Program. If the matter relates to the SCD Program, [***] shall have the final decision-making authority; provided that [***] shall not make any decision to amend the SCD Development Plan (including its budget) that would (i) require Sangamo to perform any work with respect to any Gene other than a Gene Target or a Safe Harbor Locus or any indication other than beta thalassemia or sickle cell disease, (ii) materially increase or decrease the number of Sangamo FTEs in any functional area that are required to conduct the SCD Development Plan, (iii) allocate activities to Sangamo that are outside its expertise, (iv) impose obligations on Sangamo that conflict with any agreement as in effect prior to the Effective Date, any Third Party Licenses or any agreement with Third Party service providers or licensors or (v) cause Sangamo to incur any costs that are not fully reimbursed by Biogen Idec.

Any decision made in exercising a Party’s final decision-making authority must be consistent with the terms of this Agreement and within the scope of authority delegated to the JSC under this Agreement. The Parties expressly understand and agree that the control of decision-making authority by a Party so as to resolve a dispute in the JSC for any matter will not authorize such Party to unilaterally modify or amend, waive its own compliance with, or determine the other Party’s compliance with, the terms of this Agreement.

3.5 Discontinuation of the JSC. The JSC shall continue to exist until the first to occur of (a) the Parties mutually agreeing to disband the JSC and (b) the end of all Research Terms; provided that the JSC shall only have oversight over those Research Programs having a Research Term that has not terminated. Notwithstanding anything herein to the contrary, once the JSC ceases to exist, the JSC shall have no further obligations under this Agreement and Biogen Idec shall have the right to solely decide, without consultation, any matters previously before the JSC.

3.6 Re-establishment of the JSC. At any time during the Term after the JSC ceases to exist pursuant to Section 3.5, if the Parties agree to conduct any activities under Section 2.11 for a Research Program, then the Parties shall re-establish the JSC and Biogen Idec shall have final decision-making authority with respect to the development of any additional Genes added pursuant to Section 2.11.

4 CLINICAL DEVELOPMENT AND COMMERCIALIZATION

4.1 Sangamo Responsibilities. During the Term:

(a) Sangamo shall use Commercially Reasonable Efforts to conduct the First in Human Trial as described in the BT Development Plan until the earlier of (i) Phase I Completion and (ii) Biogen Idec’s assumption of activities under the BT Development Plan pursuant to Section 2.13(a), and Sangamo shall, unless Biogen Idec has exercised its step-in rights pursuant to Section 2.13(a) prior to completion of the First in Human Trial, use Commercially Reasonable Efforts to deliver to Biogen Idec a complete study report for the First in Human Trial promptly following completion of such trial. Unless otherwise agreed by the Parties or as set forth in this Agreement, Sangamo shall have no further clinical development responsibilities under this Agreement.

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(b) In order to permit Biogen Idec to conduct clinical trials of Licensed Products without substantial delay, at the direction of the JSC and at least [***] prior to filing an IND for a Licensed Product in the SCD Program or anticipated Phase I Completion for the BT Program, as applicable (in each case, subject to Biogen Idec’s early assumption of activities under the applicable Research and Development Plan pursuant to Section 2.13(a) and Section 2.13(b), as applicable), Sangamo will complete the transfer to Biogen Idec, in accordance with the applicable Research and Development Plan but subject to Section 2.7, or otherwise as determined by the JSC and subject to [***]’s reimbursement of [***]’s reasonable [***] costs and reasonable external costs to conduct such transfer, of all Licensed Know-How (including manufacturing, synthesis and testing protocols and documentation) necessary or useful for Biogen Idec to manufacture clinical supplies of the applicable Licensed Product according to the specifications and manufacturing techniques then in use by Sangamo for such Licensed Product. Sangamo will provide such technical assistance to Biogen Idec as necessary to complete the transfer of such Licensed Know How in accordance with the applicable Research and Development Plan. In addition, no later than [***] after (x) the SCD Step-In Date or (x) the earlier of Biogen Idec’s assumption of activities under the BT Development Plan pursuant to Section 2.13(a) and Phase I Completion in the BT Program, as applicable, (i) Sangamo will supply to Biogen Idec any then-existing supplies of the applicable [***] Controlled by Sangamo, in each case to the extent specific to Licensed Products (except to the extent that any such supplies need to be retained by Sangamo or its manufacturer, consistent with the requirements of regulatory authorities or otherwise as required by law), and (ii) to the extent any manufacturing contracts between Sangamo and a Third Party contract manufacturer are specific to the applicable Licensed Product, Sangamo will, if permitted under the terms of the contract and requested by Biogen Idec, assign such contract to Biogen Idec.

(c) Promptly after each of (i) [***] following the filing of the IND for a Licensed Product (or the day of release of any clinical hold placed on the IND during the [***] after filing), with respect to the SCD Program (or immediately prior to filing if the JSC determines that Biogen Idec will file such IND) and (ii) Phase I Completion with respect to the BT Program, as applicable, in the case of clause (i) and (ii) subject to Biogen Idec’s early assumption of activities under the applicable Research and Development Plan pursuant to Section 2.13(a) and Section 2.13(b), as applicable:

(x) Biogen Idec shall assume sole control, subject to Section 4.2(b), for all development, regulatory, manufacturing and commercialization activities for each Licensed Product from the applicable Research Program, and

(y) Sangamo shall:

(A) promptly [***] transfer to Biogen Idec all [***] generated prior to such assignment,

(B) to the extent not earlier transferred in accordance with this Agreement, promptly transfer to Biogen Idec all [***], and all [***] and [***] in Sangamo’s possession and control, in each case that are required by law or regulation to be maintained by the holder of such IND,

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(C) for any information and materials of the type otherwise described in clause (B) of this Section 4.1(c)(y) but that are in Sangamo’s control and in the possession of a Third Party service provider, either [***] to Biogen Idec such contract (which contract Biogen Idec shall have the option to assume), to the extent [***] and if not [***] (either by its terms or because it does not relate solely to such Licensed Product), provide access to such information and materials to Biogen Idec, and Sangamo shall bear the costs for maintenance of and Biogen Idec’s access to such information and materials,

(D) provide Biogen Idec access, to the extent reasonably requested by Biogen Idec and necessary or useful for Biogen Idec to pursue the clinical development and Marketing Approval of (or the maintenance of Marketing Approval of) such Licensed Product, to any information and materials in Sangamo’s control that are related to such

Licensed Product and used or generated in conducting activities under the applicable Research and Development Plan but are not addressed in clause (B) or (C) of this Section 4.1(c)(y), which information and materials Sangamo shall maintain for [***] following assignment of the IND to Biogen Idec and shall not thereafter destroy without providing Biogen Idec notice and the opportunity to access such information and materials, and

(E) provide, at Biogen Idec’s expense, a reasonable amount of technical assistance as Biogen Idec may reasonably request to assist Biogen Idec in the clinical development, Marketing Approval and commercialization of such Licensed Product during the Royalty Term for such Licensed Product, to the extent that Sangamo has the relevant expertise and then available capacity by functional group or is capable of acquiring sufficient capacity through the use of Commercially Reasonable Efforts.

4.2 Biogen Idec Responsibilities. During the Term:

(a) Subject to Section 4.2(b), Biogen Idec shall be solely responsible for and have sole discretion over (i) the planning and conduct of (other than the First in Human Trial under the BT Program unless Biogen Idec exercises its rights hereunder to take over such activities), and expenses associated with, clinical trials of Licensed Products (other than expenses with respect to the First in Human Trial under the BT Program that are Sangamo’s responsibility in accordance with the terms of this Agreement); (ii) all regulatory filings and interactions with regulatory agencies with respect to Licensed Products, except those filings and interactions in connection with any IND for the BT Program and, if the JSC determines that Sangamo will file the IND for the SCD Program, the SCD Program, or the First in Human Trial (unless Biogen Idec exercises its rights to take over such activities); (iii) pursuing and maintaining Marketing Approvals for Licensed Products and expenses related to obtaining and maintaining such Marketing Approvals; and (iv) commercialization of Licensed Products in the Territory and expenses associated with the commercialization of Licensed Products.

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(b) Biogen Idec shall use Commercially Reasonable Efforts to develop, seek and obtain Marketing Approval for and commercialize (i) at least one Licensed Product for beta thalassemia and (ii) at least one Licensed Product for sickle cell disease, in each case (i) and (ii) [***]. In addition, without limiting the foregoing, Biogen Idec shall use Commercially Reasonable Efforts to achieve First Commercial Sale of a Licensed Product for beta thalassemia in [***].

4.3 Clinical Development.

(a) With respect to a Licensed Product arising from in the SCD Program, upon the SCD Step-In Date in the SCD Program, and with respect to a Licensed Product arising from the BT Program, upon the earlier of Biogen Idec’s early assumption of activities under the applicable Research and Development Plan pursuant to Section 2.13(a) and Phase I Completion in the BT Program, Biogen Idec shall, itself or through its Affiliates and Sublicensees, complete clinical development activities and seek Marketing Approval for such Licensed Product in accordance with a Clinical Development Plan for such Licensed Product, subject to Section 4.2(b). Each Clinical Development Plan will be developed, and amended from time to time, by Biogen Idec. Biogen Idec shall provide each Clinical Development Plan and each amendment thereto to Sangamo for review and discussion, and shall consider in good faith Sangamo’s reasonable comments thereto that are promptly delivered to Biogen Idec.

(b) Biogen Idec shall keep Sangamo informed about the status of Biogen Idec’s clinical development activities with respect to Licensed Products by providing, on an annual basis, a summary of such activities, including a copy of the clinical study report synopsis for each clinical trial of a Licensed Product, conducted during the prior year.

(c) Sangamo shall keep Biogen Idec informed on an ongoing basis of all relevant information in its possession or which it becomes aware of that is Controlled by Sangamo regarding (i) any material feedback from regulatory authorities or (ii) material manufacturing-related problems or defects, in each case that is related to Collaboration Compositions of Matter, Licensed Products or other products developed using the Core Technology, and that would be reasonably expected to affect the development or commercialization of Licensed Products, including such information that is discovered during pre-clinical and clinical development, as applicable. Sangamo shall use reasonable efforts to obtain from its licensees and collaborators the right to provide such information to Biogen Idec.

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(d) Six (6) months prior to the anticipated first IND filing for any Licensed Product, the Parties shall meet to negotiate and prepare a detailed safety data exchange agreement outlining each Party’s respective obligations with respect to pharmacovigilance activities, including timely transferring information related to adverse events or adverse reactions and maintaining a global safety database. Such agreement will provide for a process by which Sangamo shall provide Biogen Idec all relevant information in its possession or which it becomes aware of regarding the safety and tolerability of Collaboration Compositions of Matter, Licensed Products or other products developed using the Core Technology, to the extent relevant to Licensed Products, in each case individually and as applicable to the Core Technology, including information discovered during pre-clinical and clinical development.

(e) Biogen Idec acknowledges and agrees that pursuant to the CIRM Award, CIRM has the right to attend as an observer key FDA meetings regarding the Licensed Products, including pre-pre-IND meetings, pre-IND meetings, clinical milestone meetings and clinical hold meetings, and to review any data packages or other information, including Confidential Information of each Party, provided to the FDA in connection with any such meetings, as well as all minutes related thereto, and to share such information with CIRM’s confidential advisors. Solely to the extent required by applicable law (including applicable regulations and CIRM policies), as may be amended or supplemented after the Execution Date, or the CIRM Award (as such award is in effect on the Execution Date), Sangamo shall have the right, subject to Section 10.3, to provide all such information to CIRM and to permit CIRM to attend such meetings. To the extent that Biogen Idec conducts any activities subject to the CIRM Award, Biogen Idec shall promptly provide all such information to Sangamo and shall notify Sangamo of all such meetings, as soon as practicable after scheduling thereof. In addition, Biogen Idec shall provide Sangamo with all such information necessary for Sangamo to comply with its obligations under the CIRM Award, as reasonably requested by Sangamo.

4.4 Commercialization.

(a) As between the Parties, and subject to Sangamo’s Co-Promotion Option and Section 4.2(b), Biogen Idec shall be solely responsible, at its sole expense, for all commercialization of Licensed Products, including: (i) developing and executing a commercial launch and pre-launch plan, (ii) negotiating with applicable governmental authorities regarding the price and reimbursement status of each Licensed Product; (iii) marketing and promotion; (iv) booking sales and distribution and performance of related services; (v) handling all aspects of order processing, invoicing and collection, inventory and receivables; and (vi) providing customer support, including handling medical queries and performing other related functions.

(b) In performing its marketing, promotion and other commercialization activities for Licensed Products, Biogen Idec shall comply with all applicable laws and regulations.

(c) Biogen Idec shall keep Sangamo informed about the status of Biogen Idec’s commercialization activities with respect to Licensed Products by providing, on an annual basis, a summary of such activities conducted during the prior year.

4.5 Co-Promotion Option.

(a) Sangamo shall have an option to co-promote each Licensed Product in the United States for beta thalassemia and sickle cell disease (the “Co-Promotion Option”), in accordance with this Section 4.5 and Exhibit B. Sangamo may exercise its Co-Promotion Option by providing written notice to Biogen Idec no later than [***]. Within [***] after Sangamo exercises its Co-Promotion Option with respect to the Licensed Products, Sangamo and Biogen Idec shall enter into a co-promotion agreement consistent with this Section 4.5 and Exhibit B (“Co-Promotion Agreement”) for the Licensed Products (with respect to the Co-Promotion Agreement, each such Licensed Product, a “Co-Promotion Product”), pursuant to which Biogen Idec will compensate Sangamo for its co-promotion activities.

(b) If, notwithstanding the Parties’ obligations in Section 4.5(a), the Parties fail to execute a Co-Promotion Agreement within [***] after Sangamo’s exercise of its Co-Promotion Option, the disputed terms of such agreement shall be referred to the Parties’ respective Chief Executive Officers (or their designees) for resolution. If these individuals are unable to resolve any of the remaining disputed terms of the Co-Promotion Agreement within [***] of the request for such resolution, then the [***] shall determine all such remaining disputed terms. Within [***] after the determination of such terms, [***] shall notify [***] of its acceptance or rejection of such terms, which election shall be at [***]. Upon [***] acceptance of such terms, such terms shall be binding on the Parties, and the Parties shall promptly enter into an agreement containing such terms. Upon Sangamo’s rejection of such terms, [***].

(c) Upon Sangamo’s exercise of the Co-Promotion Option in accordance with this Section 4.5, the Parties shall coordinate all sales efforts and field activities with respect to the Licensed Products in the United States for beta thalassemia and sickle cell disease under the direction of Biogen Idec, and such efforts and activities shall be more fully described in the Co-Promotion Agreement.

(d) Notwithstanding the foregoing, upon any Change of Control of Sangamo or acquisition resulting in a Competing Business Combination under Section 6.3(d), the Co-Promotion Option (if not yet exercised pursuant to Section 4.5(a)) or Co-Promotion Agreement, as applicable, shall terminate on the date of such Change of Control or the closing of such acquisition, as applicable. If, on the date of such Change of Control or the closing of such acquisition, as applicable, Sangamo has exercised the Co-Promotion Option but the Parties have not yet entered into the Co-Promotion Agreement, Biogen Idec shall have no further obligation to enter into a Co-Promotion Agreement.

5 SUPPLY AND MANUFACTURE

5.1 Responsibilities. Each Party shall be responsible for manufacturing Collaboration Compositions of Matter and Licensed Products to be used in the activities conducted by such Party, either directly or through one or more Affiliates or Third Parties. For the avoidance of doubt, only Biogen Idec or its designees shall commercially manufacture Collaboration Compositions of Matter and Licensed Products. Sangamo’s manufacturing activities shall be in accordance with the applicable Research and Development Plan. Upon Biogen Idec’s reasonable request after consultation with Sangamo following completion of due diligence on a Third Party manufacturer engaged by Sangamo with respect to activities under

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this Agreement, Sangamo shall cease using such Third Party manufacturer with respect to such activities and engage a Third Party manufacturer requested by Biogen Idec to perform such activities as soon as thereafter practicable. In such event, all timelines in this Agreement or under a Research and Development Plan for completing activities, if related to or dependent on manufacturing activities, shall be extended by the amount of time between the date of Sangamo’s cessation of using such Third Party manufacturer and the date on which Biogen Idec’s requested manufacturer is at the same stage of manufacturing qualification, validation and scale at which Sangamo’s manufacturer was at the time of such cessation, except to the extent any delay in engaging a Third Party manufacturer requested by Biogen Idec or in having any such Third Party manufacturer reach the same stage of activity as the manufacturer being replaced is a result of Sangamo’s or its Affiliate’s or agent’s failure to use reasonable efforts to engage such manufacturer or have such manufacturer reach such stage, respectively. Any such switch in manufacturer shall be subject to Section 2.7.

5.2 Requirements regarding Supply and Manufacture. Each of the Parties agrees that all supply and manufacture of Collaboration Compositions of Matter and Licensed Products pursuant to this Agreement, whether by a Party or a Third Party, shall comply with all applicable legal and regulatory requirements, including applicable cGMP.

6 GRANT OF LICENSES

6.1 Grants by Sangamo

(a) License Grant.

(i) Subject to the terms and conditions of this Agreement, Sangamo hereby grants to Biogen Idec an exclusive, royalty-bearing license, with the right to sublicense as provided in Section 6.1(c), under the Licensed Technology, (A) to make, have made, use, have used, Research, develop, market, supply, sell, offer for sale, export, have exported, import and have imported Licensed Products in the Field in the Territory and (B) subject to Section 6.1(b), to make, have made and use Collaboration Compositions of Matter that are incorporated into or used with respect to Licensed Products (including use with respect to the manufacture of Licensed Products), for the sole purpose of Researching, developing, manufacturing, using or selling Licensed Products.

(ii) Sangamo hereby grants to Biogen Idec for any and all purposes a non-exclusive, worldwide, royalty-free, fully-paid, perpetual, irrevocable license, with the right to grant sublicenses through multiple tiers license under Sangamo’s interest in (A) all Other IP and (B) all Product-Specific IP, in each case (A) and (B) to the extent claiming inventions conceived, discovered, developed, invented or otherwise made by Sangamo, its Affiliates and its or their respective employees, agents or Subcontractors during the Term in connection with the conduct of activities under any Research and Development Plan or other activities conducted by Sangamo in connection with its participation in the JSC or its fulfillment of obligations under this Agreement.

(b) Restrictions. Notwithstanding anything in this Agreement to the contrary, the licenses under Section 6.1(a) do not grant the right to discover, design or optimize [***], and Biogen Idec shall not conduct or have conducted any such activities under this Agreement. To the extent that it applies to [***].

(c) Sublicenses.

(i) Affiliates. Subject to the terms and conditions of this Agreement and the applicable Third Party Licenses, Biogen Idec may grant to one or more of its Affiliates a sublicense under the rights granted to Biogen Idec under Section 6.1(a). Biogen Idec shall remain responsible for the performance of such Affiliates under such rights to the same extent as if such activities were conducted by Biogen Idec, and shall remain responsible for any payments due hereunder with respect to activities of such Affiliates.

(ii) Third Parties. Subject to the terms and conditions of this Agreement and the applicable Third Party Licenses, Biogen Idec may grant, through one or more tiers, to Third Parties a sublicense under the rights granted to Biogen Idec under Section 6.1(a). Biogen Idec shall remain responsible for the performance of any of its Sublicensees under such rights to the same extent as if such activities were conducted by Biogen Idec, and shall remain responsible for any payments due hereunder with respect to activities of the Sublicensee.

(iii) Sublicense Survival. In the event of termination of this Agreement by Sangamo pursuant to Section 14.4 or 14.5, any permitted sublicense under Section 6.1(c)(ii) shall, at the Sublicensee’s option, survive such termination, provided that the Sublicensee is not in material breach of any of its obligations under such sublicense. In the event of termination of this Agreement by Biogen Idec pursuant to Section 14.4, 14.5, 14.6 or 14.7 (to the extent such sublicenses are related to Licensed Products that are not Safety Terminated Products), any permitted sublicense under this Section 6.1(c)(iii) shall, at the Sublicensee’s option and with Sangamo’s prior written consent, not to be unreasonably withheld, conditioned, or delayed, survive such termination, provided that the Sublicensee is not in material breach of any of its obligations under such sublicense. In order to effect this provision, at the request of the Sublicensee and, if applicable, with consent of Sangamo pursuant to the preceding sentence, Sangamo shall enter into a direct license with the Sublicensee on substantially the same terms as the sublicense, provided that Sangamo shall not be required to undertake obligations in addition to those required by this Agreement, and that Sangamo’s rights under such direct license shall be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license.

(iv) Notice. Biogen Idec shall provide Sangamo with of a copy of each executed sublicense agreement within thirty (30) days after execution thereof, which shall be treated by Sangamo as Biogen Idec’s Confidential Information, provided that with respect to any sublicense agreement that includes a sublicense under a Third Party License that requires Sangamo to provide the applicable Third Party licensor a copy of any sublicense agreement or a summary of the terms of such sublicense agreement, Sangamo shall be permitted to provide such Third Party licensor with such copy or summary. Sangamo agrees that prior to providing a copy of such sublicense to Sangamo, Biogen Idec may, except to the extent otherwise required under any Existing Third Party License, redact certain terms of any such sublicense agreement the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement or a verification of compliance with the requirements of this Agreement.

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(v) Requirements. Each agreement in which Biogen Idec grants a sublicense under the license granted in Section 6.1(a) shall be subject to the applicable terms and conditions of this Agreement and any Third Party Licenses sublicensed to the Sublicensee, and shall expressly include the terms set forth in Schedule 6.1(c)(v) with respect to each Third Party License sublicensed to the Sublicensee.

(vi) Direct Sublicense from Sangamo. If Biogen Idec or its Sublicensee cannot grant further sublicenses under a particular Third Party License, then at Biogen Idec’s request in conjunction with Biogen Idec’s granting of a sublicense to a Sublicensee under this Section 6.1(c), or its Sublicensee’s granting a further sublicense, subject to Section 6.1(c)(vii), Sangamo shall grant a sublicense under such Third Party License to such Sublicensee (or further sublicensee) for no additional consideration to Sangamo (but subject to Section 6.1(c)(vii)) and otherwise on terms that are consistent with the Third Party License, the sublicense granted by Biogen Idec to such Sublicensee and the terms of this Agreement.

(vii) Payments under Third Party Licenses. Notwithstanding anything in Section 9.4 to the contrary, Biogen Idec shall be solely responsible for paying any sublicense issuance and sublicense maintenance fees owed to Third Parties pursuant to Third Party Licenses specifically attributable to the grant of a sublicense by Biogen Idec or its Sublicensees or by Sangamo pursuant to Section 6.1(c)(vi), to the extent, in the case of Existing Third Party Licenses, that such sublicense issuance and sublicense maintenance fees have been disclosed to Biogen Idec prior to the Execution Date (by providing a copy of the applicable agreement without such terms redacted).

(d) Research. Prior to the commencement by Biogen Idec or its Affiliate, Sublicensee or subcontractor of any Research of Licensed Products (other than under a Research and Development Plan), Biogen Idec shall notify Sangamo, summarizing the proposed activities. Upon Sangamo’s request, the Parties will promptly thereafter discuss such proposed activities, and Biogen Idec will respond to any reasonable inquiries of Sangamo related to such proposed activities. At Biogen Idec’s sole expense, Sangamo shall provide any Materials reasonably requested by Biogen Idec to perform such activities.

6.2 Grant by Biogen Idec.

(a) Subject to the terms and conditions of this Agreement, Biogen Idec hereby grants to Sangamo a royalty-free, non-exclusive license, with the right to grant sublicenses only to permitted Subcontractors under Section 2.6, under all Biogen Idec Patents and all Know-How Controlled by Biogen Idec and its Affiliates as of the Effective Date or that come into the Control of Biogen Idec and its Affiliates during the Research Term solely as necessary to perform the activities to be performed by or on behalf of Sangamo under each Research Program during the applicable Research Term.

(b) Biogen Idec hereby grants to Sangamo a non-exclusive, worldwide, royalty-free, fully-paid, perpetual, irrevocable license, with the right to grant sublicenses through multiple tiers, to practice any Know-How made by or on behalf of Biogen Idec or its Affiliates under this Agreement that is an enhancement, modification or improvement to any Licensed Technology, and any Patent Rights claiming any such Know-How, in connection with any programs, products or services that are related to or use (i) the Core Technology, if such Know-How was made in the course of activities involving Zinc Finger Protein(s) and (ii) Sangamo’s DNA-binding technology, if such Know-How was made in the course of activities involving TALE Protein(s) or CRISPR/Cas system(s), excluding during the Term any such use that is within the scope of the license granted to Biogen Idec in Section 6.1(a) or that is prohibited during the Term or thereafter pursuant to Section 6.3. On a Calendar Quarter basis, Biogen Idec shall notify Sangamo of all such material Know-How and Patent Rights not previously disclosed to Sangamo, through the JSC or directly to Sangamo after the JSC ceases to exist.

6.3 Exclusivity.

(a) Collaboration Composition of Matter. During the Term, neither Sangamo nor any of its Affiliates shall work independently of this Agreement for itself or any Affiliate or Third Party (including the grant of any license, option or other right to any Third Party) with respect to the discovery, research, development, registration, manufacture or commercialization of any Collaboration Composition of Matter for any purpose.

(b) Certain DNA-Binding Molecules. During the Term, neither Sangamo nor any of its Affiliates shall grant rights to any Third Party to any DNA-Binding Molecule described in clause (a) of the definition of Collaboration Composition of Matter, without applying the last paragraph of such clause and by substituting the “Specifically Binds” requirement (in both the definition of Collaboration Composition of Matter and DNA-Binding Molecule) for [***], that Sangamo reasonably determines, prior to the Effective Date, in the course of performing work pursuant to a Research and Development Plan or pursuant to Section 2.12, [***].

(c) Competing Program. Notwithstanding Section 6.3(a), if during the Term Sangamo acquires a Third Party or a portion of the business of a Third Party (whether by merger, stock purchase or purchase of assets) that is, prior to such acquisition, engaged in researching, developing or commercializing a Collaboration Composition of Matter for the diagnosis, treatment or prevention of beta thalassemia or sickle cell disease (a “Competing Program”), Sangamo shall use Commercially Reasonable Efforts to divest such Competing Program promptly following the closing of such acquisition, and in any event shall complete such divestment within one (1) year after the closing of such acquisition; provided that such time period shall be extended, and Sangamo shall not be in breach of this Section 6.3(c), if at the expiration thereof (and any extensions thereto) Sangamo provides competent evidence of reasonable ongoing efforts to divest such Competing Program; further provided that Sangamo shall cease all research, development and commercialization activities with respect to such Competing Program if Sangamo has not completed such divestment within eighteen (18) months after the closing of such acquisition (it being understood that Sangamo may thereafter continue its efforts to divest such asset). In addition, in the event of a Change of Control of Sangamo

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during the Term, the obligations of Sangamo under this Section 6.3(c) shall not apply to any Collaboration Composition of Matter that (1) is owned or controlled by a Third Party described in the definition of “Change of Control” or its Affiliates prior to or as of the closing of such Change of Control or (2) becomes owned or controlled by such Third Party or its Affiliates after the closing of such Change of Control if such Collaboration Composition of Matter is not developed using any Know-How, and is not covered by any Patent Rights, that were controlled by Sangamo prior to the closing of the Change of Control.

(d) Competing Business Combination. Notwithstanding Section 6.3(a) and in addition to the applicable effects of Section 6.3(c), if any, if during the Term Sangamo or any of its Affiliates merges or consolidates with, or otherwise is acquired by or acquires, a Third Party or a portion of the business of a Third Party wherein the business that is acquired by or that acquires Sangamo or any of its Affiliates includes a product or rights to a product in a Phase II Clinical Trial or a Pivotal Clinical Trial or that is being commercialized in any of the foregoing cases for the [***], Sangamo and the acquirer or acquired party, as applicable, a “Competing Business Combination”), then upon the closing of such acquisition:

(i) The Co-Promotion Option or Co-Promotion Agreement shall terminate pursuant to the terms of Section 4.5(d), as applicable.

(ii) Biogen Idec’s obligations under Sections 4.3(b) and 4.4(c) shall terminate.

(iii) Biogen Idec’s shall assume the activities under the BT Development Plan and SCD Development Plan pursuant to Section 2.13(c).

(iv) The JSC shall cease to exist pursuant to Section 3.5.

In addition, if during the Term Sangamo or any of its Affiliates merges or consolidates with, or otherwise is acquired by or acquires, a Third Party or a portion of the business of a Third Party wherein the business that is acquired by or that acquires Sangamo or any of its Affiliates includes a product or rights to a product [***] or that is being [***], then upon the closing of such acquisition, Biogen Idec’s obligations under Sections 4.3(b) and 4.4(c) with respect to such Licensed Product shall terminate.

(e) [***] Compositions of Matter.

(i) If prior to or during the Term Sangamo or an Affiliate thereof is engaged in preclinically or clinically developing or commercializing an [***] Composition of Matter for the purpose of diagnosing, treating or preventing beta thalassemia or sickle cell disease (a “Competing [***] Program”), Sangamo or its Affiliate, as applicable, shall immediately cease all activities with respect to such Competing [***] Program. For clarity, Sangamo and its Affiliates may continue activities with respect to [***] Compositions of Matter so long as such activities are directed toward indications other than beta thalassemia or sickle cell disease and Sangamo shall provide Biogen Idec written updates of such activities on a semiannual basis during each calendar year of the Term (such semiannual updates, the “[***]

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Updates”), except to the extent Sangamo is restricted from providing such [***] Updates by confidentiality obligations to Third Parties. With respect to any agreement that Sangamo enters into after the Execution Date, Sangamo shall use reasonable efforts to ensure that Sangamo is not restricted from providing to Biogen Idec any [***] Updates.

(ii) Without limiting Section 6.3(e)(iii), any agreement that Sangamo enters into after the Effective Date that incorporates, uses or is otherwise related to [***] Compositions of Matter (including any collaboration, license, sponsored research or contract manufacturing agreement, or any agreement with a transplant center, cell bank or other service provider) shall contain a provision that prohibits the other party to such agreement from engaging in a Competing [***] Program.

(iii) If at any time during the Term, Sangamo seeks to grant any rights to a Competing [***] Program in the Territory, Sangamo shall provide Biogen Idec with written notice thereof, which notice shall identify the applicable countries of the Territory to which the applicable grant of rights would apply, together with such information and data in Sangamo’s control that would be reasonably useful for Biogen Idec to determine whether to exercise its right under this Section 6.3(e)(iii) (the “[***] ROFN Notice”). Biogen Idec shall then have a right of first negotiation on the terms and conditions set forth in this Section 6.3(e)(iii). In the event Biogen Idec wishes to exercise its right of first negotiation with respect to such Competing [***] Program identified in the applicable [***] ROFN Notice, it shall do so in writing (the “[***] ROFN Exercise Notice”) no later than [***] after Biogen Idec’s receipt of the applicable [***] ROFN Notice (the “[***] ROFN Exercise Period”). Upon Sangamo’s receipt of the applicable [***] ROFN Exercise Notice, Sangamo and Biogen Idec shall negotiate in good faith to attempt to reach agreement on the terms of a development and commercialization agreement for the Competing [***] Program in the applicable countries of the Territory similar to the terms of this Agreement. If (A) the Parties do not enter into such development and commercialization agreement within [***] of Sangamo’s receipt of the applicable [***] ROFN Exercise Notice, (B) Biogen Idec fails to respond during the applicable [***] ROFN Exercise Period or (C) Biogen Idec notifies Sangamo that it elects not to exercise such negotiation right, Sangamo shall be free to seek to enter into an agreement granting rights to a Competing [***] Program in the countries in the Territory identified in the applicable [***] ROFN Notice with a Third Party; provided that in the event Sangamo does not enter into such an agreement within [***] from (x) in the case of clause (A), expiration of such [***] period or (y) in the case of clauses (B) and (C), expiration of the [***] ROFN Exercise Period (or the earlier delivery of notice by Biogen Idec to Sangamo that it elects not to exercise such negotiation right), Sangamo shall thereafter be obligated to provide to Biogen Idec an [***] ROFN Notice and otherwise comply with this Section 6.3(e)(iii).

(f) Useful Hemoglobinopathy Genes.

(i) During the period beginning on the Effective Date and ending on the earlier of (A) the [***] of the Effective Date and (B) the termination of this Agreement under Section 14.5, 14.6 or 14.7 or under Section 14.4 for Biogen Idec’s material breach, or [***] after the termination of this Agreement under Section 14.4 for Sangamo’s material breach, Sangamo shall not enter into any agreement with a Third Party commercial entity under which Sangamo

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grants rights under the Core Technology with respect to a particular Gene to clinically develop or commercialize a product for the treatment or prevention of sickle cell disease or beta thalassemia in the Territory where Sangamo reasonably believed at the time of entering into such agreement that employing the Core Technology in connection with such Gene would be useful for the treatment or prevention of such indications. The prohibition described in the preceding sentence shall not prevent Sangamo from performing internal pre-clinical research using such Gene, engaging commercial entities to conduct research and pre-clinical development activities on Sangamo’s behalf or collaborating with non-commercial partners with respect to such Gene, in each case with respect to a product for the treatment or prevention of sickle cell disease or beta thalassemia; provided that such non-commercial partners shall be subject to the same restrictions as Sangamo in the preceding sentence with regards to entering into agreements with Third Party commercial entities granting rights under the Core Technology to commercialize any such products.

(ii) During the Target ROFN Term, if Sangamo (1) reasonably believes that employing the Core Technology with a certain Gene would be useful for the treatment or prevention of sickle cell disease or beta thalassemia and (2) seeks to grant rights related to such Gene and the Core Technology to clinically develop or commercialize a product for the treatment or prevention of sickle cell disease or beta thalassemia in the Territory, then Sangamo shall provide Biogen Idec with written notice thereof, which notice shall identify the applicable countries of the Territory to which the applicable grant of rights would apply, together with such information and data in Sangamo’s control that would be reasonably useful for Biogen Idec to determine whether to exercise its right under this Section 6.3(f)(ii) (the “Target ROFN Notice”). Biogen Idec shall then have a right of first negotiation on the terms and conditions set forth in this Section 6.3(f)(ii). In the event Biogen Idec wishes to exercise its right of first negotiation with respect to such Gene identified in the applicable Target ROFN Notice, it shall do so in writing (the “Target ROFN Exercise Notice”) no later than [***] after Biogen Idec’s receipt of the applicable Target ROFN Notice (the “Target ROFN Exercise Period”). Upon Sangamo’s receipt of the applicable Target ROFN Exercise Notice, Sangamo and Biogen Idec shall negotiate in good faith to attempt to reach agreement on the terms of a development and commercialization agreement for the Gene in the applicable countries of the Territory similar to the terms of this Agreement. If (A) the Parties do not enter into such agreement within [***] of Sangamo’s receipt of the applicable Target ROFN Exercise Notice, (B) Biogen Idec fails to respond during the applicable Target ROFN Exercise Period or (C) Biogen Idec notifies Sangamo that it elects not to exercise such negotiation right, Sangamo shall be free to seek to enter into an agreement granting rights to the applicable Gene in the countries in the Territory identified in the Target ROFN Notice with a Third Party; provided that in the event Sangamo does not enter into such an agreement within [***] from (x) in the case of clause (A), expiration of such [***] period or (y) in the case of clauses (B) and (C), expiration of the Target ROFN Exercise Period (or the earlier delivery of notice by Biogen Idec to Sangamo that it elects not to exercise such negotiation right), Sangamo shall thereafter be obligated to, prior to entering into any such agreement, resubmit the Target ROFN Notice and enter into good faith negotiations with Biogen Idec regarding such rights as specified above in this Section 6.3(f)(ii) at Biogen Idec’s request.

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(g) Certain Existing Licenses and Materials Supply. Biogen Idec acknowledges that Sangamo, prior to the Execution Date, (i) entered into agreements pursuant to which it granted licenses to Third Parties with respect to [***] of the Core Technology and other DNA-binding technologies and that notwithstanding anything to the contrary in this Section 6.3, such licenses are not prohibited by this Section 6.3, and (ii) has provided Zinc Finger Proteins that Specifically Bind Gene Targets to certain researchers as described on Schedule 6.3(g), whose activities with such materials may continue during the Term, and that notwithstanding anything to the contrary in this Section 6.3, such activities are not prohibited by this Section 6.3.

6.4 No Implied Rights. Except as expressly provided in this Agreement, neither Party shall be deemed by estoppel, implication or otherwise to have granted the other Party any license or other right with respect to any intellectual property of such Party.

6.5 Negative Covenant. Each Party covenants that it will not knowingly use or practice any of the other Party’s intellectual property rights licensed to it under this Article 6 except for the purposes expressly permitted in the applicable license grant.

6.6 Third Party Licenses. The licenses granted to Biogen Idec in Section 6.1(a) include sublicenses under Licensed Technology licensed to Sangamo pursuant to Third Party Licenses, which sublicenses are subject to the terms set forth on Schedule 6.6(a), which terms Biogen Idec hereby acknowledges. Schedule 6.6(b) sets forth those obligations under the Third Party Licenses that are obligations of Biogen Idec under this Agreement. Biogen Idec acknowledges that certain of the licenses granted to Sangamo under Third Party Licenses are non-exclusive, and that Biogen Idec’s licenses with respect to the relevant Licensed Technology are exclusive only with respect to Sangamo, and not with respect to its licensor. Sangamo shall promptly provide to Biogen Idec copies of any notices required to be given to any Third Party licensors (a) of Existing Third Party Licenses, on account of the execution of this Agreement (or any other sublicense executed under this Agreement), (b) of Third Party Licenses entered into after the Effective Date, on account of the grant of a sublicense to Biogen Idec, and (c) of any Third Party License that is terminated during the Term, wherein such notice would be required upon such termination to effect the applicable sublicensee survival provision with respect to Biogen Idec’s rights under this Agreement. Sangamo agrees that it shall not provide a copy of this Agreement to any Third Party licensor except to the extent otherwise required under the applicable Third Party License. Prior to providing any such copies, Sangamo shall, (1) unless otherwise required under the applicable Third Party License, redact the terms of this Agreement to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement or a verification of compliance with the applicable Third Party License; (2) provide Biogen Idec a proposed redacted version of this Agreement within a reasonable amount of time to permit Biogen Idec to review and comment thereon, and consider in good faith and take into account and implement Biogen Idec’s reasonable comments with respect to any such proposed redactions; and (3) provide to Biogen Idec a copy of the Agreement provided to the applicable Third Party licensor. Promptly following the Effective Date, Sangamo shall use reasonable efforts to seek to amend to the MIT Agreement and the Utah Agreement to conform the existing indemnification, insurance and mediation/arbitration provisions in such agreements to Biogen Idec’s standard terms for such provisions set forth on Schedule 6.6(c). If any such proposed

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amendment would include additional payments to the licensor in connection with entering into such amendment, Sangamo shall disclose to Biogen Idec the additional payment terms associated with such amendment, and upon Biogen Idec’s written agreement, Sangamo shall enter into such amendment. Biogen Idec shall be solely responsible for the [***] of aggregate payments incurred by Sangamo and owed to the licensors in connection with entering into such amendments, and the Parties shall share equally all such amounts in excess of [***]. Biogen Idec shall pay all amounts it owes to Sangamo under the preceding sentence within forty-five (45) days after receipt of invoice therefor.

7 REPRESENTATIONS AND WARRANTIES

7.1 Mutual Representations. Each Party represents and warrants to the other Party as follows as of the Execution Date and the Effective Date:

(a) Organization. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) Authorization and Enforcement of Obligations. Such Party: (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, (ii) has the requisite resources and expertise to perform its obligations hereunder and (iii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

(c) Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained.

(d) No Conflict. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder: (i) do not conflict with or violate any requirement of applicable laws, regulations or orders of governmental bodies, (ii) do not conflict with, or constitute a breach or default under, any contractual obligation of such Party, and (iii) do not conflict with or result in a breach of any provision of the organizational documents of such Party.

7.2 Additional Sangamo Representations. Sangamo further represents and warrants to Biogen Idec as of the Execution Date and the Effective Date, and with respect to Sections 7.2(a), 7.2(f) and 7.2(h)(ii), covenants during the Term as follows; provided that, Sangamo may (1) supplement any schedule referred to in this Section 7.2 or (2) add one or more new schedules to this Section 7.2 with respect to the applicable representation and warranty made as of the Effective Date in each case ((1) and (2)) within three (3) days following the HSR Clearance Date, but any such supplement or new schedule may only contain information arising after the Execution Date and may not correct, modify or delete any information set forth in any such schedule on the Execution Date:

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(a) No Conflicts. Sangamo has not granted, and will not grant during the Term, any rights that are inconsistent with the rights granted to Biogen Idec herein. Neither Sangamo nor its Affiliates has entered into any agreement, arrangement or understanding with any Third Party that is inconsistent with the provisions of this Agreement. Sangamo has the right to grant the license granted in Section 6.1(a).

(b) Litigation. Except as set forth in Schedule 7.2(b), there are no actions, suits, proceedings or investigations pending or, to its knowledge, threatened against Sangamo before any court, government or regulatory body, agency, commission, official or any arbitrator that are reasonably expected to have an adverse effect on Sangamo’s ability to consummate the transactions contemplated hereby.

(c) Sangamo Intellectual Property. Schedule 1.89 is a true, complete and accurate listing by owner, all inventor(s) with respect to any unpublished pending patent applications and first inventor only with respect to any published patent applications or issued patents, serial number, filing date, country, and status of all of the Licensed Patents. Except as set forth in Schedule 7.2(c), Sangamo owns, is the licensee in good standing of, or Controls all Licensed Technology. Except as set forth in Schedule 7.2(c), (i) there is no fact or circumstance known to Sangamo that would cause Sangamo to reasonably conclude that any of the issued patents in the Licensed Patents is invalid or unenforceable, (ii) the inventorship of each Licensed Patent owned by Sangamo and, to Sangamo’s knowledge, of each Licensed Patent licensed to Sangamo, is properly identified on each patent, (iii) all official fees, maintenance fees and annuities for the Licensed Patents owned by Sangamo and, to Sangamo’s knowledge, for the Licensed Patents licensed to Sangamo, have been paid and all administrative procedures with governmental agencies have been completed for the Licensed Patents owned by Sangamo and, to Sangamo’s knowledge, for the Licensed Patents licensed to Sangamo, such that the Licensed Patents owned by Sangamo and, to Sangamo’s knowledge, the Licensed Patents licensed to Sangamo are subsisting and in good standing, (iv) Sangamo, including its employees and agents, has complied with its U.S. PTO duty of disclosure respecting the prosecution of all of the Licensed Patents, and, to Sangamo’s knowledge, the licensors of the Existing Third Party Licenses, including their employees and agents, have complied with the U.S. PTO duty of disclosure respecting the prosecution of the applicable Licensed Patents and (v) none of the Licensed Patents owned by Sangamo, and to Sangamo’s knowledge none of the Licensed Patents licensed to Sangamo, is currently involved in any interference, reissue, re-examination, cancellation or opposition proceeding and neither Sangamo, nor any of its Affiliates, has received any written notice from any person of such actual or threatened proceeding, (vi) Sangamo has not done or omitted to do anything which may cause the Licensed Patents in existence as of the Execution Date and the Effective Date to lapse prematurely, (vii) Sangamo has not received notice that any of the Licensed Patents is the subject of a compulsory license, and (viii) Sangamo has disclosed to Biogen Idec all information of which it is aware or which is in its possession or control that is material to the novelty or validity of the Licensed Patents in existence as of the Execution Date and the Effective Date and any challenges thereto.

(d) Third Party Intellectual Property. Sangamo is not aware of, or, alternatively, has described in Schedule 7.2(d), any Patent Right or other intellectual property rights of any Third Party that could materially adversely affect Sangamo’s ability to consummate the transactions contemplated hereby with respect to (1) the experiments contemplated in the BT Development Plan set forth in Exhibit A, (2) the Core Technology or (3) Zinc Finger Proteins that Specifically Bind a Gene Target (collectively, the “Initial Subject Matter”). If after the Effective Date, Biogen Idec notifies Sangamo that it is interested in amending a Research and Development Plan to research or develop a TALE Protein or CRISPR/Cas system that Specifically Binds a Gene Target, then at Biogen Idec’s request, Sangamo shall disclose to Biogen Idec all Patent Rights and other intellectual property rights of any Third Party of which Sangamo is then aware that could materially adversely affect Sangamo’s ability to perform such amended Research and Development Plan to TALE Proteins or CRISPR/Cas systems, respectively, that Specifically Bind a Gene Target. Sangamo’s disclosure pursuant to the preceding sentence shall (x) constitute a representation of Sangamo under this Agreement as of the date of such disclosure and (y) be deemed incorporated herein by reference and a part of this Agreement. To Sangamo’s knowledge, except as identified in Schedule 7.2(d), (i) the exercise of Biogen Idec’s rights granted under and contemplated by this Agreement with respect to the Initial Subject Matter will not infringe or conflict with any Third Party intellectual property rights and will not result in any obligation by Biogen Idec to any Third Party, and (ii) there are no pending Third Party patent applications which, if issued with the currently pending or published claims, would materially adversely affect the right of Biogen Idec to practice the Licensed Technology as contemplated by this Agreement with respect to the Initial Subject Matter. Sangamo has disclosed to Biogen Idec all information of which it is aware or which is in its possession or control that is material to evaluating any Third Party intellectual property rights which might be an obstacle to Biogen Idec’s commercialization of the Licensed Technology to the extent related to the Initial Subject Matter. Sangamo agrees to promptly notify Biogen Idec in writing in the event that Sangamo becomes aware of any patent, trade secret or other right of the nature referred to in this Section 7.2(d). For the avoidance of doubt, a disclosure of any item or other matter in Schedule 7.2(d) is not an admission or indication that such item or other matter is required to be disclosed, or an admission of any current or potential obligation or liability to any Third Party or of any actual or potential breach or violation of any law or regulation.

(e) Third Party Infringement. So far as Sangamo is aware, except as set forth in Schedule 7.2(e), no Third Party is infringing or has infringed any of the Licensed Patents or has misappropriated any of the Licensed Know-How.

(f) Third Party Licenses. The Existing Third Party Licenses are in full force and effect as modified or amended prior to the Execution Date and Sangamo has provided to Biogen Idec complete and accurate copies of all such Existing Third Party Licenses. Neither Sangamo nor, to Sangamo’s knowledge, any Third Party licensor is in default with respect to a material obligation under, and neither such party has claimed or, to Sangamo’s knowledge, has grounds upon which to claim that the other party is in default with respect to a material obligation under, any Existing Third Party License. Except as identified in Schedule 7.2(f), Sangamo does not Control any other Third Party intellectual property necessary for Biogen Idec to practice the licenses granted under this Agreement. Sangamo shall, during the Term and with respect to each Third Party License (i) maintain in full force and effect such Third Party License; (ii) promptly provide Biogen Idec with a party’s notice of any default under such Third Party License; (iii) to the extent within Sangamo’s reasonable control, not take any action, fail to take any action or allow any event to occur that would give the respective Third Party licensor the right to terminate such Third Party License, without the written consent of Biogen Idec; (iv) not amend or modify such Third Party License in a manner that will adversely affect Biogen Idec’s rights under this Agreement, without Biogen Idec’s prior written consent; (v) not exercise any right to itself terminate or waive any material right under, which waiver would adversely affect Biogen Idec’s rights under this Agreement, such Third Party License without the prior written consent of Biogen Idec; and (vi) to the extent practicable, notify Biogen Idec prior to any termination of such Third Party License. In addition, Sangamo shall promptly provide Biogen Idec with a copy of any amendments to Third Party Licenses made after the Execution Date. Except as identified in Schedule 1.49(b), no Third Party has granted Sangamo a license to Patent Rights or Know-How that are not Controlled by Sangamo or its Affiliates but that would, if Controlled by Sangamo or its Affiliates, be within the definition of Licensed Technology (other than reagent or label licenses obtained in connection with purchases of reagents or supplies).

(g) Other Encumbrances. (i) No order has been made, no petition has been presented, no board meeting has been convened to consider a resolution, and no resolution has been passed, for the winding up or dissolution of Sangamo; (ii) no agreement or arrangement with creditors for an assignment of Sangamo’s intellectual property assets for the benefit of creditors exists or has been proposed in respect of the Licensed Patents or Licensed Know-How; and (iii) no event has occurred causing, or which upon instruction or notice by any Third Party may cause, any security interest to be perfected in the Licensed Patents or Licensed Know-How.

(h) Disclosure.

(i) Sangamo, to its knowledge, has disclosed to Biogen Idec:

(A) (1) true, complete and accurate copies of all information in Sangamo’s possession or Control (other than information concerning any Patent Rights or other intellectual property rights of any Third Party) that is related to the Core Technology, DNA-Binding Molecules that are or include Zinc Finger Proteins or the Collaboration Compositions of Matter existing on the Execution Date and the Effective Date, and that is material to the subject matter of this Agreement, including true, complete and accurate copies of all material data related thereto and (2) true, complete and accurate copies of all such information that Biogen Idec has requested in writing in connection with its decision whether to enter into this Agreement; provided that if after the Effective Date, Biogen Idec notifies Sangamo that it is interested in amending a Research and Development Plan to research or develop a TALE Protein or CRISPR/Cas system that Specifically Binds a Gene Target, then at Biogen Idec’s request, Sangamo shall disclose to Biogen Idec true, complete and accurate copies of all information in Sangamo’s possession or Control (other than information concerning any Patent Rights or other intellectual property rights of any Third Party) that is related to DNA-Binding Molecules that are or include TALE Proteins or CRISPR/Cas systems, respectively, and that is material to the subject matter of this Agreement, including true, complete and accurate copies of all material data related thereto, and Sangamo’s disclosure pursuant to the preceding clause shall (x) constitute a representation of Sangamo under this Agreement as of the date of such disclosure and (y) be deemed incorporated herein by reference and a part of this Agreement;

(B) all Genes or portions thereof recognized by Sangamo as candidates for modification for the purpose of treating or preventing sickle cell disease or beta thalassemia; and

(C) true, complete and accurate copies of the sequence of all DNA-Binding Molecules Controlled by Sangamo that, in Sangamo’s reasonable opinion, Specifically Bind to any of the Gene Targets.

With respect to this Section 7.2(h)(i) only, Sangamo’s knowledge shall mean the actual knowledge (each such Person having made reasonable internal inquiry of the Sangamo personnel who report to such Person) of [***] or, if any such Person’s employment by Sangamo ends between the Execution Date and the Effective Date, any other Person who is appointed to fill such Person’s position prior to the Effective Date.

No representation or warranty of Sangamo contained in this Agreement and no information made available to Biogen by Sangamo described in this Section 7.2(h)(i) contains any untrue statement of material fact or, omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

(ii) During the Term on a Calendar Quarter basis, Sangamo shall disclose and make available to Biogen Idec true, complete and accurate copies of:

(A) all Licensed Know-How not previously provided to Biogen Idec under this Section 7.2(h)(ii)(A) in order for Biogen Idec to practice the licenses granted under this Agreement;

(B) all Licensed Patents filed since the prior disclosure under this Section 7.2(h)(ii)(B); and

(C) all Program Data developed since the prior disclosure under this Section 7.2(h)(ii)(C).

(i) Equipment and Supplies. There are no supplies or equipment that cost [***] or more that are required for Sangamo to perform the activities assigned to it under the initial BT Development Plan or practice the Core Technology, except any such equipment and supplies (A) that Sangamo purchased, leased or otherwise acquired prior to the Execution Date or has access to during the Term and that is fully functional and available for Sangamo to use to fulfill its obligations under the Research and Development Plans or (B) that are included in the initial BT Development Plan and budget attached hereto as Exhibit A.

7.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THE PARTIES DISCLAIM ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8 PAYMENTS

8.1 Upfront Payment. Within thirty (30) days after the Effective Date, Biogen Idec shall pay to Sangamo a non-creditable, non-refundable upfront payment of twenty million U.S. dollars ($20,000,000.00).

8.2 Ongoing Research and Development Payments.

(a) Biogen Idec shall make non-creditable, non-refundable quarterly payments to reimburse Sangamo as specified in this Section 8.2(a) for activities conducted by or on behalf of Sangamo under the Research and Development Plans. Sangamo shall provide to Biogen Idec an invoice within fifteen (15) business days after the end of each Calendar Quarter for (i) the [***] used during such Calendar Quarter for each Research and Development Program, until the aggregate FTEs for the applicable Research and Development Program reach the [***] for such Research and Development Program for the calendar year in which such Calendar Quarter occurs, provided that with respect to the BT Program, if the [***] in a given year of the [***] of the BT Research Term is less than or exceeds the [***] for the BT Program for such given year, where, in the case of an excess, Sangamo notified Biogen Idec in writing of such excess prior to incurring any such excess and Biogen Idec agreed in writing prior to Sangamo incurring any such excess that the mechanism in this Section 8.2(a) would apply to such excess (which agreement Biogen Idec shall not unreasonably withhold or delay), the [***] by which budgeted amount exceeds or is less than the actual amount shall be added to or subtracted from, respectively, the [***] for the BT Program for the year immediately following such given year; (ii) on a BT External Activity-by-BT External Activity basis, the actual external costs for a BT External Activity for such Calendar Quarter, up to the budgeted amount for such BT External Activity; and (iii) the actual external costs for the SCD Program for such Calendar Quarter; (in each case (ii) and (iii), to the extent such costs are not reimbursed by a Third Party), with sufficient detail reasonably acceptable to Biogen Idec, for the activities performed during such Calendar Quarter and external costs incurred by Sangamo during such Calendar Quarter. Except as set forth in clause (iii) of the preceding sentence, Biogen Idec shall have no obligation to pay Sangamo any amount that is more than the applicable annual budget under the SCD Development Plan or the overall budget under the BT Development Plan. Subject to any good faith disputes promptly brought to Sangamo’s attention and for which Biogen Idec is diligently seeking resolution, Biogen Idec shall pay such invoices within [***] of receipt of the respective invoice. Upon completion of any BT External Activity, if the [***] Sangamo may invoice Biogen Idec for the amount [***]. For example, if [***]. With respect to external costs for the SCD Program, Sangamo shall promptly after becoming aware of any overrun against the applicable approved annual budget, communicate to Biogen Idec any such overrun.

(b) Biogen Idec acknowledges that the [***] includes anticipated funding of external costs incurred by Sangamo under the BT Program. To the extent that Sangamo [***] under the [***], then notwithstanding Section 2.7 to the contrary, Sangamo shall be [***] by Sangamo under the BT Development Plan that Sangamo anticipated to be paid under the [***] but that are [***] under the [***].

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8.3 Milestone Payments. Biogen Idec will make the following non-refundable, non-creditable payments (“Milestone Payments”) to Sangamo within [***] after the first occurrence of each of the following events by Sangamo or by Biogen Idec or its Affiliates or Sublicensees (“Milestone Events”); provided that any [***] not previously paid shall be reduced by [***] in the event of a Milestone Reduction Event; further provided that (x) if Biogen Idec pays Sangamo [***] for the Pivotal Clinical Trial SCD Milestone Payment because Biogen Idec did not conduct a Phase II Clinical Trial for the applicable Licensed Product, then [***] Phase II SCD Milestone Payment shall be due and (y) if Biogen Idec pays Sangamo [***] for the Pivotal Clinical Trial BT Milestone Payment because Biogen Idec did not conduct a Phase II Clinical Trial for the applicable Licensed Product, then [***] Phase II BT Milestone Payment shall be due. Each Milestone Payment for the specified patient population shall be made one time only, even if a Milestone Event is initially achieved with a Licensed Product created using one Collaboration Composition of Matter and subsequently achieved with a Licensed Product created using a different Collaboration Composition of Matter.

(a) Development Milestones.

Milestone Payment (for the Specified Patient Population)
Row	Milestone Event		Sickle Cell Disease		Beta Thalassemia	Other

1	[***]		$7.5 million

2	[***]				$7.5 million

3	[***]		[***]		[***]

4	[***]		[***]		[***]	[***]

5	[***]		[***]		[***]	[***]

6	[***]		[***] [***]		[***]	[***]

7	[***]			[***]	[***]	[***]

8	[***]			[***]	[***]	[***]

9	[***]	[***]		[***]	[***]	[***]

		[***]	[***]	[***]	[***]	[***]

		[***]	[***]	[***]	[***]	[***]

10	[***]		[***]	[***]	[***]	[***]

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(i) Phase I Clinical Trial Optimization or Expansion to Phase II Clinical Trial. If the First in Human Trial or the first Phase I Clinical Trial of a Licensed Product from the SCD Program, as applicable, is subsequently optimized or expanded and thereby becomes a Phase II Clinical Trial because such trial meets the applicable Phase II Milestone Criteria, then Biogen Idec will pay the Milestone Payment for a Phase II Clinical Trial for such patient population within thirty (30) days after the first subject is dosed under the optimized or expanded protocol for such clinical trial, after having already paid the Phase I Clinical Trial Milestone Payment for such clinical trial.

(ii) Simultaneous Payment of Prior Milestone Payments and NDA/BLA/MAA Acceptance Milestone Payments. If a Pivotal Clinical Trial Milestone Payment, or any preceding Milestone Payment, has not been paid for a particular patient population by the time that the NDA, BLA, MAA or Japanese NDA acceptance Milestone Event is achieved for such patient population, then all unpaid earlier Milestone Payments for such patient population will be due on the due date for payment of the Milestone Payment for acceptance of the NDA, BLA, MAA or Japanese NDA for such patient population, whichever is first achieved, and will be paid in addition to such Milestone Payment.

(b) Sales Milestones.

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]

Such payments will be due within forty-five (45) days after the Calendar Quarter in which the Milestone Event occurs. If both such Milestone Events are achieved in the same year, both Milestone Payments shall be payable for such year.

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8.4 Earned Royalties.

(a) Earned Royalties. On a Licensed Product-by-Licensed Product basis, Biogen Idec shall pay Sangamo incremental royalties on Net Sales of Licensed Products calculated as the following percentages of the applicable portion of annual Net Sales of each Licensed Product (the “Earned Royalties”).

Annual Net Sales of a Licensed Product	Royalty Rate
[***]
[***]
[***]

For example, for annual Net Sales of a particular Licensed Product of $[***], the total Earned Royalty would be calculated as follows:

[***]

(i) No Valid Claim Reduction. On a country-by-country basis, Net Sales of a Licensed Product in a country shall be reduced by [***] at any time when there is no Valid Claim included in the Licensed Patents in such country that covers the manufacture, use or sale of such Licensed Product or any Collaboration Composition of Matter that is incorporated or used in the manufacture or processing of such Licensed Product, but only if at such time Section 8.4(a)(ii)[***].

(ii) Generic Product Reduction. Net Sales of a Licensed Product in a country shall be reduced by [***] if, following the first sale of a Generic Product with respect to such Licensed Product in such country, the Net Sales in such country of such Licensed Product in any Calendar Quarter are [***] of the average Net Sales of such Licensed Product in such country averaged over the [***] Calendar Quarters immediately prior to the first sale of such Generic Product in such country. If such reduction takes effect, it will apply for each Calendar Quarter thereafter in which the Net Sales of such Licensed Product in such country remain [***] of the average Net Sales of such Licensed Product in such country averaged over the [***] Calendar Quarters immediately prior to the first sale of such Generic Product in such country; provided that such reduction to Net Sales of such Licensed Product in such country shall become permanent beginning on the first Calendar Quarter after such reduction has been in effect for the immediately preceding [***] consecutive Calendar Quarters; further provided that the terms of this Section 8.4(a)(ii) shall not apply to reduce Net Sales of a Licensed Product in a country if such Net Sales have already been reduced pursuant to terms of Section 8.4(a)(i).

(iii) Third Party License Payments. Notwithstanding anything in this Agreement to the contrary, if any royalties are due by Sangamo to Third Parties under any Third Party License or under the [***] Agreement on account of Biogen Idec’s or its Affiliates’, Sublicensees’ or distributors’ sale of a Licensed Product in a country in which the royalty reductions in Sections 8.4(a)(i) and 8.4(a)(ii) apply, the amount paid by Biogen Idec after any such reductions shall not be less than the aggregate royalty amounts due under the Third Party Licenses and under the [***] Agreement on account of such Net Sales.

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(iv) Third Party License Payment Reduction. Biogen Idec shall have the offset rights set forth in Section 8.6.

(b) Extended Royalty Term. Following expiration of the Royalty Term for any Licensed Product in any country, [***] to Sangamo with respect to Net Sales of such Licensed Product in such country and thereafter the licenses granted to Biogen Idec hereunder with respect to such Licensed Product in such country shall be [***], exclusive, irrevocable and [***]; provided, however, that if after the expiration of the Royalty Term for a Licensed Product in a country, any payments are due by Sangamo to Third Parties under the Third Party Licenses on account of Biogen Idec’s or its Affiliates’ or Sublicensees’ development or sale of a Licensed Product in a country after the expiration of the Royalty Term for such Licensed Product in such country, Biogen Idec shall pay to Sangamo such amounts due to such Third Parties under any such Third Party License, and the sublicense with respect to the applicable Licensed Technology shall be [***], exclusive, irrevocable and [***] only after all such payment obligations expire. Schedule 8.4 identifies those Existing Third Party Licenses in which Sangamo’s payment obligations may extend beyond the Royalty Term.

(c) CIRM Royalties. In addition to the Earned Royalties, Biogen Idec shall be solely responsible for, and shall pay when due, all payments payable to the State of California pursuant to California Code of Regulations Section 100608(b), as applicable to the CIRM Award, in connection with the CIRM Award, to the extent resulting from commercialization of Licensed Products by or on behalf of Biogen Idec or its Affiliates or Sublicensees; provided that in no event shall Biogen Idec be responsible to pay any amounts to the State of California or Sangamo pursuant to this Section 8.4(c) that are in excess (in the aggregate) of the amount that Biogen Idec would have been obligated to pay to the State of California pursuant to California Code of Regulations Section 100608(b) as in effect on the Execution Date. In the event that Sangamo fails to receive any amount of the anticipated funding under the CIRM Award, Biogen Idec shall pay to Sangamo, in addition to all other payments specified in Sections 8.3 and 8.4, all or the applicable portion of any payments that it would have been obligated to pay to the State of California had Sangamo received such amount; provided that in no event shall Biogen Idec be obligated to pay to Sangamo under this Section 8.4(c) any amount in excess (in the aggregate) of the amount that Biogen Idec would have been obligated to pay to the State of California pursuant to California Code of Regulations Section 100608(b) if Sangamo had received the full anticipated amount of the CIRM Award as in effect on the Execution Date. If, at any time after the Execution Date, Sangamo has the option to decide whether to apply Section 100608(b) of the California Code of Regulations as in effect on the Execution Date or a subsequently amended version of Section 100608(b) to the CIRM Award, Sangamo shall (i) notify Biogen Idec of such option within a reasonable amount of time in advance of notifying the State of California or CIRM of any such decision, (ii) permit Biogen Idec an opportunity to review and comment thereon and (iii) consider in good faith any reasonable comments made by Biogen Idec with regards to such decision; provided that notwithstanding the foregoing in this Section 8.4(c)

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Biogen Idec shall be obligated to pay under this Section 8.4(c) all amounts in excess of the amount that Biogen Idec would have been obligated to pay to the State of California pursuant to California Code of Regulations Section 100608(b) as in effect on the Execution Date, if such excess results from a decision under this sentence and Biogen Idec agrees to such decision in writing in advance of Sangamo’s election.

8.5 Payment of Earned Royalties. Earned Royalties shall become due and payable [***] following the end of the Calendar Quarter during which Net Sales first occur, and within [***] of the end of each Calendar Quarter thereafter, for sales during each such Calendar Quarter, provided that such sales are made prior to the end of the Royalty Term (or any extension thereof pursuant to Section 8.4(b)).

8.6 Payments for Third Party IP Rights.

(a) Existing Third Party Licenses. Sangamo shall be solely responsible for all payments under Existing Third Party Licenses, except as provided in Sections 6.1(c)(vii) and 8.4(b).

(b) Other Third Party Licenses or Licenses Obtained by Biogen Idec.

(i) Third Party Core IP. To the extent that Sangamo or Biogen Idec obtains a license to any Third Party Core IP in accordance with Section 9.4, Sangamo shall be solely responsible for all payments under such licenses resulting from the research, development and commercialization of Licensed Products, except as provided in Sections 6.1(c)(vii) and 8.4(b); provided, however, that if Biogen Idec obtained such license and Sangamo did not approve of the applicable license agreement in writing before Biogen Idec’s execution thereof, and if Sangamo disputes pursuant to Section 15.2 that Biogen Idec failed to use good faith efforts to obtain commercially reasonable economic terms for such license agreement, then until the resolution of such dispute pursuant to Section 15.2, Sangamo shall only be obligated to reimburse Biogen Idec for payments under such license agreement that Sangamo determines that Biogen Idec would have obtained if Biogen Idec had used good faith efforts to obtain commercially reasonable economic terms, and shall pay the remaining portion of the amounts due under such license agreement into an escrow account established by the Parties for such purpose, with the costs of the escrow being borne equally by the Parties subject to reimbursement as provided below. Upon resolution of such dispute pursuant to Section 15.2, the amount in such escrow account finally determined under such dispute resolution to be the amount that would have been Biogen Idec’s obligation to any such Third Party under such license agreement if Biogen had used good faith efforts to obtain commercially reasonable terms (plus interest thereon) shall be released to Biogen Idec, any remaining amounts in such escrow account (plus interest thereon) shall be released to Sangamo, and Sangamo shall thereafter be obligated to pay the amounts under such license agreement determined to be the amount that would have been Biogen Idec’s obligation to any such Third Party under such license if Biogen Idec had used good faith efforts to obtain commercially reasonable terms. For the avoidance of doubt, if, pursuant to the dispute resolution provisions of Section 15.2, Biogen Idec is found to have used good faith efforts to obtain commercially reasonable terms for any license agreement described in this Section 8.6(b)(i), then Sangamo shall be obligated to reimburse Biogen Idec

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pursuant to this Section 8.6(b)(i) for all amounts that Biogen Idec is obligated to pay to any such Third Party under any such license agreement. In the event that Biogen Idec is found to have used good faith efforts to obtain commercially reasonable terms as described in the immediately preceding sentence, then Sangamo shall reimburse Biogen Idec for its share of the costs of the escrow established pending the resolution of such dispute. In the event that Biogen Idec is found not to have used good faith efforts to obtain commercially reasonable terms as described above, then Biogen Idec shall reimburse Sangamo for its share of the costs of the escrow established pending the resolution of such dispute.

(ii) Third Party Other IP.

(A) To the extent that Biogen Idec obtains a Narrow License to any Third Party Other IP in accordance with Section 9.4, or a license to any Third Party IP Rights that are not Third Party Core IP, Third Party Other IP or Third Party Product-Specific IP, Biogen Idec shall be solely responsible for all payments under such licenses and shall be entitled to offset, against Earned Royalties and Milestone Payments for any Licensed Product in any Calendar Quarter, [***] of any payments that Biogen Idec makes to a Third Party for such Calendar Quarter in consideration for a license to intellectual property that Biogen Idec reasonably determines pursuant to Section 9.4 (x) is necessary to use, manufacture or commercialize such Licensed Product or (y) is useful and either (1) actually used (in the case of licensed Know-How) to use, manufacture or commercialize such Licensed Product or (2) claims (in the case of licensed Patent Rights) the use, manufacture of commercialization of such Licensed Product, in each case (x) and (y) subject to Section 8.6(c).

(B) To the extent that Sangamo obtains a Narrow License to any Third Party Other IP that is a Third Party License, Biogen Idec shall pay to Sangamo all amounts due under such Narrow License within forty-five (45) days after the applicable due date in such Third Party License. Biogen Idec shall be entitled to offset, against Earned Royalties and Milestone Payments for any Licensed Product in any Calendar Quarter, [***] of any payments that Biogen Idec makes to Sangamo for such Calendar Quarter under this Section 8.6(b)(ii)(B) with respect to such Licensed Product, subject to Section 8.6(c).

(iii) Third Party Product-Specific IP.

(A) To the extent that Biogen Idec obtains a license to any Third Party Product-Specific IP, Biogen Idec shall be solely responsible for all payments under such Third Party licenses, and shall be entitled to offset, against Earned Royalties and Milestone Payments for any Licensed Product in any Calendar Quarter, [***] of any payments that Biogen Idec makes under such Third Party licenses for such Licensed Product and Calendar Quarter, subject to Section 8.6(c).

(B) To the extent that Sangamo obtains a license to any Third Party Product-Specific IP that is a Third Party License, Biogen Idec shall be responsible for all payments under such Third Party Licenses and shall pay such amounts to Sangamo within forty-five (45) days after the applicable due date in such Third Party License, and Biogen Idec shall be entitled to offset, against Earned Royalties and Milestone Payments for any Licensed Product in any Calendar Quarter, [***] of any payments that Biogen Idec makes to Sangamo for such Calendar Quarter under this Section 8.6(b)(iii)(B) with respect to such Licensed Product, subject to Section 8.6(c).

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(iv) Direct License. If any Third Party License is terminated and as a result, Biogen Idec becomes a direct licensee of such Third Party licensor, Biogen Idec shall have the right to offset, against Earned Royalties and Milestone Payments for any Licensed Product in any Calendar Quarter, [***] of (1) any past due amounts and any penalties and interest thereon under Sangamo’s license that Biogen Idec must pay and does pay to such Third Party licensor when Sangamo’s license terminates in order for Biogen Idec to receive a direct license and (2) any payments that Biogen Idec makes to such Third Party licensor with respect to such Licensed Product and Calendar Quarter that had been previously required to be paid by Sangamo hereunder.

(c) Payment Offset Floor. The aggregate amount of all offsets under this Section 8.6 shall not reduce any payment due to Sangamo for a particular Licensed Product (1) by more than [***] of the amount that would otherwise be owed to Sangamo under Section 8.3 or 8.4(a), as applicable, without taking into account any offset (other than the reductions under Sections [***]), provided that this clause (1) of Section 8.6(c) shall not apply to any offsets that Biogen Idec is entitled to under Sections [***] and [***] and (2) (i) if such payment is a Milestone Payment, to an amount that is less than the aggregate amounts due under all Third Party Licenses (excluding those amounts paid by Biogen Idec to Sangamo pursuant to this Section 8.6 in accordance with Section 9.4(b)) on account of the event giving rise to such Milestone Payment and (ii) if such payment is an Earned Royalty, to an amount that is less than the aggregate amounts due under all Third Party Licenses (excluding those amounts paid by Biogen Idec to Sangamo pursuant to Section 8.6 in accordance with Section 9.4(b)) and the [***] Agreement on account of the Net Sales giving rise to such Earned Royalties. For any payments that Biogen Idec makes to any such Third Party licensor with respect to a Licensed Product, Biogen Idec shall have the right to carry forward as offsets against future Milestone Payments and Earned Royalties to Sangamo with respect to such Licensed Product any portion of the [***] of such payments that Biogen Idec has not yet applied or would have been entitled to offset but for the foregoing decrease of offsets.

8.7 Royalty Reports.

(a) Within [***] after the end of each Calendar Quarter during the Royalty Term, Biogen Idec shall furnish to Sangamo a written report showing in reasonably specific detail, on a Licensed Product-by-Licensed Product and country-by-country basis: (i) the Gross Sales of all Licensed Product sold by Biogen Idec and its Affiliates and Sublicensees during such Calendar Quarter, (ii) the calculation of Net Sales from Gross Sales of Licensed Product, (iii) the withholding taxes, if any, required by law to be deducted with respect to royalties due on such sales and (iv) the exchange rates, if any, used in determining the amount payable to Sangamo in United States dollars.

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(b) With respect to sales of Licensed Product invoiced in United States dollars, all such amounts shall be expressed in United States dollars. With respect to sales of Licensed Product invoiced in a currency other than United States dollars, all such amounts shall be expressed both in the currency in which the amount is invoiced and in the United States dollar equivalent. Whenever for the purpose of calculating Net Sales, conversion from any foreign currency shall be required, all amounts will first be calculated in the currency of sale and then converted into United States dollars by applying the monthly average rate of exchange calculated by using the foreign exchange rates published in Bloomberg during the applicable month starting two (2) business days before the beginning of such month and ending two (2) business days before the end of such month as utilized by Biogen Idec, in accordance with U.S. GAAP, fairly applied and as employed on a consistent basis throughout Biogen Idec’s operations.

(c) Biogen Idec shall keep complete and accurate records in sufficient detail to enable the royalties and Milestone Payments based on Net Sales payable under this Article 8 to be determined.

8.8 Sangamo Audit Rights.

(a) Upon fourteen (14) days advance written notice by Sangamo and not more than once in each calendar year (except for cause), Biogen Idec, its Sublicensees and their Affiliates shall permit an independent certified public accounting firm of internationally recognized standing, selected by Sangamo and reasonably acceptable to Biogen Idec, to have access during normal business hours to such of the records of Biogen Idec and its Affiliates and Sublicensees as may be reasonably necessary to verify the accuracy of the royalty reports and Milestone Payments based on Net Sales hereunder for any year ending not more than thirty-six (36) months prior to the date of such request. No year may be audited more than once, except for cause. The accounting firm will enter a confidentiality agreement reasonably acceptable to Biogen Idec governing the use and disclosure of Biogen Idec’s information disclosed to such firm, and such firm shall disclose to Sangamo only whether the reports are correct or not and the specific details concerning any discrepancies, which information shall be Confidential Information of Biogen Idec.

(b) Unless disputed by Biogen Idec or Sangamo in good faith, if such accounting firm concludes that the royalties or Milestone Payments based on Net Sales paid during the audited period were more or less than the royalties and Milestone Payments based on

Net Sales due, Biogen Idec shall pay any additional amounts due, and Sangamo will refund any amounts overpaid, in each case plus interest as set forth in Section 8.11, within [***] after the date the written report of the accounting firm so concluding is delivered to Sangamo and Biogen Idec. The written report will be binding on the Parties absent clear error. The fees charged by such accounting firm shall be paid by Sangamo; provided, that if the audit discloses that the royalties and Milestone Payments payable by Biogen Idec for the applicable period have been underpaid by more than [***] then Biogen Idec shall pay the reasonable fees and expenses charged by such accounting firm. Sangamo shall treat all financial information disclosed by its accounting firm pursuant to this Section 8.8 as Confidential Information of Biogen Idec for purposes of Article 10 of this Agreement, and shall cause its accounting firm to do the same.

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(c) In the event of a good faith dispute by Biogen Idec or Sangamo regarding the result of an audit made pursuant to this Section 8.8, the Parties shall agree in good faith on an alternative independent certified public accounting firm of internationally recognized standing to perform a second audit. If such audit is requested by Biogen Idec because Biogen Idec was found by the initial audit to have underpaid and the second audit confirms that Biogen Idec underpaid, then Biogen Idec shall bear all costs associated with the second audit. If such audit is requested by Sangamo because Biogen Idec was found by the initial audit to have overpaid and the second audit confirms that Biogen Idec overpaid, then Sangamo shall bear all costs associated with the second audit. Notwithstanding the above, in the event that the second audit confirms the findings of the first audit, the requesting Party shall pay. No over or under payment indicated by the initial audit shall be payable in the event of a dispute until the second audit is complete and such second audit shall be binding on the Parties, with any under or over payment determined thereby, plus interest as set forth in Section 8.11, being payable within forty-five (45) days after the date the written report of the accounting firm so concluding is delivered to Sangamo and Biogen Idec.

8.9 Withholding Taxes

(a) Sangamo shall provide all timely and accurate information and documentation to Biogen Idec to enable Biogen Idec to determine if any withholding taxes apply to any payments. Biogen Idec shall make such withholding payments as required and subtract such withholding payments from the payments due to Sangamo. Biogen Idec shall submit appropriate proof of payment of the withholding taxes to Sangamo within a reasonable period of time. At the request of Sangamo, Biogen Idec shall give Sangamo such reasonable assistance, which shall include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable Sangamo to claim exemption from such withholding or other tax imposed or obtain a repayment thereof or reduction thereof and shall upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of tax.

(b) Notwithstanding Section 8.9(a), if Biogen Idec is required to make a payment to Sangamo that is subject to a deduction or withholding of tax, then if such withholding or deduction obligation arises as a result of an assignment or sublicense by Biogen Idec, that has the effect of increasing the withholding tax of Sangamo relative to what would be due under the existing tax status of Sangamo as a qualified US resident for US Income Tax Treaty purposes and as the sole beneficial owner of the license and rights under this agreement (a “Biogen Idec Withholding Tax Action”), then the sum payable by Biogen Idec (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Sangamo receives a sum equal to the sum which it would have received had no such Biogen Idec Withholding Tax Action occurred, but only to the extent that such increased withholding exceeds the amount that Sangamo claims any federal, state and foreign tax benefit for under U.S. GAAP and the tax years available for such benefit on Sangamo’s tax returned has expired and are closed for income tax audit. Any transfer, assignment or license of the rights under this agreement by Sangamo to a beneficial owner that is not a valid US resident for US income tax purposes shall relieve Biogen Idec of any and all requirements to gross up payments for withholding taxes.

8.10 Payment Method. All payments by Biogen Idec to Sangamo hereunder shall be in United States dollars in immediately available funds and shall be made by wire transfer to a bank account designated in writing by Sangamo to Biogen Idec.

8.11 Late Payments. If a Party does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to the Party from the due date until the date of payment at a per-annum rate of [***] over the then-current prime rate reported in The Wall Street Journal or the maximum rate allowable by applicable laws, whichever is lower.

9 INTELLECTUAL PROPERTY

9.1 Ownership and Classification

(a) Inventions. Each Party, as between such Party and the other Party, shall own all Know-How conceived, discovered, invented, created, made or reduced to practice or tangible medium solely by employees, agents or contractors of such Party (and all Patent Rights claiming such Know-How), and the Parties shall jointly own and have an undivided one-half interest in and to all Joint Know-How and Joint Patents. All determinations of inventorship under this Agreement shall be made in accordance with the patent law of the United States. Each Party may exploit any Joint Technology without accounting to or obtaining consent from the other Party, subject to the exclusive license of Sangamo’s interest thereunder granted, as part of the Licensed Technology, under Section 6.1(a), provided, however, that nothing in this Section 9.1(a) shall be construed as a grant to any other intellectual property held by the other Party.

(b) Program Data. Sangamo, on behalf of itself and its Affiliates, hereby agrees to and does hereby [***] to Biogen Idec all of Sangamo’s and its Affiliates’ right, title and interest in and to the Program Data. Sangamo will, and will cause its Affiliates to, execute and deliver all requested [***] and other documents, and take such other actions as Biogen Idec may reasonably request, in order to perfect and enforce Biogen Idec’s rights in the Program Data. Neither Sangamo, its Affiliates nor any Third Party may publish, use, access or cross reference any Program Data without prior written consent from Biogen Idec, such consent not to be unreasonably withheld. Notwithstanding the foregoing, until a specific portion of Program Data enters the public domain through no fault or omission of Biogen Idec, the terms of Section 10.1 and the first sentence of Section 10.3 shall apply to such portion of Program Data as if such portion were Confidential Information of Sangamo; provided that the foregoing shall not apply to Program Data generated in a clinical trial. If Biogen Idec desires to publish or otherwise publicly disclose any Program Data, other than Program Data generated in a clinical trial, which Biogen Idec may publish or publicly disclose in accordance with Section 10.4, Biogen Idec shall notify Sangamo, identifying the applicable Program Data. Within [***] after each such request, Sangamo shall notify Biogen Idec of its election to (i) allow public disclosure of such Program Data, (ii) maintain such Program Data as proprietary Know-How, in which case Biogen Idec shall not publish or publicly disclose such Program Data without Sangamo’s prior written approval, or (iii) file a patent application disclosing such Program Data, in which case Biogen Idec shall not publish or publicly disclose such portion unless and until (1) Sangamo notifies Biogen Idec that it has filed a patent application disclosing such Program Data or (2) [***] after Sangamo’s notification of its election to file a patent application, whichever is earlier. For clarity, the foregoing obligation shall apply to each portion of Program Data that Biogen Idec desires to publish or publicly disclose. Biogen Idec shall not be required to follow the procedures under this Section 9.1(b) before publishing or publicly disclosing any Program Data that has already been publicly disclosed by Biogen Idec in accordance with this Section 9.1(b).

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(c) Personnel Obligations. Each employee, agent or independent contractor of a Party or its respective Affiliates performing work under this Agreement shall, prior to commencing such work, be bound by invention and data assignment obligations, including: (i) promptly reporting any invention, discovery, process or other intellectual property right; (ii) presently assigning to the applicable Party or Affiliate all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property; (iii) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement.

(d) Classification of Certain IP.

(i) For the purposes of this Agreement, in the event that any issued patent or patent application included in the Patent Rights includes:

(A) at least one claim that is [***] and at least one claim that is [***], but no claims that are [***], such patent or patent application shall be deemed to be [***] and not [***];

(B) at least one claim that is [***] and at least one claim that is [***], but no claims that are [***], such patent or patent application shall be deemed to be [***] and not [***], except as set forth in the fourth sentence of Section 9.2(b)(iii)(B) ;

(C) at least one claim that is [***] and at least one claim that is [***], but no claims that are [***], such patent or patent application shall be deemed to be [***] and not [***], except as set forth in the fourth sentence of Section 9.2(b)(iii)(B);

(D) at least one claim that is [***], at least one claim that is [***] and at least one claim that is [***], such patent or patent application shall be deemed to be [***] and not [***] or [***], except as set forth in the fourth sentence of Section 9.2(b)(iii)(B).

(ii) For the purposes of this Agreement, in the event that any issued patent or patent application included in the Patent Rights includes:

(A) at least one claim that is [***] and at least one claim that is [***], but no claims that are [***], such patent or patent application shall be deemed to be [***] and not [***];

(B) at least one claim that is [***] and at least one claim that is [***], but no claims that are [***], such patent or patent application shall be deemed to be [***] and not [***];

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(C) at least one claim that is [***] and at least one claim that is [***], but no claims that are [***], such patent or patent application shall be deemed to be [***] and not [***], and shall also be deemed [***] for purposes of Section 9.2(b)(i);

(D) at least one claim that is [***], at least one claim that is [***] and at least one claim that is [***], such patent or patent application shall be deemed to be [***] and not [***] or [***].

For the avoidance of doubt, each claim of an issued parent or patent application may only be determined to meet the criteria of the definition of one of [***] for the purposes of Section 9.1(d)(i) (or [***] for the purposes of Section 9.1(d)(ii)) and, in making such determination, [***] with respect to the categorization of whether it is [***] as applicable).

(iii) For the purposes of this Agreement, in the event that any patent application included in the Patent Rights does not include any claims (e.g., a United States provisional patent application), then such patent application shall [***], unless such patent application is listed on Schedule 1.129 as of the Execution Date.

(e) Determination of Licensed Patents for Purposes of Section 9.2(b). Solely for determining whether any Patent Right is a Licensed Patent by virtue of being [***] as such terms are used in Section 1.89(b), for purposes of applying the provisions of Section 9.2(b), Sangamo may determine in good faith whether such Patent Right is a Licensed Patent as a result of being [***] to Research, develop, manufacture, commercialize, market, import, export, sell or offer for sale Licensed Products in the Field. For the avoidance of doubt, no such determination by Sangamo pursuant to this Section 9.1(e) shall affect the scope of Licensed Patents licensed to Biogen Idec hereunder, but shall only be used by Sangamo to determine whether or not the preparation, filing, prosecution and maintenance of a particular Patent Right is governed by Section 9.2(b).

9.2 Preparation, Filing, Prosecution and Maintenance of Patents.

(a) No later than thirty (30) days after the Effective Date, each Party shall elect a representative to handle all patent affairs on behalf of such Party (such representative, the “Patent Affairs Representative”)

(b) Licensed Patents and Certain Joint Patents

(i) Core IP.

(A) Sangamo, at its own expense, shall have the sole right to prepare, file, prosecute and maintain, throughout the world, those Licensed Patents and Joint Patents that are Core IP, subject to Section 9.2(b)(i)(B). Sangamo shall keep Biogen Idec informed as to material developments with respect to the filing, prosecution and maintenance of such Patent Rights, including providing advanced notice of its intent to abandon any such Patent Rights. Promptly after the Effective Date and on a semiannual basis thereafter (with respect to Patent Rights that come into the Control of Sangamo or any of its Affiliates during the Term), the Parties shall determine in good faith and mutually agree on a representative selection of those

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Licensed Patents and Joint Patents that are Core IP in particular countries that are relevant to the Licensed Products (the “Selected Core IP”). At each such semiannual meeting in which the Parties determine the Selected Core IP, Sangamo shall provide a high level update regarding the Core IP. The Selected Core IP may be updated more often than semiannually by mutual agreement of the Patent Affairs Representatives. With respect to any Core IP that is not yet filed and that is Selected Core IP, Sangamo shall consult with Biogen Idec as to all patent filing strategies and shall provide Biogen Idec with drafts of any patent applications for such Selected Core IP reasonably in advance of filing, to the extent practicable, and shall consider Biogen Idec’s comments thereto in good faith, to the extent received sufficiently in advance of the intended filing date. Sangamo shall keep Biogen Idec informed as to developments with respect to the filing, prosecution and maintenance (including any reissues, reexaminations, appeals to appropriate patent offices and/or courts, interferences, derivation proceedings, post-grant review proceedings or oppositions) of the Selected Core IP, and shall furnish Biogen Idec with copies of all material communications received from any patent office with respect to filing, prosecution and maintenance of the Selected Core IP. Sangamo shall provide Biogen Idec drafts of submissions relating thereto, including drafts of any material filings or responses to be made to relevant patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit Biogen Idec an opportunity to review and comment thereon. In addition, to the extent such filing, prosecution and maintenance of the Selected Core IP may affect the Product-Specific IP as reasonably determined by the Patent Affairs Representatives ([***]), Sangamo shall consult with Biogen Idec regarding strategy related to the filing, prosecution and maintenance of the Selected Core IP. Sangamo shall consider in good faith, take into account and implement where possible the reasonable comments made by Biogen Idec with respect to such Patent Rights, provided that Sangamo does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any Patent Rights owned or controlled by Sangamo. Sangamo shall not take any action with respect to the prosecution of those Licensed Patents and Joint Patents that are Core IP (including Selected Core IP) that would disproportionately reduce the scope of coverage for Licensed Products while benefiting its other products. Biogen Idec or its external intellectual property counsel shall have the right, but not the obligation, to be present as a non-participating observer at all scheduled patent office proceedings that relate to the Selected Core IP, to the extent permitted under applicable laws.

(B) If Sangamo elects to cease the prosecution and maintenance of any Selected Core IP in any country, jurisdiction or as a PCT application (and does not elect to file one or more new patent applications covering the subject matter claimed in such Patent Rights), Sangamo will promptly provide Biogen Idec with written notice, but not less than thirty (30) days before any action is required, and will permit Biogen Idec, at Biogen Idec’s sole discretion and expense, to continue prosecution or maintenance of any such Patent Rights. Upon request from Biogen Idec, Sangamo will execute such documents and perform such acts as may be reasonably necessary to permit Biogen Idec to continue such prosecution or maintenance, as applicable. Biogen Idec shall keep Sangamo informed as to developments with respect to the filing, prosecution and maintenance of such Patent Rights, including by providing copies of all office actions or any other substantive documents received from any patent office, including notice of all interferences, reissues, re-examinations or oppositions. Biogen Idec shall provide drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, within a reasonable amount of time in advance of submitting such

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made to such patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit Sangamo an opportunity to review and comment thereon. Biogen Idec shall not make any statement or take any action in connection with its prosecution of such Selected Core IP that Sangamo reasonably determines to be detrimental to the prosecution or enforcement of any Patent Rights owned or controlled by Sangamo. In addition, with respect to all other reasonable comments made by Sangamo with respect to the prosecution of such Patent Rights, Biogen Idec shall consider in good faith, take into account and implement where possible such comments.

(ii) Other IP.

(A) Sangamo shall have the first right to prepare, file, prosecute and maintain, throughout the world those Licensed Patents and Joint Patents that are Other IP. Sangamo shall be solely responsible for all costs and expenses incurred in connection with the prosecution and maintenance of such Patent Rights in each jurisdiction listed on Schedule 9.2(b)(ii) (the “Core Jurisdictions”). If Biogen Idec desires that Sangamo file, prosecute and maintain any such Patent Rights that are Other IP in any jurisdictions other than the Core Jurisdictions, Biogen Idec shall notify Sangamo, and provided that such notice is timely received by Sangamo, Sangamo shall file, prosecute and maintain such Patent Rights in such jurisdictions, and Biogen Idec shall be solely responsible for all costs and expenses incurred by Sangamo in connection with the prosecution and maintenance of such Patent Rights in such jurisdictions. Sangamo shall keep Biogen Idec informed as to developments with respect to the filing, prosecution and maintenance (including any reissues, reexaminations, appeals to appropriate patent offices and/or courts, interferences, derivation proceedings, post-grant review proceedings or oppositions) of such Other IP and shall furnish Biogen Idec with copies of all material communications received from any patent office with respect to filing, prosecution and maintenance of the Other IP. Sangamo shall provide Biogen Idec drafts of submissions relating thereto, including drafts of any material filings or responses to be made to relevant patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit Biogen Idec an opportunity to review and comment thereon. In addition, to the extent such filing, prosecution and maintenance of any Other IP may affect the Product-Specific IP as reasonably determined by the Patent Affairs Representatives ([***]), Sangamo shall consult with Biogen Idec regarding strategy related to the filing, prosecution and maintenance of such Other IP. Sangamo shall consider in good faith, take into account and implement where possible the reasonable comments made by Biogen Idec with respect to such Patent Rights, provided that Sangamo does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any Licensed Patents or other Patent Rights owned or controlled by Sangamo. Sangamo shall not take any action with respect to the prosecution of Other IP that would disproportionately reduce the scope of coverage for Licensed Products while benefiting its other products. Biogen Idec or its external intellectual property counsel shall have the right, but not the obligation, to be present as a non-participating observer at all scheduled patent office proceedings that relate to Other IP, to the extent permitted under applicable laws.

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(B) If Sangamo elects not to file or elects to cease the prosecution and maintenance of any of those Licensed Patents or Joint Patents that are Other IP in any country, jurisdiction or as a PCT application (and does not elect to file one or more new patent applications covering the subject matter claimed in such Patent Rights), Sangamo will promptly provide Biogen Idec with written notice, but not less than thirty (30) days before any action is required, and will permit Biogen Idec, at Biogen Idec’s sole discretion and expense, to continue prosecution or maintenance of any such Patent Rights. Upon request from Biogen Idec, Sangamo will execute such documents and perform such acts as may be reasonably necessary to permit Biogen Idec to continue such prosecution or maintenance, as applicable. Biogen Idec shall keep Sangamo informed as to developments with respect to the filing, prosecution and maintenance of such Patent Rights, including by providing copies of all office actions or any other substantive documents received from any patent office, including notice of all interferences, reissues, re-examinations or oppositions. Biogen Idec shall provide drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit Sangamo an opportunity to review and comment thereon. Biogen Idec shall consider in good faith, take into account and implement where possible the reasonable comments made by Sangamo with respect to such Patent Rights, provided that Biogen Idec does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any Licensed Patents or other Patent Rights owned or controlled by Biogen Idec that claim Know-How made under this Agreement.

(iii) Product-Specific IP.

(A) Biogen Idec, at its own expense, shall have the first right to prepare, file, prosecute and maintain, throughout the world, Licensed Patents that are Product-Specific IP (which, for clarity, includes all Joint Patents that are Product-Specific IP), subject to the remainder of this Section 9.2(b)(iii).

(B) With respect to any Licensed Patent that is Core IP or Other IP whose specification would support Product-Specific IP (“Genus Patent”), the Parties intend that such Product-Specific IP and such Genus Patent will have the same specification and priority date. Sangamo shall have the sole right to prepare, and shall be responsible for preparing, the specification for each Product-Specific IP and corresponding Genus Patent, and shall give Biogen Idec ample opportunity to review the specification and provide comments thereon within a reasonable amount of time in advance of filing the specification with a patent office, to the extent practicable. Subsequent to such review and comment period, the Parties will file such Product-Specific IP and corresponding Genus Patent on the same day. Alternatively, and only in the event there is mutual agreement between Biogen Idec and Sangamo (which agreement shall not be unreasonably withheld or delayed), Sangamo may file the Genus Patent (which may in the United States be a provisional patent application) and subsequently file Product-Specific IP claiming priority therefrom (the “Corresponding Product-Specific IP”), which Corresponding Product-Specific IP Biogen Idec shall then have the first right to prosecute and maintain in accordance with this Section 9.2(b)(iii); provided that if Sangamo fails to file such Corresponding Product-Specific IP within [***] after Sangamo is first able to do so under applicable laws, then such Genus Patent will be deemed Product-Specific IP, which Biogen shall have the right to prosecute and maintain in accordance with this Section 9.2(b)(iii), provided that

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Biogen Idec shall file such Corresponding Product-Specific IP as soon as reasonably practicable, upon which filing the Genus Patent will again be deemed Core IP or Other IP, as applicable. Sangamo shall consider in good faith, take into account and implement where possible the reasonable comments made by Biogen Idec with respect to such specification, provided that Sangamo does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any Licensed Patents or other Patent Rights owned or controlled by Sangamo. Subject to Section 9.2(b)(iii)(C), Biogen Idec shall have the sole right to prepare the claims of Licensed Patents that are Product-Specific IP; provided that if Biogen Idec files one or more claims that cover (1) any product or service that is not a Licensed Product, (2) any composition that is not a Collaboration Composition of Matter or (3) the manufacture or use of the product, service or composition of clause (1) or (2) of this proviso, then the applicable Patent Right will no longer be Product-Specific IP, and Biogen Idec shall execute such documents and perform such acts as may be reasonably necessary to permit Sangamo to assume prosecution of the applicable Patent Right, unless Biogen Idec filed such claims in good faith without realizing that their scope exceeded the permissable scope of claims in Product-Specific IP, in which case Biogen Idec may alternatively cancel or amend such claims, promptly after becoming aware of such error, so that the applicable Patent Right reverts to Product-Specific IP.

(C) Biogen Idec shall keep Sangamo informed as to developments with respect to the filing, prosecution and maintenance of the Licensed Patents that are Product-Specific IP, including by providing copies of all office actions or any other substantive documents received from any patent office, including notice of all interferences, reissues, re-examinations or oppositions. Biogen Idec shall provide drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit Sangamo an opportunity to review and comment thereon. Biogen Idec shall consider in good faith, take into account and implement where possible the reasonable comments made by Sangamo with respect to such Patent Rights, provided that Biogen Idec does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any Licensed Patents or other Patent Rights owned or controlled by Biogen Idec that claim Know-How made under this Agreement.

(D) If Biogen Idec elects not to file or elects to cease the prosecution and maintenance of any Product-Specific IP included in the Licensed Patents in any country, jurisdiction or as a PCT application (and does not elect to file one or more new patent applications covering the subject matter claimed in such Product-Specific IP), Biogen Idec will promptly provide Sangamo with written notice, but not less than thirty (30) days before any action is required, and will permit Sangamo, at Sangamo’s sole discretion and expense, to continue prosecution or maintenance of any such Product-Specific IP. Upon request from Sangamo, Biogen Idec will execute such documents and perform such acts as may be reasonably necessary to permit Sangamo to continue such prosecution or maintenance, as applicable.

(E) With respect to any Licensed Patents that are Third Party IP Rights and that are deemed Third Party Core IP or Third Party Other IP pursuant to Sections 9.1(d)(ii)(B), (C) or (D), if Sangamo has the right to prosecute such Third Party IP Rights that are patent applications under the applicable Third Party License, then Sangamo shall, as soon as practicable, file a patent application that is Third Party Product-Specific IP claiming priority from such Third Party Core IP or Third Party Other IP, and Biogen Idec shall thereafter have the first right to prosecute and maintain such Third Party Product-Specific IP in accordance with this Section 9.2(b)(iii).

(c) Biogen Idec Patents. Biogen Idec, at its own expense, shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain, throughout the world, any Biogen Idec Patents and any Patent Rights owned solely by Biogen Idec that claim Know-How made under this Agreement. With respect to any such Patent Rights that are Core IP, Other IP or Product-Specific IP, Biogen Idec shall keep Sangamo informed as to developments with respect to the filing, prosecution and maintenance of such Patent Rights, including by providing copies of all office actions or any other substantive documents received from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions. Biogen Idec shall provide drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit Sangamo an opportunity to review and comment thereon. Biogen Idec shall consider in good faith, take into account and implement where possible the reasonable comments made by Sangamo with respect to such Patent Rights, to the extent intended to prevent any detrimental effect on the prosecution and maintenance of any Licensed Patents or other Patent Rights owned or controlled by Sangamo, provided that Biogen Idec does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any Licensed Patents or other Patent Rights owned or controlled by Biogen Idec that claim Know-How made under this Agreement.

(d) Joint Patents that are not Core IP, Other IP or Product-Specific IP.

(i) Procedure. If the Parties make any Joint Know-How, the Patent Affairs Representatives shall promptly meet to discuss and determine whether to seek Joint Patents thereon and whether such Joint Patents would be Core IP, Other IP or Product-Specific IP, in which case Section 9.2(b) will apply to such Joint Patents. If either Party decides to seek any Joint Patents that would not be Core IP, Other IP or Product-Specific IP, then [***], but not the obligation, to prepare, file, prosecute and maintain throughout the world, any such Joint Patents, using patent counsel or patent agent selected by [***] and reasonably acceptable to [***]. If [***] elects not to exercise such right, then [***] shall have the right, but not the obligation, to prepare, file, prosecute and maintain throughout the world, such Joint Patent, using patent counsel or patent agent selected by [***] and reasonably acceptable to [***]. The prosecuting Party shall keep the non-prosecuting party informed as to developments with respect to the filing, prosecution and maintenance of such Joint Patents, including by providing copies of all material communications (including office actions and notices of interferences, reissues, re-examinations, oppositions, appeals to appropriate patent offices and/or courts, derivation proceedings or post grant review proceedings) from any patent office regarding such Joint Patents and shall provide the non-prosecuting party drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit the non-

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prosecuting party an opportunity to review and comment thereon. The prosecuting party shall consider in good faith, take into account and implement where possible the reasonable comments made by the non-prosecuting party; provided that the prosecuting party does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any Patent Rights owned or controlled by such Party. Except as provided in Section 9.2(d)(ii), the Parties shall share equally all costs and expenses incurred in connection with the prosecution and maintenance of such Joint Patents under this Section 9.2(d)(i). The non-prosecuting party shall have the right, but not the obligation, to be present at all patent office proceedings that relate to the Joint Patents under this Section 9.2(d)(i).

(ii) Abandonment. If the prosecuting Party elects to cease the prosecution and maintenance of any Joint Patent that is not Core IP, Other IP or Product-Specific IP in any country or as a PCT application (and does not elect to file one or more new patent applications covering the subject matter claimed in such Joint Patent), such Party will promptly provide the other Party with written notice, but not less than thirty (30) days before any action is required, and will permit the other Party, at its sole discretion and expense, to continue prosecution or maintenance of any such Joint Patent in such country. Upon request from the Party assuming prosecution, the other Party will execute such documents and perform such acts as may be reasonably necessary to permit the assuming Party to continue such prosecution or maintenance, as applicable. The assuming Party shall keep the other informed as to developments with respect to the filing, prosecution and maintenance of such Patent Rights, including by providing copies of all office actions or any other substantive documents received from any patent office, including notice of all interferences, reissues, re-examinations, oppositions, appeals to appropriate patent offices and/or courts, derivation proceedings or post-grant review proceedings. The assuming Party shall provide drafts of submissions relating thereto, including drafts of any material filings or responses to be made to such patent offices, within a reasonable amount of time in advance of submitting such filings or responses to permit the other Party an opportunity to review and comment thereon. The assuming Party shall consider in good faith, take into account and implement where possible the reasonable comments made by the other Party with respect to such Patent Rights, to the extent intended to prevent any detrimental effect on the prosecution and maintenance of any Licensed Patents or other Patent Rights owned or controlled by the other Party, provided that the assuming Party does not reasonably determine such comments to be detrimental to the prosecution or enforcement of any Licensed Patents or other Patent Rights owned by the assuming Party that claim Know-How made under this Agreement.

(e) Patent Term Extensions. In connection with the Marketing Approval of a Licensed Product, Biogen Idec shall consult with Sangamo before determining which patent, if any, is to be extended, by way, for example, of a Patent Term Restoration and a Supplementary Protection Certificate. Biogen Idec shall not have the right to extend in any country (i) any Core IP or Other IP or (ii) any other Joint Patent that is the subject of any such extension for a product other than a Licensed Product. Biogen Idec shall have the sole discretion to determine whether a Biogen Idec Patent or Product-Specific IP is to be extended. Sangamo shall cooperate with Biogen Idec to the extent reasonably requested by Biogen Idec to effectuate the intent of this Section 9.2(e).

(f) Orange Book Listing. In connection with the Marketing Approval of a Licensed Product, Biogen Idec shall have the sole right, in accordance with applicable laws andregulations, to choose whether a patent(s) is to be listed in the Orange Book or in any similar equivalent thereto in the Territory. Sangamo shall cooperate with Biogen Idec to the extent reasonably requested by Biogen Idec to effectuate the intent of this Section 1.1(a).

(g) Third Party Rights. For the avoidance of doubt, Biogen Idec’s rights under this Section 9.2 to file, prosecute and maintain any Patent Rights licensed to Sangamo under a Third Party License may be exercised in Sangamo’s name and for the benefit of Sangamo, provided that this Section 9.2 shall be subject to the terms of such Third Party License.

9.3 Enforcement of Patents.

(a) Notice. If either Biogen Idec or Sangamo becomes aware of any infringement, anywhere in the world, of any issued patent within the Licensed Patents, or Joint Patents that are not Licensed Patents, on account of a Third Party’s manufacture, use or sale of a Licensed Product in the Field, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions naming a Licensed Product as a reference listed drug and of any declaratory judgment action by a Third Party that is developing or commercializing a Licensed Product in the Field alleging the invalidity, unenforceability or non-infringement of any of the foregoing Patent Rights (an “Infringement”), such Party will promptly notify the other Party in writing to that effect. In addition, each Party shall promptly notify the other Party upon becoming aware of any infringement of a Licensed Patent or declaratory judgment action with respect to a Licensed Patent that is not an Infringement.

(b) Product-Specific IP.

(i) In the case of any Infringement of a Licensed Patent that is Product-Specific IP (which, for clarity, includes any Joint Patent that is Product-Specific IP), Biogen Idec shall have the first right, but not the obligation, to take action, control and to obtain a discontinuance of the Infringement or bring suit against the applicable Third Party (such Third Party, the “Third Party Infringer”) under the applicable Product-Specific IP, within six (6) months from the date of notice and to join Sangamo as a party plaintiff. Biogen Idec shall bear all the expenses of any suit brought by it claiming Infringement of any Product-Specific IP. Sangamo shall cooperate with Biogen Idec in any such suit as reasonably requested by Biogen Idec and at Biogen Idec’s expense and shall have the right to consult with Biogen Idec and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense. Biogen Idec shall not, without Sangamo’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any such Product-Specific IP, which consent shall not be unreasonably withheld. If Biogen Idec has not taken steps to obtain a discontinuance of Infringement of such Product-Specific IP or filed suit against any such Third Party Infringer of Product-Specific IP within six (6) months from the date of written notice of Infringement from Sangamo, then unless Biogen Idec notifies Sangamo within such six (6)-month period of a reasonable business justification for not bringing such suit and requests in writing that Sangamo not file such suit, Sangamo shall have the right, but not the obligation, to bring suit against such Third Party Infringer, provided, that Sangamo shall bear all the expenses of such suit. Biogen Idec shall cooperate with Sangamo in any such suit for Infringement of Product-Specific IP brought by Sangamo against a Third Party (including joining as a party plaintiff) at Sangamo’s request and expense, and shall have the right to consult with Sangamo and to participate in and be represented by independent counsel in such litigation at its own expense. Sangamo shall not, without Biogen Idec’s prior written consent, which consent shall not be unreasonably withheld, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Biogen Idec or admits the invalidity or unenforceability of any Product-Specific IP, or adversely impacts Biogen Idec’s ability to maximize Net Sales or impacts market share of Licensed Products. The enforcing Party under this Section 9.3(b) shall keep the other Party reasonably informed of all material developments in connection with any such suit.

(ii) Any recoveries obtained by either Party as a result of any proceeding against a Third Party Infringer under this Section 9.3(b) shall be allocated as follows:

(A) Such recovery shall first be used to reimburse the enforcing Party for all out-of-pocket litigation costs in connection with such litigation paid by that Party, and then to reimburse out-of-pocket litigation costs paid by the other Party;

(B) If Biogen Idec is the enforcing Party against an Infringement in the Field, with respect to any remaining portion of such recovery, Sangamo shall receive an amount equal to [***] of such amount, but not more than the amounts that would be payable, pursuant to Sections 8.3 and 8.4, if the recovery on infringing sales, after reimbursing the Parties under Section 9.3(b)(ii)(A), were treated as Net Sales of a Licensed Product, and Biogen Idec shall receive any remaining portion of such recovery; and

(C) If Sangamo is the enforcing Party against an Infringement in the Field, Sangamo shall receive [***] and Biogen Idec shall receive [***], of the remaining portion of such recovery.

(c) Core IP and Other IP.

(i) Sangamo shall have the first right, but not the obligation, to take action to obtain a discontinuance of the Infringement or bring suit against the applicable Third Party Infringer of any Licensed Patent or Joint Patent that is Core IP or Other IP, within six (6) months from the date of notice and to join Biogen Idec as a party plaintiff; provided, however, that if Biogen Idec notifies Sangamo within such six (6)-month period of a reasonable business justification for not bringing such suit to enforce any Licensed Patent or Joint Patent that is Other IP and requests in writing that Sangamo not file such suit, then unless Sangamo disagrees with Biogen Idec’s reasonable business justification, Sangamo shall not take action against the Third Party Infringer. If Sangamo notifies Biogen Idec within thirty (30) days after Biogen Idec’s request that it disagrees with Biogen Idec’s reasonable business justification for not enforcing such Other IP, then the disputed matter will be submitted to the Chief Executive Officer of each Party (or his/her nominee) for good faith discussions, and if such individuals are not able to

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resolve the matter within thirty (30) days of such submission, then notwithstanding the foregoing, Sangamo shall not have the right to enforce the applicable Other IP. For clarity, Biogen Idec shall not have the right under this Section 9.3(c)(i) to prevent Sangamo from enforcing any Core IP.

(ii) Sangamo shall bear all the expenses of any suit brought by it under this Section 9.3(c) claiming Infringement of any Core IP or Other IP, as applicable. Biogen Idec shall cooperate with Sangamo in any such suit as reasonably requested by Sangamo and at Sangamo’s expense and shall have the right to consult with Sangamo and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense. Sangamo shall not, without Biogen Idec’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Biogen Idec or admits the invalidity or unenforceability of any Core IP or Other IP, as applicable, which consent shall not be unreasonably withheld.

(iii) If Sangamo has not taken steps to obtain a discontinuance of infringement of Core IP or Other IP, as applicable, or filed suit against any such Third Party infringer of Core IP or Other IP, as applicable, within six (6) months from the date of notice of Infringement, then upon Sangamo’s written consent (not to be unreasonably withheld), Biogen Idec shall have the right, but not the obligation, to bring suit under the applicable Licensed Patent or Joint Patent that is Core IP or Other IP against such Third Party Infringer, provided, that Biogen Idec shall bear all the expenses of such suit. Sangamo shall cooperate with Biogen Idec in any such suit for Infringement brought by Biogen Idec against a Third Party (including joining as a party plaintiff) at Biogen Idec’s expense, and shall have the right to consult with Biogen Idec and to participate in and be represented by independent counsel in such litigation at its own expense. Biogen Idec shall not, without Sangamo’s prior written consent, which consent shall not be unreasonably withheld, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any such Licensed Patent or Joint Patent that is Core IP or Other IP, as applicable. The enforcing Party under this Section 9.3(c) shall keep the other Party reasonably informed of all material developments in connection with any such suit.

(iv) Any recoveries obtained by either Party as a result of any proceeding against a Third Party Infringer under this Section 9.3(c) shall be allocated as follows:

(A) Such recovery shall first be used to reimburse the enforcing Party for all out-of-pocket litigation costs in connection with such litigation paid by that Party, and then to reimburse out-of-pocket litigation costs paid by the other Party;

(B) If Sangamo is the enforcing Party, Sangamo shall receive [***], and Biogen Idec shall receive [***], of the remaining portion of such recovery; and

(C) If Biogen Idec is the enforcing Party, with respect to any remaining portion of such recovery, Sangamo shall receive an amount equal to twenty-five percent [***] of such amount, but not more than the amounts that would be payable, pursuant to Sections 8.3 and 8.4, if the recovery on infringing sales, after reimbursing the Parties under Section 9.3(c)(iv)(A), were treated as Net Sales of a Licensed Product, and Biogen Idec shall receive any remaining portion of such recovery.

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(d) Joint Patents that are not Core IP, Other IP or Product-Specific IP.

(i) Biogen Idec shall have the first right, but not the obligation, to take action to obtain a discontinuance of any infringement of a Joint Patent that is not Core IP, Other IP or Product-Specific IP or bring suit against the Third Party infringer under any such Joint Patent, within six (6) months from the date of written notice of such infringement from Sangamo and to join Sangamo as a party plaintiff; provided that at Sangamo’s discretion, Sangamo shall have the right to join such action, in which case the Parties shall jointly enforce such Joint Patent, using the same counsel as agreed by the Parties or separate counsel reasonably acceptable to the other Party. All decisions in such jointly enforced suit shall be made jointly.

(ii) If Biogen Idec is the sole enforcing Party, Sangamo shall cooperate with Biogen Idec in any such suit as reasonably requested by Biogen Idec and at Biogen Idec’s expense and shall have the right to consult with Biogen Idec and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense. Biogen Idec shall not, without Sangamo’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any such Joint Patents, which consent shall not be unreasonably withheld. If Biogen Idec has not taken steps to obtain a discontinuance of such infringement of such Joint Patents or filed suit against any such Third Party infringer of such Joint Patents within six (6) months from the date of notice of infringement, then Sangamo shall have the right to take action against such Third Party infringer; provided, however, that if Biogen Idec notifies Sangamo within such six (6)-month period of a reasonable business justification for not bringing such suit to enforce such Joint Patents and requests in writing that Sangamo not file such suit, then unless Sangamo disagrees with Biogen Idec’s reasonable business justification, Sangamo shall not take action against the Third Party Infringer. If Sangamo notifies Biogen Idec within thirty (30) days after Biogen Idec’s request that it disagrees with Biogen Idec’s reasonable business justification for not enforcing such Joint Patents, then the disputed matter will be submitted to the Chief Executive Officer of each Party (or his/her nominee) for good faith discussions, and if such individuals are not able to resolve the matter within thirty (30) days of such submission, then notwithstanding the foregoing, Sangamo shall not have the right to enforce the applicable Joint Patent. Biogen Idec shall cooperate with Sangamo in any such suit for infringement of such Joint Patents brought by Sangamo against a Third Party (including joining as a party plaintiff) at Sangamo’s request and expense, and shall have the right to consult with Sangamo and to participate in and be represented by independent counsel in such litigation at its own expense. Sangamo shall not, without Biogen Idec’s prior written consent, which consent shall not be unreasonably withheld, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Biogen Idec or admits the invalidity or unenforceability of any such Joint Patents, or adversely impacts Biogen Idec’s ability to maximize Net Sales or impacts market share of Licensed Products. The enforcing Party under this Section 9.3(d) shall keep the other Party reasonably informed of all material developments in connection with any such suit.

(iii) If the Parties are jointly enforcing Joint Patents that are not Core IP, Other IP or Product-Specific IP under this Section 9.3(d), then the Parties shall share equally all expenses incurred in connection with such activities. If one Party is enforcing such Joint Patents, such Party shall be solely responsible for all expenses incurred in connection with such activities by both Parties.

(iv) Any recoveries obtained by either Party as a result of any proceeding against a Third Party Infringer under this Section 9.3(d) shall be allocated as follows:

(A) If the Parties are jointly enforcing the applicable Joint Patents, then such recovery shall first be used to reimburse the Parties for all out-of-pocket litigation costs in connection with such litigation paid by the Parties, so that each Party bears the same amount of such costs (if the recoveries are insufficient to reimburse all costs), and any remaining portion of such recoveries shall be shared equally.

(B) If one Party is the enforcing Party, such recovery shall first be used to reimburse the enforcing Party for all out-of-pocket litigation costs in connection with such litigation paid by that Party, and then to reimburse out-of-pocket litigation costs paid by the other Party, and with respect to any remaining portion of such recoveries:

a. If Biogen Idec is the enforcing Party against an Infringement in the Field, Sangamo shall receive an amount equal to [***] of such amount, but not more than the amounts that would be payable, pursuant to Sections 8.3 and 8.4, if the recovery on infringing sales, after reimbursing the Parties under Section 9.3(d)(iv)(A), were treated as Net Sales of a Licensed Product, and Biogen Idec shall receive any remaining portion of such recovery; and

b. If Sangamo is the enforcing Party against an Infringement in the Field, Sangamo shall receive [***], and Biogen Idec shall receive [***], of the remaining portion of such recovery.

(e) Third Party Rights. For the avoidance of doubt, with respect to any Licensed Patent licensed to Sangamo by a Third Party, Biogen Idec’s rights under this Section 9.3 may be exercised in Sangamo’s name, provided that Biogen Idec’s rights under Sections 9.3(b) and 9.3(c) shall be subject to the rights of such Third Party to enforce such Licensed Patent and to receive a portion of any recoveries obtained as a result of any proceeding against a Third Party Infringer under such Licensed Patent, which portion shall first be offset against any amounts to be received by Sangamo under Section 9.3(b)(ii)(B), 9.3(b)(ii)(C), 9.3(c)(iv)(B) or 9.3(c)(iv)(C) and if not fulfilled by such offset, subsequently offset against any amounts to be received by Biogen Idec under Section 9.3(b)(ii)(B), 9.3(b)(ii)(C), 9.3(c)(iv)(B) or 9.3(c)(iv)(C).

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9.4 Third Party Licenses.

(a) Notification. If either Party becomes aware of any Third Party’s patent or other intellectual property rights necessary or useful in connection with the manufacture, development or commercialization in the Field of any Collaboration Composition of Matter or Licensed Product (“Third Party IP Rights”), such Party shall promptly notify the other Party, and the Parties shall promptly thereafter meet to discuss such Third Party IP Rights.

(b) Third Party Core IP.

(i) Sangamo Rights. Sangamo shall have the first right to attempt to obtain a license to any Third Party IP Rights that are Third Party Core IP; provided that Sangamo shall not enter into any such license unless the Third Party IP Rights so licensed, to the extent otherwise within the scope of the definition of Licensed Technology, would be Controlled by Sangamo.

(ii) Biogen Idec Rights. If Sangamo has not obtained a license to any Third Party IP Rights that are Third Party Core IP pursuant to Section 9.4(b)(i) before the first dosing of the first subject in a Phase II Clinical Trial of a Licensed Product or, if notice under Section 9.4(a) for such Third Party IP Rights occurs after such event, within six (6) months after such notice is provided, Biogen Idec shall have the right, but not the obligation, to negotiate and enter into a license agreement with such Third Party with respect to such Third Party IP Rights; provided that Biogen Idec shall notify Sangamo in writing prior to initiating licensing negotiations for any such Third Party IP Rights and shall use good faith efforts to obtain commercially reasonable terms in the resulting license agreement and further provided that prior to entering into such license agreement, Biogen Idec shall provide Sangamo with a copy thereof and reasonable opportunity to comment thereon and shall consider all such comments of Sangamo in good faith. In addition, Biogen Idec may ask Sangamo to approve of Biogen Idec’s entry into such license agreement, which approval Sangamo may grant or decline to grant, in its good faith discretion; provided, however, if Sangamo approves such license agreement, Sangamo shall have no right to subsequently claim that Biogen Idec did not use good faith efforts to obtain commercially reasonable terms for such license agreement. Each such license agreement entered into by Biogen Idec pursuant to this Section 9.4(b)(ii) shall contain provisions under which Biogen Idec is granted a license under such Third Party IP Rights permitting Biogen Idec to practice such Third Party IP Rights solely as necessary to practice, and no greater than the scope of, the license under Section 6.1(a). Notwithstanding the foregoing, if Biogen Idec has a good faith, reasonable belief that Sangamo’s waiting to obtain any such license until the first dosing of the first subject in a Phase II Clinical Trial of a Licensed Product will result in such license not being available, and if there is no suitable substitute for the applicable Third Party Core IP, then Biogen Idec shall notify Sangamo in writing, and if Sangamo does not obtain such license within six (6) months after receipt of such notice, then Biogen Idec shall have the right to obtain such license as provided above in this Section 9.4(b)(ii).

(c) Third Party Other IP.

(i) Biogen Idec Rights. Biogen Idec shall have the first right to attempt to obtain a Narrow License to any Third Party IP Rights that are Third Party Other IP, and shall notify Sangamo in writing prior to initiating licensing negotiations for any such Third Party IP Rights. If Biogen Idec chooses to exercise such right, it shall negotiate with the applicable Third Party to either (A) obtain one license limited in scope to obtaining rights to such Third Party Other IP to develop, manufacture and commercialize Licensed Products in the Field in the

Territory (such license, a “Narrow License”) or (B) obtain two (2) separate licenses under such Third Party Other IP, a Narrow License and a license to obtain rights under the Third Party Other IP for any purposes other than those included in a Narrow License (such license, a “Broad License”); provided that prior to entering into a Narrow License, Biogen Idec shall provide Sangamo with a copy thereof and reasonable opportunity to comment thereon and shall consider all such comments of Sangamo in good faith; and provided further that, unless the Parties agree otherwise in writing, Biogen Idec shall use good faith efforts to ensure that any Broad License that it obtains is non-exclusive. If Biogen Idec chooses to obtain a Narrow License and a Broad License, it shall (1) use good faith efforts to reasonably allocate the payment obligations between such licenses to be commensurate with the scope and exclusivity of the rights granted under each such license and (2) be solely responsible for all payments under any such Narrow License (subject to offsets under Section 8.6(b)(ii)(A)) and Broad License.

(ii) Sangamo Rights. At any time after the discussion under Section 9.4(a), Sangamo shall have the right to attempt to obtain a Broad License to any Third Party IP Rights that are Third Party Other IP, provided that unless the Parties agree otherwise in writing, Sangamo shall use good faith efforts to ensure that such Broad License is non-exclusive. If Biogen Idec has not obtained a Narrow License to any Third Party IP Rights that are Third Party Other IP pursuant to Section 9.4(c)(i) within six (6) months after notice is provided under Section 9.4(a) for such Third Party IP Rights, Sangamo shall have the right, but not the obligation, to negotiate and enter into a Narrow License with such Third Party with respect to such Third Party IP Rights; provided that (x) Sangamo shall not enter into any such license unless the Third Party IP Rights so licensed, to the extent otherwise within the scope of the definition of Licensed Technology, would be Controlled by Sangamo, (y) Sangamo shall notify Biogen Idec in writing prior to initiating licensing negotiations for a Narrow License to any such Third Party IP Rights and (z) prior to entering into such Narrow License, Sangamo shall provide Biogen Idec with a copy thereof and reasonable opportunity to comment thereon, shall consider all such comments of Biogen Idec in good faith, and shall not enter into such Narrow License without Biogen Idec’s prior written approval, which shall not be unreasonably withheld. If Sangamo chooses to exercise such right, it shall negotiate with the applicable Third Party to either (A) obtain one Narrow License or (B) one Narrow License and one Broad License (to the extent that Sangamo has not already obtained a Broad License pursuant to the first sentence of this Section 9.4(c)(ii)). If Sangamo chooses to obtain a Narrow License and a Broad License, it shall (1) use good faith efforts to reasonably allocate the payment obligations between such licenses to be commensurate with the scope and exclusivity of the rights granted under each such license, (2) be solely responsible for all payments under any such Broad License and (3) unless the Parties agree otherwise in writing, use good faith efforts to ensure that such Broad License is non-exclusive.

(d) Third Party Product-Specific IP.

(i) Biogen Idec Rights. Biogen Idec shall have the first right to attempt to obtain a license to any Third Party IP Rights that are Third Party Product-Specific IP.

(ii) Sangamo Rights. If Biogen Idec has not obtained a license to any Third Party IP Rights that are Third Party Product-Specific IP pursuant to Section 9.4(d)(i)

within six (6) months after notice is provided under Section 9.4(a) for such Third Party IP Rights, Sangamo shall have the right, but not the obligation, to negotiate and enter into a license agreement with such Third Party with respect to such Third Party IP Rights; provided that Sangamo shall not enter into any such license unless the Third Party IP Rights so licensed, to the extent otherwise within the scope of the definition of Licensed Technology, would be Controlled by Sangamo; and provided further that Sangamo shall notify Biogen Idec in writing prior to initiating licensing negotiations for any such Third Party IP Rights and further provided that prior to entering into such license agreement, Sangamo shall provide Biogen Idec with a copy thereof and reasonable opportunity to comment thereon and shall consider all such comments of Biogen Idec in good faith, and shall not enter into such license agreement without Biogen Idec’s prior written approval, which shall not be unreasonably withheld.

(e) Additional Provisions regarding Third Party Licenses.

(i) If Sangamo obtains a license during the Term from a Third Party to any Know-How or Patent Rights that fall within the definition of Licensed Technology, any such Third Party IP Rights, will be sublicensed to Biogen Idec, to the extent falling within the definition of Licensed Technology, only if:

(A) if such license is not for Third Party Core IP, Third Party Other IP or Third Party Product-Specific IP, prior to the execution of such license, Sangamo and Biogen Idec agree in writing to an allocation as between Biogen Idec and Sangamo with respect to all payments due under such proposed Third Party license agreement and a methodology for applying such allocation; and

(B) Biogen Idec provides Sangamo with written notice, prior to Sangamo’s entry into such license agreement, in which (1) Biogen Idec consents to adding such Third Party IP Rights to the definition of Licensed Technology and such license agreement to the definition of Third Party License, (2) Biogen Idec agrees to make all payments, if any, allocated to Biogen Idec under this Agreement when due and provide all reports required under such license agreement on account of Biogen Idec’s and its Affiliates’ and Sublicensees’ development, manufacture and commercialization of Licensed Products, and assumes the obligations of Biogen Idec set forth in Section 9.4(e)(ii) with respect to such license agreement as well as all other obligations of such license agreement that are applicable to sublicensees thereunder, and (3) Biogen Idec acknowledges in writing that its sublicense under such license agreement is subject to the terms and conditions of such license agreement.

Any such license to Licensed Technology that is sublicensed to Biogen Idec in accordance with clauses (A) (if applicable) and (B) of this Section 9.4(e)(i) shall be deemed a Third Party License until Biogen Idec notifies Sangamo in writing that it no longer desires to have such sublicense, in which case such sublicense shall automatically terminate and such license shall cease to be a Third Party License hereunder; provided, however, that Biogen Idec shall remain responsible for all payments allocated to Biogen Idec under this Agreement (x) that are owed to the Third Party licensor on account of Biogen Idec’s sublicense, grant of further sublicenses or the practice of such sublicense by or on behalf of Biogen Idec or its Affiliates or sublicensees and (y) which obligation to pay arose prior to the effective date of any such termination.

(ii) Biogen Idec shall provide to Sangamo, at least [***] before the applicable due date in such Third Party License but in no event more frequently than on a Calendar Quarter basis, all reports required under the applicable license agreement between Sangamo and such Third Party on account of Biogen Idec’s and its Affiliates’ and Sublicensees’ development, manufacture and commercialization of Licensed Products, such that Sangamo may comply with all obligations under such license agreements. Provided it receives such information in a timely manner, Sangamo shall file such reports with, the applicable Third Party on or before the applicable due date.

(f) Additional Rights. Sangamo will use Commercially Reasonable Efforts to obtain consent [***] for Sangamo to grant a license to Biogen Idec, in accordance with Section 6.1(a), under Sangamo’s interest in the Patent Rights listed in Schedule 9.4(f)(i) in those jurisdictions in which consent is needed for a joint owner of Patent Rights to grant a license. Sangamo will use Commercially Reasonable Efforts to obtain a non-exclusive, sublicensable license [***] to the Patent Rights listed in Schedule 9.4(f)(ii). Sangamo shall provide Biogen Idec drafts of any such license within a reasonable amount of time in advance of executing the license to permit Biogen Idec an opportunity to review and comment thereon. Sangamo shall consider in good faith, take into account and implement where possible the reasonable comments made by Biogen Idec with regards to such license. Upon receipt of such license, Sangamo shall [***] to obtain a sublicense under such license of the scope set forth in Section 6.1(a). Biogen Idec may exercise such option by providing written notice to Sangamo at any time when the licensed Patent Rights include an issued patent in the United States, Japan or a Major European Country that covers a Licensed Product being developed under this Agreement. Upon the exercise of such option, the license agreement between Sangamo and [***] shall be deemed to be an Existing Third Party License. For the avoidance of doubt, Biogen Idec shall not be obligated to make any additional payments hereunder in connection with exercising the option described in this Section 9.4(f).

(g) Vector Rights. Sangamo hereby grants Biogen Idec an exclusive option to obtain a sublicense, of the scope set forth in Section 6.1(a), under Sangamo’s licenses granted in the following agreements: the Patent License Agreement between the [***], as amended; the Patent License Agreement between the [***]; and the Non-Exclusive Patent License Agreement between the [***] and Sangamo dated [***]. Biogen Idec may exercise such option with respect to one or more of such agreements by providing written notice to Sangamo at any time when the applicable licensed Patent Rights include an issued patent in the United States, Japan or a Major European Country that covers a Licensed Product being developed under this Agreement. Upon the exercise of such option with respect to a particular agreement, Sangamo’s obtaining consent from the [***] (which consent Sangamo shall use Commercially Reasonable Efforts to obtain), if applicable, to grant such sublicense, and amendment of this Agreement to include all provisions

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required by the applicable agreement, including terms Biogen Idec must include in its sublicense agreements, limitations on Biogen Idec’s sublicense under such agreement and provisions applicable to Biogen Idec on Schedules 6.1(c)(v), 6.6(a) and 6.6(b), respectively, such agreement shall be deemed to be an Existing Third Party License. For the avoidance of doubt, any costs incurred by Sangamo in obtaining any such consent from [***] shall be borne by Sangamo, and Biogen Idec shall not be obligated to make any additional payments hereunder in connection with exercising the option described in this Section 9.4(g).

9.5 Declaratory Judgment Actions by Third Party.

(a) Biogen Idec’s Rights. If a Third Party brings a declaratory judgment suit against Biogen Idec with respect to a Joint Patent that is not a Licensed Patent or any Patent Right owned or controlled by Biogen Idec, then Biogen Idec shall have the sole right, but not the obligation, to control the defense of such suit. Sangamo shall cooperate with Biogen Idec in any such suit as reasonably requested by Biogen Idec and at Biogen Idec’s expense. If the suit involves any such Joint Patent, then Sangamo also shall have the right to consult with Biogen Idec, and to participate in and be represented by independent counsel in such litigation at its own expense. Biogen Idec shall not, without Sangamo’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any such Joint Patent, which consent shall not be unreasonably withheld.

(b) Sangamo’s Rights. If a Third Party brings a declaratory judgment suit against Sangamo with respect to a Licensed Patent or Joint Patent that is not a Licensed Patent, then Sangamo shall have the sole right, but not the obligation, to control the defense of such suit. Biogen Idec shall cooperate with Sangamo in any such suit as reasonably requested by Sangamo and at Sangamo’s expense, and Biogen Idec shall have the right to consult with Sangamo and to participate in and, if appropriate, be represented by independent counsel in such litigation at its own expense in the event the loss of such Patent Right would adversely impact Biogen Idec’s ability to maximize Net Sales or impact market share of a Licensed Product. Sangamo shall not, without Biogen Idec’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Biogen Idec or admits the invalidity or unenforceability of any Licensed Patent or any Joint Patent that is not a Licensed Patent, which consent shall not be unreasonably withheld.

(c) Other Rights. If a Third Party brings a declaratory judgment suit against Biogen Idec with respect to a Licensed Patent, then Sangamo shall have the first right, but not the obligation, to control the defense of such suit with respect to such Licensed Patent. If Sangamo exercises such right, then Biogen Idec shall cooperate with Sangamo in any such suit as reasonably requested by Sangamo and at Sangamo’s expense. Biogen Idec shall have the right to consult with Sangamo and to participate in and be represented by independent counsel in such litigation at its own expense. Sangamo shall not, without Biogen Idec’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Biogen Idec or admits the invalidity or unenforceability of any Licensed Patent, which consent shall not be unreasonably withheld. If Sangamo informs Biogen Idec that Sangamo does not intend to exercise its first right to control the defense of such suit, then Biogen

Idec shall control the defense of such suit and Sangamo shall cooperate with Biogen Idec in any such suit as reasonably requested by Biogen Idec and at Biogen Idec’s expense. With respect to such Licensed Patent, Sangamo shall have the right to consult with Biogen Idec and to participate in and be represented by independent counsel in such litigation at its own expense. Biogen Idec shall not, without Sangamo’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to Sangamo or admits the invalidity or unenforceability of any Licensed Patent, which consent shall not be unreasonably withheld.

9.6 Interference, Opposition, Revocation and Declaratory Judgment Actions by Parties. If the Parties mutually determine that, based upon the review of a Third Party’s patent or patent application or other intellectual property rights and subject to applicable laws and regulations, it may be desirable in connection with a Licensed Product to provoke or institute an interference, opposition, revocation or declaratory judgment action with respect thereto, then the Parties shall consult with one another and shall reasonably cooperate in connection with such an action. Unless otherwise agreed to by the Parties, if the Third Party patent or patent application covers a Gene Target or the making, using or selling in the Field of a Licensed Product, then in connection with an opposition, revocation or declaratory judgment action Biogen Idec may, at its discretion, control such action and select counsel for such action. Biogen Idec shall be responsible for, and shall bear, all the out-of-pocket expenses of any such action brought by Biogen Idec. If the Third Party patent or patent application is otherwise directed to the Licensed Technology, Sangamo may, at its discretion, control such action and select counsel for such action. Sangamo shall be responsible for, and shall bear, all the out-of-pocket expenses of any such action brought by Sangamo. Unless otherwise agreed to by the Parties, in connection with an interference, the Party responsible for prosecuting the patent application involved in the interference may, at its discretion, control such action and select counsel for such action, and shall be responsible for and bear all the out-of-pocket expenses of, any such action. The prosecuting party shall consider in good faith, take into account and implement where possible the reasonable comments made by the non-prosecuting Party.

9.7 Third Party Infringement Suit. If a Third Party sues a Party or any of such Party’s Affiliates or any Sublicensees (each Person so sued being referred to herein as a “Sued Party”), alleging that the conduct by either Party of the applicable Research Program or the development, manufacture or commercialization of any Licensed Product pursuant to this Agreement infringes or will infringe such Third Party’s intellectual property, then if the Sued Party is entitled to indemnification pursuant to Article 11 on account of such suit, then the terms and conditions of Article 11 and not this Section 9.7 shall apply to such suit. If the Sued Party is not entitled to indemnification pursuant to Article 11 on account of such suit, then this Section 9.7 shall apply to suit. Upon the Sued Party’s request and in connection with the Sued Party’s defense of any such Third Party infringement suit, the other Party shall provide reasonable assistance to the Sued Party for such defense, at the Sued Party’s expense. The Sued Party shall keep the other Party reasonably informed of all material developments in connection with any such suit and shall not, without the other Party’s prior written consent, enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to the other Party. In the event that Biogen Idec is the Sued Party, Biogen Idec shall have the

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right to offset [***] of (i) all costs incurred by Biogen Idec in defending the suit, (ii) all damages awarded in the suit, and (iii) all payments made by Biogen Idec for the purposes of resolving the dispute against Milestone Payments and Earned Royalties due under this Agreement for the applicable Licensed Product, except that such offset shall be decreased (or eliminated) so that the combined effect of offsets under this Section 9.7 and royalty reductions under Section 8.4(a)(i) and 8.4(a)(ii) does not reduce any payment due to Sangamo for a particular Licensed Product (A) by more than [***] from the amount that would otherwise be owed to Sangamo without taking into account such offsets and royalty reductions, or (B) (i) if such payment is a Milestone Payment, to an amount that is less than the aggregate amounts due under all Third Party Licenses on account of the event giving rise to such Milestone Payment and (ii) if such payment is a royalty payment, to an amount that is less than the aggregate amounts due under all Third Party Licenses on account of the Net Sales giving rise to such royalty payment.

10 CONFIDENTIALITY

10.1 Confidentiality. During period beginning on the Execution Date and ending on the tenth anniversary of the end of the Term, each Party shall maintain in confidence the Confidential Information of the other Party, shall not use or grant the use of the Confidential Information of the other Party except as expressly permitted under this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder), and shall not disclose the Confidential Information of the other Party except on a need-to-know basis to such Party’s directors, officers and employees, and to such Party’s consultants working on behalf of such Party, Subcontractors, Sublicensees, distributors, potential Sublicensees and potential distributors, to the extent such disclosure is necessary in connection with such Party’s activities as expressly authorized by this Agreement. To the extent that disclosure to any person is authorized by this Agreement (including Subcontractors as described in Section 2.6), prior to disclosure, a Party shall obtain, or shall have obtained prior to the date of this Agreement, written agreement of such person (or such person shall be subject to an obligation of professional ethics) to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other Party except as expressly permitted under this Agreement. Each Party shall notify the other Party promptly upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information.

10.2 Terms of Agreement. Neither Party shall disclose any terms or conditions of this Agreement to any Third Party without the prior written consent of the other Party, not to be unreasonably withheld; provided, that a Party may disclose the terms or conditions of this Agreement, (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such Party’s activities as expressly permitted by this Agreement, and (b) to a Third Party in connection with: (i) an equity investment in or by, or underwriting by, such Third Party, (ii) a merger, consolidation or similar transaction involving such Third Party, or (iii) the sale of all or substantially all of the assets of the Party to such Third Party; provided, further, that such Party shall make such disclosure only under appropriate conditions of confidentiality by the Third Party. Notwithstanding the foregoing, Sangamo may disclose the terms and conditions of this Agreement to the extent that such disclosure is required pursuant to the terms of any Third Party License, provided that the licensor of such Third Party License is bound by a confidentiality obligation reasonably acceptable to Biogen Idec. Biogen Idec acknowledges that the licensors of all Existing Third Party Licenses are bound by confidentiality obligations reasonably acceptable to Biogen Idec.

10.3 Permitted Disclosures. Notwithstanding Sections 10.1 and 10.2, each Party may disclose Confidential Information of the other Party to the extent required by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction, or in prosecuting or defending litigation; provided, that such Party shall provide advance written notice thereof (to the extent practicable) to the other Party, consult with the other Party with respect to such disclosure, use reasonable efforts to minimize the amount of information necessary to be disclosed and provide the other Party sufficient opportunity to object to any such disclosure or to request confidential treatment thereof. Notwithstanding Sections 10.1 and 10.2, (a) Sangamo may disclose Confidential Information of Biogen Idec solely to the extent required by any Third Party License or the [***] Agreement, provided that the licensor of such Third Party License or the [***], as applicable, is bound by a confidentiality obligation reasonably acceptable to Biogen Idec; and (b) Sangamo may provide [***] with Confidential Information of Biogen Idec solely to the extent required to comply with the terms and conditions of the [***] Award; provided that at least one week prior to any such disclosure of Confidential Information of Biogen Idec to [***], Sangamo shall notify Biogen Idec of such disclosure and provide to Biogen Idec a complete and accurate copy of the Confidential Information of Biogen Idec that Sangamo plans to provide to [***]. Biogen Idec acknowledges that the licensors of all Existing Third Party Licenses are bound by confidentiality obligations reasonably acceptable to Biogen Idec. The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement with the United States Securities and Exchange Commission (“SEC”) or other government authorities. Each Party shall be entitled to make such required filings subject to the provisions of this Section 10.3, and any request by the other Party to redact information in such required public filings shall be consistent with the legal requirements governing redaction.

10.4 Press Release and Publications. On or after the Effective Date, the Parties shall issue a joint press release relating to this Agreement, in the mutually agreed upon form in Schedule 10.4 or other form as mutually agreed by the Parties. Any other press release, public announcement, presentation or publication (including abstracts, posters, or other scientific publications) that Sangamo proposes to present or issue specifically regarding this Agreement or any of the activities performed hereunder or data arising therefrom, must be agreed upon by Biogen Idec in advance of its release, with at least thirty (30) days notice by Sangamo prior to any submission for publication. Sangamo shall not be required to seek the permission of Biogen Idec to repeat any such information that has already been publicly disclosed by Sangamo in accordance with this Section 10.4, provided such information remains accurate as of such time. Notwithstanding the foregoing, Sangamo shall have the right to issue press releases without the prior consent of Biogen Idec as required by the rules and regulations of the SEC, similar federal, state or foreign authorities, or any stock exchange on which its shares are traded, as determined in good faith by Sangamo’s outside legal counsel, and provided that Sangamo shall use reasonable efforts to give Biogen Idec prior notice of the content and timing of such press release. Biogen Idec shall provide Sangamo with at least seven (7) days (in each case, to the extent practicable) advance notice prior to issuing a press release or making another public disclosure about any activities under this Agreement, any developments with respect to any Licensed Product, or Biogen Idec’s intent to terminate this Agreement (except to the extent that any such information was previously publicly disclosed).

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11 INDEMNIFICATION

11.1 Sangamo. Sangamo shall indemnify, defend and hold harmless Biogen Idec and its Affiliates and Sublicensees, and each of its respective directors, officers, employees and agents (collectively “Biogen Idec Indemnified Party”), from and against all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), to the extent resulting from any claims, demands, actions or other proceedings by any Third Party arising out of (a) the breach of any representation, warranty or covenant by Sangamo under this Agreement; (b) the development, clinical testing, manufacture, use, handling, storage, distribution, marketing, promotion or sale of any Terminated Product by Sangamo, its Affiliates or licensees; (c) the recklessness, negligence or intentional misconduct of any Sangamo Indemnified Party; (d) the practice by Sangamo, its Affiliates or licensees of any of Sangamo’s Licensed Technology; or (e) the breach by Sangamo of any Third Party License (other than such breach caused directly by the act or omission of Biogen Idec); except, in each case ((a), (b), (c) (d) and (e)), to the extent (i) arising out of the negligence, recklessness or intentional misconduct of any Biogen Idec Indemnified Party or a breach by Biogen Idec of any of its representations, warranties or covenants set forth in this Agreement or (ii) associated with a claim of infringement or misappropriation of Third Party intellectual property rights based on a specific activity conducted by Sangamo at the JSC’s direction, notwithstanding Sangamo’s good faith objection to conducting such activity based on intellectual property concerns, as a result of Biogen Idec’s exercise of its final decision-making authority.

11.2 Biogen Idec. Biogen Idec shall indemnify, defend and hold harmless Sangamo and its Affiliates, and each of its respective directors, officers, employees and agents (collectively “Sangamo Indemnified Party”), from and against all Liabilities to the extent resulting from any claims, demands, actions or other proceedings by any Third Party arising out of (a) the breach of any representation, warranty or covenant by Biogen Idec under this Agreement; (b) the development, clinical testing, manufacture, use, handling, storage, distribution, marketing, promotion or sale of Licensed Products by Biogen Idec, its Affiliates, Sublicensees or distributors; (c) the recklessness, negligence or intentional misconduct of any Biogen Idec Indemnified Party; or (d) a claim of infringement or misappropriation of Third Party intellectual property rights based on a specific activity conducted by Sangamo at the JSC’s direction, notwithstanding Sangamo’s good faith objection to conducting such activity based on intellectual property concerns, as a result of Biogen Idec’s exercise of its final decision-making authority; except, in each case ((a), (b), (c) and (d)), to the extent caused by the negligence, recklessness or intentional misconduct of any Sangamo Indemnified Party or a breach by Sangamo of any of its representations, warranties or covenants set forth in this Agreement.

11.3 Procedure. If a Party (the “Indemnitee”) intends to claim indemnification under this Article 11, it shall promptly notify the other Party (the “Indemnitor”) in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the

Indemnitor so desires, to assume the defense thereof with counsel of its choice, which counsel shall be reasonably acceptable to the Indemnitee; provided that an Indemnitee shall have the right to retain its own counsel at its expense. Further, the obligations of this Article 11 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned, or delayed. The Indemnitor shall not settle any claim, demand, action or other proceeding without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed, unless the settlement involves only the payment of money. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Article 11. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Article 11.

12 INSURANCE

12.1 Insurance.

(a) Biogen Idec. During the Research Term (and for a tail period of [***] years thereafter) and for so long as Biogen Idec develops or sells Licensed Products anywhere in the world (and for a tail period of [***] years thereafter), Biogen Idec shall, at its expense, maintain comprehensive General Liability insurance covering death and bodily injury and property damage, in a combined single limit of not less than [***], which policy shall include coverage for products liability and blanket contractual liability applicable to this Agreement. All of the insurance policies required under this Section 12.1(a) shall be underwritten by insurers having a A.M. Best’s Rating of A-VII or higher. Notwithstanding the foregoing, Biogen Idec may self-insure to the same extent that it self-insures for any of its other products.

(b) Sangamo. During the Research Term and for a tail period of [***] years thereafter, Sangamo shall, at is expense, maintain commercial general liability insurance with reputable and financially secure insurance carriers to cover its indemnification obligations under Section 11.1 with limits of not less than [***] per occurrence and in the aggregate. All of the insurance policies required under this Section 12.1(b) shall be underwritten by insurers having a A.M. Best’s Rating of A-VII or higher.

12.2 Certificates of Insurance. At the request of a Party, the other Party shall furnish proof of all insurance coverages outlined in this Article 12 in the form of insurance certificates reasonably acceptable to the other Party. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affect the rights of the other Party hereunder.

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13 HSR COMPLIANCE.

13.1 HSR Filing. Each of Biogen Idec and Sangamo will, as soon as practicable after, and in any event within fourteen (14) business days after, the Execution Date (or such later time as may be agreed to in writing by the Parties), file with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”), any HSR Filing required with respect to the transactions contemplated hereby. The Parties will cooperate with one another to the extent necessary in the preparation of any such HSR Filing. Sangamo and Biogen Idec shall each request early termination of the waiting period under the HSR Act. Each Party will be responsible for its own costs and expenses (other than filing fees, which Biogen Idec will pay) associated with any HSR Filing.

13.2 HSR Clearance. In furtherance of obtaining HSR Clearance for an HSR Filing filed under Section 13.1, Sangamo and Biogen Idec will use their respective Commercially Reasonable Efforts to resolve as promptly as practicable any objections that may be asserted and to respond as promptly as practicable to requests for supplemental information that may be issued from the FTC, the DOJ or other governmental authority with respect to this Agreement or the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory law. Each Party’s Commercially Reasonable Efforts shall include, but will not be limited to, such Party’s counsel’s undertaking to cooperate and keep the other Party’s counsel appropriately informed of material communications from the FTC, the DOJ or other governmental authority with respect to this Agreement or the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory law. In connection with obtaining such HSR Clearance from the FTC, the DOJ or any other governmental authority, Biogen Idec and its Affiliates will not be required to (a) sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer or dispose of any assets (including any assets or rights licensed under this Agreement), operations, rights, product lines, businesses or interest therein of Biogen Idec or any of its Affiliates (or consent to any of the foregoing actions); or (b) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a governmental authority seeking to impose any of the restrictions referenced in clause (a) of this Section 13.2.

13.3 Effectiveness of Certain Provisions. Except for Article 10 (Confidentiality), Article 13 (HSR Compliance), Sections 14.2 (Termination due to Failure to Obtain HSR Clearance), 14.3 (Termination due to Material Adverse Event), 15.1 (Governing Law), 15.2 (Dispute Resolution) and 15.6 (Notices), the definitions in Sections 1.71 (HSR Act), 1.72 (HSR Clearance), 1.73 (HSR Clearance Date), 1.74 (HSR Filing), 1.97 (Material Adverse Effect) and 1.146 (Schedule Revision Date) and the proviso in the first sentence of Section 7.2, which shall each become effective on the Execution Date, the provisions of this Agreement shall not be effective until the Effective Date.

14 TERM; TERMINATION; EFFECTS OF TERMINATION

14.1 Term. Unless earlier terminated as provided herein, the term of this Agreement shall commence on the Effective Date and shall continue until such time as all payment obligations with respect to all Licensed Products expire (the “Term”).

14.2 Termination Due to Failure to Obtain HSR Clearance. If the HSR Clearance Date has not occurred on or prior to seventy-five (75) days after the effective date of the latest HSR Filing made by the Parties, this Agreement will terminate in its entirety (a) at the election of either Party immediately upon notice to the other Party, if the FTC or the DOJ has instituted (or threatened to institute) any action, suit or proceeding including seeking, threatening to seek or obtaining a preliminary injunction under the HSR Act against Biogen Idec and Sangamo to enjoin or otherwise prohibit the transactions contemplated by this Agreement, or (b) at the election of either Party, immediately upon notice to the other Party, if the Parties have not resolved any and all objections of the FTC and DOJ as contemplated by Section 13.2.

14.3 Termination Due to Material Adverse Event. This Agreement will terminate in its entirety if a Material Adverse Event has occurred and Biogen Idec provides notice of termination to Sangamo within two (2) days after the Schedule Revision Date that such Material Adverse Event has occurred.

14.4 Termination for Breach. Failure by a Party to comply with any of its material obligations contained herein shall entitle the Party not in default to give to the Party in default notice specifying the nature of the default, requiring it to cure such default, and stating its intention to terminate if such default is not cured. If such default is not cured within ninety (90) days after the receipt of such notice or, if not capable of cure within such 90 day period, a reasonable plan to cure such default has not been put in place within such 90 day period and the Party in default has not continued to diligently cure such default in accordance with such plan (or in the event such default is solely based upon a Party’s failure to pay any amounts due hereunder such default is not cured within thirty (30) days after the receipt of such notice), the Party not in default shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement; provided, that any right to terminate under this Section 14.4 shall be stayed in the event that, during such cure period, the Party alleged to have been in default shall have initiated dispute resolution in good faith in accordance with Section 15.2 with respect to the alleged default, which stay shall last so long as the initiating Party diligently and in good faith cooperates in the prompt resolution of such dispute resolution proceedings.

14.5 Termination for Insolvency. This Agreement may be terminated by either Party upon notice to the other should the other Party: (a) consent to the appointment of a receiver or a general assignment for the benefit of creditors or (b) file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within sixty (60) days of such filing.

14.6 Termination by Biogen Idec for Convenience. At any time during the Term, Biogen Idec may terminate this Agreement in its entirety immediately following [***] written notice to Sangamo. Upon receipt of such notice, notwithstanding anything in this Agreement to the contrary, Sangamo shall have the right to commence winding down any activities conducted by Sangamo under this Agreement and shall notify Biogen Idec in writing whether it elects to do so within thirty (30) days of receiving such notice. Subject to the last sentence of this Section 14.6, Biogen Idec shall reimburse Sangamo for its reasonable internal and external expenses incurred in connection with such wind-down during the [***] notice period (the “Notice Period”). For clarity, following Biogen Idec’s written notice of termination pursuant to the first sentence of this Section 14.6, Biogen Idec’s payment obligations shall remain in effect for the duration of the Notice Period; provided that the aggregate amount that Biogen Idec pays to Sangamo during the Notice Period, whether for wind-down expenses, under the budgets for the Research and Development Plans or a combination thereof, shall not exceed the budgeted amount for the Research and Development Plans during the Notice Period.

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14.7 Termination by Biogen Idec for Safety. At any time during the Term, Biogen Idec may terminate this Agreement in its entirety immediately upon written notice to Sangamo if Biogen Idec determines in good faith that the medical risk/benefit of any Licensed Product is so unfavorable that it would be incompatible with the welfare of patients to continue developing or commercializing such Licensed Product; provided that prior to exercising such termination right, Biogen Idec shall notify Sangamo, after which the Parties shall discuss in detail the reasons for such proposed termination, which discussions may include, if requested by Sangamo, discussions between appropriate executives of each Party. The Licensed Product to which such determination applies shall be deemed a “Safety Terminated Product”.

14.8 Effect of Expiration or Termination.

(a) Under Sections 14.4 or 14.5 or by Biogen Idec under Section 14.6 or 14.7. If this Agreement is terminated (x) by either Party under Section 14.4 or 14.5, (y) by Biogen Idec under Section 14.6 or (z) by Biogen Idec under Section 14.7 (provided that the provisions of Sections 14.8(a)(ii)-14.8(a)(vii) shall only apply to Licensed Products that are not Safety Terminated Products and to Safety Terminated Products for which Sangamo subsequently demonstrates to Biogen Idec’s reasonable satisfaction development and commercialization may be safely resumed), in addition to any remedy available at law, then upon any such termination of this Agreement:

(i) All licenses under Section 6.1 from Sangamo to Biogen Idec shall terminate;

(ii) Biogen Idec shall assign to Sangamo all INDs filed for Licensed Products;

(iii) Biogen Idec hereby grants to Sangamo an exclusive, worldwide, fully-paid, royalty-free, perpetual, irrevocable license, with the right to sublicense through multiple tiers, under the Program Data, to develop, manufacture, have manufactured, use, sell, offer to sell, import and otherwise commercialize Terminated Products as they exist at the time of notice of termination.

(iv) To the extent requested by Sangamo, with respect to any Licensed Product for which Sangamo or Biogen Idec has conducted development or obtained Marketing Approval (each a “Terminated Product”), the Parties shall negotiate, in good faith, an agreement on commercially reasonable terms, with respect to the acquisition or licensing of the following rights in respect of the Terminated Product(s):

(A) assignment by Biogen Idec to Sangamo of all Marketing Approvals and other regulatory filings in respect of the Terminated Products;

(B) grant by Biogen Idec to Sangamo of an exclusive, worldwide license, with the right to sublicense through multiple tiers, under all intellectual property rights Controlled by Biogen Idec and its Affiliates at the time of notice of termination that (x) arose under this Agreement or (y) are or have been used by or on behalf of Biogen Idec or its Affiliates or Sublicensees in connection with a Terminated Product and that in either case ((x) and (y)) are necessary or useful to develop, manufacture, sell, offer to sell, import and otherwise commercialize such Terminated Product(s) as they exist at the time of notice of termination (such intellectual property, the “Biogen Idec Licensed IP”) solely to develop, manufacture, sell, offer to sell, import and otherwise commercialize such Terminated Product(s). For the avoidance of doubt, Sangamo shall not have the right to any future intellectual property rights that become Controlled by Biogen Idec after the notice of termination; provided, however, that the Biogen Idec Licensed IP will include Patent Rights that become Controlled by Biogen Idec after the notice of termination if such Patent Rights claim priority to the Biogen Idec Licensed IP existing as of the notice of termination.

(C) If the Parties fail to execute such agreement within [***] after Sangamo’s request, the disputed terms of such agreement shall be referred to the Parties’ respective Chief Executive Officers (or their designees) for resolution. If these individuals are unable to resolve the remaining disputed terms of such agreement within [***] of the request for such resolution, then the [***] shall have the right to determine all such remaining disputed terms. Within [***] after the determination of such terms, [***] shall notify [***] of its acceptance or rejection of such terms, which election shall be at [***] sole discretion. Upon [***] acceptance of such terms, such terms shall be binding on the Parties, and the Parties shall promptly enter into an agreement containing such terms. Upon [***] rejection of such terms, no such acquisition or license shall be granted unless the Parties agree otherwise in writing.

(v) At Sangamo’s request, Biogen Idec shall assign to Sangamo all right, title and interest in and to the trademarks then used by Biogen Idec in connection with the commercialization of Terminated Products (excluding any such trademarks that include, in whole or part, any corporate name or logo of Biogen Idec or its Affiliate or Sublicensee).

(vi) Biogen Idec shall, at Sangamo’s expense, provide reasonable consultation and assistance for a period of no more than [***] days for the purpose of transferring or transitioning to Sangamo all Know-How in the Biogen Idec Licensed IP not already in Sangamo’s possession and, at Sangamo’s request, all then-existing commercial arrangements relating specifically to Terminated Products that Biogen Idec is able, using reasonable commercial efforts, to transfer or transition to Sangamo, in each case, to the extent reasonably necessary or useful for Sangamo to commence or continue developing, manufacturing, or commercializing Terminated Products. The foregoing shall include transferring, upon request of Sangamo, any agreements with Third Party suppliers or vendors that specifically and solely cover the supply or sale of Terminated Products. If any such contract between Biogen Idec and a Third Party is not assignable to Sangamo (whether by such contract’s terms or because such contract does not relate specifically and solely to Terminated Products) but is otherwise reasonably necessary or useful for Sangamo to commence or continue developing, manufacturing, or commercializing Terminated Products or if Biogen Idec manufactures the Terminated Product itself (and thus there is no contract to assign), then unless

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Biogen Idec terminated this Agreement pursuant to Section 14.4, Biogen Idec shall reasonably cooperate with Sangamo to negotiate for the continuation of such license or supply from such entity, and Biogen Idec shall supply such Terminated Product, as applicable, to Sangamo, for a reasonable period (not to exceed [***]) until Sangamo establishes an alternative, validated source of supply for the Terminated Products. Sangamo shall pay Biogen Idec for such supply an amount equal to Biogen Idec’s cost of supplying, without markup.

(vii) Sangamo shall have the right to purchase from Biogen Idec any or all of the inventory of Terminated Products held by Biogen Idec as of the date of termination (that are not committed to be supplied to any Third Party or Sublicensee, in the ordinary course of business, as of the date of termination) at a price equal to Biogen Idec’s actual cost to acquire or manufacture such inventory. Sangamo shall notify Biogen Idec within thirty (30) days after the effective date of termination of whether Sangamo elects to exercise such right and shall take possession of and pay Biogen Idec for such inventory within thirty (30) days thereafter.

(b) Alternative to Termination by Biogen Idec under Section 14.4. If Biogen Idec has the right to terminate this Agreement pursuant to Section 14.4, then in addition to any remedies available at law, Biogen Idec may by notice to Sangamo keep this Agreement in effect but [***] the future Milestone Payments due to Sangamo by [***] and [***] the future Earned Royalties by [***] of the amount specified in Article 8 after all applicable reductions are taken pursuant to Sections [***], but subject to Section [***]. Such reductions shall be credited against any award obtained by Biogen Idec on account of such material breach.

(c) Survival of Certain Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation that accrued before such expiration or termination. In addition to all other provisions contained in this Agreement that by their terms survive expiration or termination of this Agreement, the following provisions also shall survive expiration or termination of this Agreement: Sections 2.8(c), 2.9, 6.1(a)(ii), 6.1(b), 6.1(c)(iii), 6.2(b), 6.3(f)(i) (but only if this Agreement is terminated under Section 14.4 for Sangamo’s material breach), 6.3(f)(ii) (but only if this Agreement is terminated under Section 14.4 for Sangamo’s material breach), 6.5, 7.3, 8.8, 8.9, 8.10, 8.11, 9.1(a), 9.1(b) and 14.8 and Articles 10, 11, 12 and 15, and all definitions related to the foregoing.

15 MISCELLANEOUS

15.1 Governing Law. This Agreement shall be governed by the laws of Delaware without regard to its choice of law principles, provided, that the United Nations Convention on Contracts for the International Sale of Goods shall not apply.

15.2 Dispute Resolution. Matters within the authority of the JSC shall be resolved as provided in Section 3.4. For matters outside the authority of the JSC:

(a) Notice of Dispute. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term that relates to either Party’s rights or obligations hereunder. In the event of any dispute between the Parties with respect to any matter relating to this Agreement, one Party may provide the other Party with a notice of dispute.

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(b) Attempted Resolution. Upon a Party’s receipt of a notice of dispute, the Parties shall first use their good faith efforts to resolve such dispute among themselves without resorting to Executive Resolution under Section 15.2(c).

(c) Executive Resolution. In the event that such dispute is not resolved within thirty (30) days of providing a notice of dispute, the dispute shall be taken to the Parties’ respective Chief Executive Officers (or their designees) for resolution. If these individuals are unable to resolve the dispute within thirty (30) days of the request for such meeting, then the Parties shall be free to pursue any avenue available to them under law or equity to resolve the dispute.

15.3 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either Party without the prior express written consent of the other, which consent shall not be withheld unreasonably; provided, that either Party may assign or delegate any right or obligation hereunder, in whole or in part, to any of its Affiliates so long as such entity remains an Affiliate, or to its successor in interest in connection with a Change of Control of such Party. Any permitted assignee shall assume all obligations of its assignor under this Agreement, and any permitted assignment shall be binding on the successors of the assigning Party. Any purported assignment in violation of this Section 15.3 shall be void.

15.4 Independent Contractors. The relationship of the Parties hereto is that of independent contractors. Neither Party hereto shall be deemed to be the agent, partner or joint venturer of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

15.5 Further Actions. Each Party agrees to execute, acknowledge and deliver such further documents and instruments and to perform all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.6 Notices. All requests and notices required or permitted to be given to the Parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other Party by mail, any commercial delivery service or by facsimile transmission, in all cases with confirmation of receipt and with delivery to be effective on receipt, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the Parties from time-to-time during the Term.

If to Biogen Idec:

Biogen Idec

225 Binney Street

Cambridge, MA 02142

Att: Executive Vice President and General Counsel

Facsimile: (866) 546-2758

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Copy to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600 U.S.A.

Att: [***], Esq.

Facsimile: (617) 235-0706

If to Sangamo:

Sangamo BioSciences, Inc.

Point Richmond Tech Center II

501 Canal Boulevard, Suite A100

Richmond, California 94804

Att: Chief Executive Officer

Fax: 510-236-8951

Copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Att: [***], Esq.

Fax: 650-849-7400

15.7 Force Majeure. Nonperformance of a Party (other than for the payment of money) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, terrorist acts, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party; provided, that the nonperforming Party shall use Commercially Reasonable Efforts to resume performance as soon as reasonably practicable.

15.8 No Consequential Damages. IN NO EVENT SHALL A PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 15.8 IS INTENDED TO LIMIT OR RESTRICT THE DAMAGES AVAILABLE FOR A BREACH OF ARTICLE 10 OR THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 11 ABOVE.

15.9 Complete Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and all prior representations, understandings and agreements regarding the subject matter hereof, either written or oral, expressed or implied, are superseded and shall be of no effect, including the CDA. The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations pursuant to the CDA.

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15.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement.

15.11 Headings. The captions to the several sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

15.12 Construction. This Agreement was negotiated and executed in English, and the original language version shall be controlling; all communications and notices hereunder shall be in English. The Parties acknowledge that they have both had the opportunity to negotiate regarding any issues in connection with this Agreement that were of concern to them and, therefore, expressly waive the benefit of any presumption that ambiguities should be construed in favor of or against either Party. Except where the context otherwise requires, the use of any gender herein shall be deemed to be or include the other genders, the use of the singular shall be deemed to include the plural (and vice versa) and the word “or” is used in the inclusive sense commonly associated with the term “and/or”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to sections or Exhibits shall be construed to refer to sections or Exhibits of this Agreement.

15.13 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

15.14 Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

15.15 Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause or portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

SANGAMO BIOSCIENCES, INC.

By:

Name:

Title:

BIOGEN IDEC MA INC.

By:

Name:

Title:

Exhibits and Schedules [***]

Exhibit A	[***]
Exhibit B	[***]

Schedule 1.26		[***]
Schedule 1.37		[***]
Schedule 1.49(a)		[***]
Schedule 1.49(b)		[***]
Schedule 1.86		[***]
Schedule 1.89		[***]
Schedule 1.114(A)		[***]
Schedule 1.114 (B)		[***]
Schedule 1.129		[***]
Schedule 6.1(c)(v)		[***]
Schedule 6.3(g)		[***]
Schedule 6.6(a)		[***]
Schedule 6.6(b)		[***]
Schedule 6.6(c)		[***]
Schedule 7.2(b)		[***]
Schedule 7.2(c)		[***]
Schedule 7.2(d)		[***]
Schedule 7.2(e)		[***]
Schedule 7.2(f)		[***]
Schedule 8.4		[***]
Schedule 9.2(b)(ii)		[***]
Schedule [***]		[***]
Schedule 10.4		Joint Press Release

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT A

BT Development Plan

(Attached)

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Execution Version

EXHIBIT B

[***]

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION